SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       STRUCTURED OBLIGATIONS CORPORATION
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                    13-3741177
----------------------------------------  ----------------------------------------
(State of Incorporation or organization)      (IRS Employer Identification No.)


             270 Park Avenue
            New York, New York                              10017
----------------------------------------  ----------------------------------------
(Address of principal executive offices)                  (Zip Code)


If this form relates to the registration  If this form relates to the registration
of a class  of  securities   pursuant to  of  a  class  securities    pursuant  to
Section 12(b) of the Exchange Act and is  Section 12(b) of the Exchange Act and is
effective     pursuant     to    General  effective    pursuant      to    General
Instruction   A.  (c),  please check the  Instruction  A.  (d), please  check  the
following box. [x]                        following box. [ ]


        Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                   Name of Each Exchange on Which
         to be so Registered                     Each Class is to Registered
         -------------------                     ---------------------------

 1,000,000 Corporate Obligation Backed
  Listed Trust Securities (COBALTSSM)
     Trust Series Sprint Capital
 Certificates, 2002-1, with a principal
          amount of $25,000,000
           (the "Certificates")                  New York Stock Exchange
----------------------------------------  ----------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----

Item 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

          The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "Certain Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated March 25, 2002, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated March 25, 2002, which description is incorporated herein by reference.

Item 2.   Exhibits.
          --------

          1. Certificate of Incorporation of Structured Obligations Corporation is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

          2. By-laws, as amended, of Structured Obligations Corporation are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

          3. Form of Trust Agreement is set forth as Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

          4. The Prospectus dated March 25, 2002 which was filed with the Securities and Exchange Commission on or about April 2, 2002, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          5. The Prospectus Supplement dated March 25, 2002 which was filed with the Securities and Exchange Commission on or about April 2, 2002, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          6. Base Trust Agreement dated as of April 2, 2002.

          7. COBALTSSM Supplement 2002-1, dated as of April 2, 2002.

          8. Certificate of Amendment to the Certificate of Incorporation of Structured Obligations Corporation.



                    Balance of page left intentionally blank

                                    SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          STRUCTURED OBLIGATIONS CORPORATION



Date: April 2, 2002

                                          By: /s/ Michael Martin
                                            ------------------------------------
                                            Authorized Signatory

================================================================================



                           COBALTSSM SUPPLEMENT 2002-1



                                     between



                 STRUCTURED OBLIGATIONS CORPORATION, as Trustor



                                       and



                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee



                                 [Name of Trust]



                    COBALTSSM Trust for Sprint Capital Notes



================================================================================

                                TABLE OF CONTENTS

                                                                  Page
                                                                  ----

Preliminary Statement...............................................1

Section 1. Certain Defined Terms....................................1

Section 2. Creation and Declaration of Trust; Sale
           of Underlying Securities; Acceptance by Trustee..........5

Section 3. Designation..............................................5

Section 4. Date of the Certificates.................................5

Section 5. Stated Amount and Denominations; Additional
           Underlying Securities....................................6

Section 6. Currency of the Certificates.............................6

Section 7. Form of Securities.......................................6

Section 8. Call  Warrants...........................................6

Section 9. Certain Provisions of Base Trust
           Agreement Not Applicable.................................7

Section 10. Distributions...........................................7

Section 11. Termination of Trust....................................9

Section 12. Limitation of Powers and Duties........................10

Section 13. Compensation of Trustee................................11

Section 14. Modification or Amendment..............................12

Section 15. Accounting.............................................12

Section 16. No Investment of Amounts Received
            on Underlying Securities...............................12

Section 17. No Event of Default....................................12

Section 18. Notices................................................12

Section 19. Access to Certain Documentation........................13

Section 20. Advances...............................................13

Section 21. Ratification of Agreement..............................13

Section 22. Counterparts...........................................13

Section 23. Governing Law..........................................13

Section 24. Certificate of Compliance..............................13

Exhibit A -- Identification of the Underlying Securities as of Closing Date Exhibit B -- Terms of the Certificates as of Closing Date
Exhibit C -- Form of Certificates
Exhibit D -- Form of Call Warrant

          COBALTSSM SUPPLEMENT 2002-1, dated as of April 2, 2002 (this "Series Supplement"), between STRUCTURED OBLIGATIONS CORPORATION, a Delaware corporation, as Trustor (the "Trustor"), and U.S. BANK NATIONAL Association, a national banking association, as trustee (the "Trustee").


                              PRELIMINARY STATEMENT

          Pursuant to the Base Trust Agreement, dated as of April 2, 2002 (the "Base Trust Agreement" and, as supplemented pursuant to this Series Supplement, the "Agreement"), between the Trustor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Base Trust Agreement for the purpose of creating a trust. Section 5.13 of the Base Trust Agreement provides that the Trustor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Base Trust Agreement.

          Pursuant to this Series Supplement, the Trustor and the Trustee shall create and establish a new trust to be known as COBALTSSM Trust for Sprint Capital Notes, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the COBALTSSM Trust Series Sprint Capital Certificates, Series 2002-1, and the Trustor and the Trustee shall herein specify certain terms and conditions in respect thereof.

          The Certificates shall be Fixed Rate Certificates issued in one Class (the "Certificates"). The Trust also is issuing call options with respect to $29,686,000 principal amount of Underlying Securities in accordance with Section 8 (the "Call Warrants").

          On behalf of and pursuant to the authorizing resolutions of the Board of Directors, an authorized officer of the Trustor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Base Trust Agreement and this Series Supplement in accordance with the terms of
Section 5.13 of the Base Trust Agreement.

          Section 1 Certain  Defined  Terms.  (a) All terms used in this  Series
                    -----------------------
Supplement that are defined in the Base Trust Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Base Trust Agreement also contains rules as to usage which shall be applicable hereto.

          (b) Pursuant to Article I of the Base Trust Agreement, the meaning of certain defined terms used in the Base Trust Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

          "Acceleration":  The  acceleration  of the maturity of the  Underlying
           ------------
Securities after the occurrence of any default on the Underlying Securities other than a Payment Default.

          "Agreement":  Agreement  shall  have  the  meaning  specified  in  the
           ---------
Preliminary Statement to this Series Supplement.

          "Base Trust  Agreement":  Base Trust  Agreement shall have the meaning
           ---------------------
specified in the Preliminary Statement to this Series Supplement.

          "Business  Day":  Any day other  than a  Saturday,  Sunday or a day on
           -------------
which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

          "Call Warrant":  Call Warrant shall have the meaning  specified in the
           ------------
Preliminary Statement to this Series Supplement.

          "Certificateholder" or "Holder": With respect to any Certificate,  the
           -----------------      ------
Holder thereof.

          "Certificateholders" or "Holders": The Holders of the Certificates.
           ------------------

          "Closing Date": April 2, 2002.
           ------------

          "Certificate  Account":  With  respect to this  Series,  the  Eligible
           --------------------
Account established and maintained by the Trustee in its corporate trust department in the Trustee's name for the benefit of the related Certificateholders, into which all payments made on or with respect to the related Underlying Securities will be deposited.

          "Collection Period": With respect to any Distribution Date, the period
           -----------------
from (but excluding) the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) through and including such Distribution Date.

          "Corporate  Trust Office":  U.S. Bank National  Association,  100 Wall
           -----------------------
Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or such other corporate trust office as the Trustee shall designate in writing to the Trustor and the Certificateholders.

          "Depositary": The Depository Trust Company.
           ----------

          "Distribution  Date":  Any Scheduled  Distribution  Date, the Maturity
           ------------------
Date or any Underlying Securities Default Distribution Date or any Underlying Securities Redemption Distribution Date.

          "Fixed Payment": Each equal semiannual installment of interest payable
           -------------
on the Underlying Securities on each May 15 and November 15 or, if any such day is not a Business Day, then the immediately following Business Day, except that the final installment of interest will be payable on November 15, 2028, commencing on May 15, 2002 through and including November 15, 2028.

          "Interest  Collections":  With respect to any  Distribution  Date, all
           ---------------------
payments received by the Trustee, during the Collection Period ending on such Distribution Date, in respect of (i) interest on the Underlying Securities and
(ii) penalties or other amounts required to be paid because of late payments on the Underlying Securities.

          "Maturity Date": November 15, 2028.
           -------------

          "Payment  Default":  A default by the Underlying  Securities Issuer in
           ----------------
the payment of any amount due on the Underlying Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Securities).

          "Place of Distribution": New York, New York.
           ---------------------

          "Rating Agency":  Each of Moody's Investors Service,  Inc. ("Moody's")
           -------------
and Standard & Poor's Ratings Services ("S&P"), and any successor to either of the foregoing. References to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

          "Record  Date":  With  respect  to  any  Distribution  Date,  the  day
           ------------
immediately preceding such Distribution Date.

          "Scheduled  Distribution  Date":  The fifteenth (15th) day of each May
           -----------------------------
and November or, if any such day is not a Business Day, then the immediately following Business Day, except that the final Scheduled Distribution Date shall be November 15, 2028 (the "Final Scheduled Distribution Date"), commencing May
15, 2002 through and including November 15, 2028; provided, however, that payment on each Scheduled Distribution Date shall be subject to prior payment of interest or principal, as applicable, on the Underlying Securities.

          "Specified Currency": United States Dollars.
           ------------------

          "Trust": COBALTSSM Trust for Sprint Capital Notes.
           -----

          "Trust Termination Event": (a) the payment in full at maturity or upon
           -----------------------
early redemption of the Certificates, (b) the distribution of the proceeds received upon a final recovery on the Underlying Securities (after deducting the costs incurred in connection therewith) after a Payment Default or an Acceleration thereof (or other default with respect to the Underlying Securities), (c) the distribution in-kind of the Underlying Securities upon a tender by an affiliate of the Trustor of 100% of the then outstanding Call Warrants and Certificates in exchange for 100% of the Underlying Securities, (d) the termination of the Trust pursuant to Section 10(h) of this Series Supplement or (e) the sale by the Trust in accordance with the Call Warrants of all the Underlying Securities and the distribution in full of all amounts due to Certificateholders.

          "Underlying Securities": As of the Closing Date, $29,686,000 aggregate
           ---------------------
principal amount of 6.875% Notes due November 15, 2028 issued by the Underlying Securities Issuer, sold to the Trustee by A.G. Edwards & Sons, Inc. as directed by the Trustor and identified on Exhibit A hereto. Additional Underlying Securities may also be sold to the Trustee from time to time pursuant to Section 5 of this Series Supplement.

          "Underlying  Securities Default  Distribution Date": The date on which
           -------------------------------------------------
the Trustee makes a distribution of the proceeds received in connection with a recovery on the Underlying Securities (after deducting any costs incurred in connection therewith) following a Payment Default or other default with respect to the Underlying Securities.

          "Underlying Securities Issuer": Sprint Capital Corporation.
           ----------------------------

          "Underlying Securities Payment Date": The fifteenth (15th) day of each
           ----------------------------------
May and November, commencing on May 15, 2002 and ending on November 15, 2028; provided, however, that if any Underlying Securities Payment Date would otherwise fall on a day that is not a Business Day, such Underlying Securities Payment Date will be the following Business Day.

          "Underlying  Securities  Redemption  Distribution  Date":  The date on
           ------------------------------------------------------
which the Trustee receives payment for a redemption of Underlying Securities in accordance with their terms; provided, however, if the Trustee receives such payment after 10:00 A.M. (New York City time) on such date, the Underlying Securities Redemption Distribution Date shall be on the next Business Day.

          "Underlying  Securities  Trustee":  The  trustee  for  the  Underlying
           -------------------------------
Securities.


          "Voting Rights": The  Certificateholders  shall have 100% of the total
           -------------
Voting Rights with respect to the Trust, which Voting Rights shall be allocated among all Holders of the Certificates in proportion to the Stated Amount of their respective Certificates.

          "Warrant Agent  Agreement":  The Warrant Agent Agreement,  dated as of
           ------------------------
the date hereof, between the Trustor and U.S. Bank National Association, as Warrant Agent and as Trustee, as the same may be amended or modified from time to time.

          "Warrant Exercise Date":  Warrant Exercise Date shall have the meaning
           ---------------------
given to such term in the Call Warrant. "Warrant Exercise Purchase Price": An amount paid by the Warrantholder on each Warrant Exercise Date equal to (i) if such Warrant Exercise Date is prior to November 15, 2007, 87.584% of the principal amount of the Underlying Securities being purchased pursuant to the exercise of the Call Warrants or (ii) if such Warrant Exercise Date is on or after November 15, 2007, 84.215% of the principal amount of the Underlying Securities being purchased pursuant to the exercise of the Call Warrants, in each case, plus accrued and unpaid interest on the Underlying Securities to and including the Warrant Exercise Date.

          "Warrantholder":  Warrantholder  shall have the meaning  given to such
           -------------
term in the Call Warrant.

          Section  2  Creation  and  Declaration  of Trust;  Sale of  Underlying
                      ----------------------------------------------------------
Securities;  Acceptance by Trustee.  (a) The Trust,  of which the Trustee is the
----------------------------------
trustee, is hereby created under the laws of the State of New York for the benefit of the holders of the Certificates. The Trust shall be irrevocable.

          (b) The Trustor hereby directs the Trustee to purchase from A.G. Edwards & Sons, Inc., on behalf and for the benefit of the holders of the Certificates and the Trust, the Underlying Securities at a purchase price of $24,825,309.19 (which price equals $24,048,628.60 plus $776,680.59 of accrued and unpaid interest). The Trustee shall pay the full purchase price for the Underlying Securities by (i) delivering to A.G. Edwards & Sons, Inc. all of the Certificates, (which are being underwritten in exchange for $24,287,500) (ii) delivering to A.G. Edwards & Sons, Inc. $776,680.59 and (iii) receiving from A.G. Edwards & Sons, Inc. $238,871.40, in each case, on the Closing Date.

          (c) The Trustee hereby (i) acknowledges the Trustor's instruction to make such purchase and delivery, pursuant to subsection (b) above, and receipt by it of the Underlying Securities, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Base Trust Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Base Trust Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under
Section 13 hereof shall not release the Trustee from its duties herein or therein.

          Section  3  Designation.  There is  hereby  created  a Series of trust
                      -----------
certificates to be issued pursuant to the Base Trust Agreement and this Series Supplement to be known as the "COBALTSSM Trust Series Sprint Capital Certificates, Series 2002-1" The Certificates shall be issued in one class, in the amount set forth in Section 5 and with the additional terms set forth in Exhibit B to this Series Supplement. The Certificates shall be issued in substantially the form set forth in Exhibit C to this Series Supplement with such necessary or appropriate changes as shall be approved by the Trustor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence undivided ownership interests in the assets of the Trust, subject to the liabilities of the Trust and shall be payable solely from payments or property received by the Trustee on or in respect of the Underlying Securities.

          Section  4  Date  of  the  Certificates.  The  Certificates  that  are
                      ---------------------------
authenticated and delivered by the Trustee to or upon Trustor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

          Section  5 Stated  Amount  and  Denominations;  Additional  Underlying
                     -----------------------------------------------------------
Securities.  On the Closing Date, up to 1,000,000 Certificates with an aggregate
----------
Stated Amount of $25,000,000 may be authenticated and delivered under the Base Trust Agreement and this Series Supplement. The aggregate Stated Amount of the Certificates shall initially equal 84.215% of the initial aggregate principal amount of Underlying Securities sold to the Trustee and deposited in the Trust. Such Stated Amount shall be calculated without regard to Certificates authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.3, 5.4 or 5.5 of the Base Trust Agreement. The Trustor may direct the Trustee to purchase additional Underlying Securities on any date hereafter upon at least five (5) Business Days notice to the Trustee and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the purchase of such additional Underlying Securities will not materially increase the likelihood that the Trust would fail to qualify as a grantor trust under the Code. Upon such purchase by the Trustee, the Trustee shall deposit such additional Underlying Securities in the Certificate Account, and shall authenticate and deliver the Certificates at the instruction of the Trustor in a Stated Amount equal to 84.215% of the principal amount of such additional Underlying Securities. Any such additional Certificates authenticated and delivered shall rank pari passu with any Certificates previously issued in accordance with this Series Supplement. Upon a redemption of the Underlying Securities by the Underlying Securities Issuer, the Trust may issue Certificates in denominations of less than $25 in payment of the redemption price of the applicable Certificates.

          Section 6  Currency  of the  Certificates.  All  distributions  on the
                     ------------------------------
Certificates will be made in the Specified Currency.

          Section 7 Form of  Securities.  The Trustee  shall execute and deliver
                    -------------------
the Certificates in the form of one or more global certificates registered in the name of the Depositary or its nominee.

          Section 8 Call Warrants.  (a) Concurrently  with the execution of this
                    -------------
Series Supplement, the Trustee, on behalf of the Trust, shall execute the Warrant Agent Agreement and one Call Warrant, dated as of the date hereof and substantially in the form of Exhibit D hereto, initially evidencing all of the Call Warrants. The Trustee shall perform the Trust's obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms.

          (b) The Trustee may not enter into any amendment or modification of the Call Warrant except as provided in Section VI.4 of the Call Warrant.

          (c) The Trustee shall deliver four (4) notices to the Warrantholder notifying the Warrantholder of its right to exercise its Call Warrant, prior to the Maturity Date, such notice specifying the Maturity Date and the requirement to give the Trustee ten (10) days notice prior to exercise of the Call Warrant. The notices shall be delivered to the Warrantholder during the following periods; first, at least ninety (90) days but no earlier than ninety-five (95) days prior to the Maturity Date, second, at least sixty (60) days but no earlier than sixty-five (65) days, third, at least thirty (30) days but no earlier than thirty-five (35) days, and fourth, at least fifteen (15) days but no earlier than twenty (20) days.

          (d) The Trustee shall notify the Certificateholders and the Rating Agencies upon receipt of any notice, pursuant to the provision of the Call Warrants, of a Warrantholder's intent to exercise its Call Warrants. Such notice from the Trustee shall state the Warrant Exercise Date, that such exercise of the Call Warrant is conditional upon receipt by the Trustee of the Warrant Exercise Purchase Price with respect to such exercise, that the Trustee will select by lot for redemption a Stated Amount of Certificates equal to 84.215% of the principal amount of Underlying Securities to be purchased, and that such redemption of the Certificates will occur on the Warrant Exercise Date at the Warrant Exercise Purchase Price. A holder of a Call Warrant may rescind its notice given pursuant to the terms of the Call Warrant prior to the related Warrant Exercise Date and any rescission of such notice or failure to pay the Warrant Exercise Purchase Price pursuant to a rescinded notice shall not adversely affect the right of a Warrantholder to deliver a notice thereafter. The Trustee shall promptly notify

Certificateholders of any rescission of such a notice and that the redemption of Certificates in connection with such exercise is also rescinded.

          (e) Upon the exercise of any Call Warrant in accordance with the terms of the Call Warrants, the Trustee, after receipt of the Warrant Exercise Purchase Price and the Call Warrants being exercised, shall deliver or cause to be delivered upon the written direction of the Warrant Agent, by 1:00 p.m. (New York City time) on the related Warrant Exercise Date, the Underlying Securities as specified in the exercised Call Warrant by instructing the Depositary to credit such Underlying Securities to the account of the exercising Warrantholder or its nominee, provided that the Trustee shall have received notice of the exercise of such Call Warrant from the Warrant Agent in accordance with the terms of the Call Warrants and shall have received from the Warrant Agent an amount, in immediately available funds in a form acceptable to the Trustee, equal to the Warrant Exercise Purchase Price for such Underlying Securities by 1:00 p.m. (New York City time) on the related Warrant Exercise Date.

          (f) Upon receipt of the Warrant Exercise Purchase Price pursuant to this Section 8 and the Call Warrants being exercised, the Trustee shall deposit the amount of the Warrant Exercise Purchase Price in the Certificate Account on or before the related Warrant Exercise Date. The Certificates to be redeemed will be selected by the Trustee or the Depositary by lot and will be paid for on the Warrant Exercise Date.

          Section 9 Certain  Provisions of Base Trust  Agreement Not Applicable;
                    ------------------------------------------------------------
Amendment in Section  10.1(b) of Base Trust  Agreement.  (a) The  provisions  of
------------------------------------------------------
Sections 2.3, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.10,  3.11,  3.12, 3.16, 4.2, 5.16,
6.1(c) through (e), and 6.6 of the Base Trust Agreement and any other provision of the Base Trust Agreement, which imposes obligations on, or creates rights in favor of, the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event," shall be inapplicable with respect to the Certificates. In addition, there is no "Administrative Agent" specified herein, and all references to "Administrative Agent" in the Base Trust Agreement, therefore, shall be inapplicable with respect to the Certificates.

          (b) The second sentence in Section 10.1 (b) of the Base Trust Agreement is hereby deleted and replaced with the following sentence:

"Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 10.1, Certificates registered in the name of any Affiliate of the Depositor shall be entitled to Voting Rights with respect to matters affecting such Certificates; and provided further that in the event the Rating Agency Condition is not satisfied with respect to such modification or amendment, the Required Percentage--Amendment shall be increased to require an aggregate percentage of the aggregate Voting Rights in the amount specified, if any, in the applicable Series Supplement."

          Section 10 Distributions.
                     -------------

          (a) On each Scheduled Distribution Date, the Trustee shall distribute to the Certificateholders the related Fixed Payment, to the extent of Interest Collections, and on the Maturity Date shall distribute to the Certificateholders the Stated Amount of the Certificates (in the amount of $25,000,000) and an additional distribution of $4,686,000, to the extent principal on the Underlying Securities is received by the Trust, and any other amounts held in the Trust; provided, however, if any such payment with respect to the Underlying Securities is made to the Trustee after the Underlying Securities Payment Date on which such payment was due, the Trustee shall distribute such amount received on the Business Day following such receipt.

          (b) In the event of a Payment Default, the Trustee shall proceed against the Underlying Securities Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any proceeding relating to the Underlying Securities or direct the Trustee to sell the Underlying Securities, subject to the Trustee's receipt of satisfactory indemnity. If the Trustee is directed to sell the Underlying Securities, the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston Corporation, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) UBS Securities LLC (6) Salomon Smith Barney Inc. and (7) J.P. Morgan Securities Inc.; provided, however, that no bid from J.P. Morgan Securities Inc. or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Underlying Securities. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of an Acceleration and a corresponding payment on the Underlying Securities, the Trustee shall distribute the proceeds to the Certificateholders no later than two (2) Business Days after the receipt of immediately available funds.

          (c) In the event that the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of a Payment Default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice as provided in Section 18(c) to the Depositary, or for any Certificates which are not then held by the Depositary or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice shall state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of Certificates then outstanding and unpaid, pro rata among the Certificates based on their respective Stated Amounts as of the date of such distribution (after deducting the costs incurred in connection therewith). Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of such property to Certificateholders will be deemed to reduce the principal amount of Certificates on a dollar-for-dollar basis. Following such in kind distribution, all Certificates will be cancelled.

          (d) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the Record Date with respect to such Distribution Date.

          (e) All distributions to Certificateholders shall be allocated pro rata among the Certificates based on their respective Stated Amounts as of the Record Date.

          (f) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 10:00 A.M. (New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing fifteen (15) days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(f) unless a new instruction is delivered fifteen (15) days prior to a Distribution Date.

          (g) Upon receipt by the Trustee of a notice that all or a portion of the Underlying Securities are to be redeemed, the Trustee shall select by lot for redemption a Stated Amount of Certificates equal to 84.215% of the principal amount of the Underlying Securities to be redeemed and establish the Underlying Securities Redemption Distribution Date. Notice of such redemption shall be given by the Trustee to the registered Certificateholders not less than fifteen
(15) days prior to the Underlying Securities Redemption Distribution Date by mail to each registered Certificateholder at such registered Certificateholder's last address on the register maintained by the Trustee; provided, however, that the Trustee shall not be required to give any notice of redemption prior to the third Business Day after the date it receives notice of such redemption. The redemption price for such Certificates is set forth below in Section 10(i).

          (h) In the event that periodic reports required to be filed by the Underlying Securities Issuer under the United States Securities Exchange Act of 1934, as amended, are no longer being filed and the Trustor determines, in consultation with the Securities and Exchange Commission, that under applicable securities laws, rules or regulations the Trust must be terminated, then, the Trustee shall (i) distribute to the Certificateholders, on a pro-rata basis according to the respective Stated Amounts of Certificates held, the Underlying Securities in-kind to the extent possible based on the minimum authorized denominations of the Underlying Securities and the Certificates, (ii) liquidate any remaining Underlying Securities, and (iii) distribute the proceeds thereof to the Certificateholders on a pro rata basis according to the respective Stated Amounts of the Certificates held. The Trustee shall notify each Rating Agency of any such liquidation of the Trust and shall provide thirty (30) days notice of any such liquidation, including the reason for such liquidation, to the
Certificateholders.  If the  Trustee is  required to  liquidate  the  Underlying
Securities pursuant to Section 10(h), the Trustee shall solicit bids for the sale of the Underlying Securities with settlement thereof on or before the third
(3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston Corporation, (2) Goldman, Sachs & Co.,
(3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) UBS Securities LLC, (6) Salomon Smith Barney Inc. and (7) J.P. Morgan Securities Inc.; provided, however, that no bid from J.P. Morgan Securities Inc. or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Underlying Securities. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Underlying Securities has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers.

          (i) The holder of a Certificate which is redeemed will receive, on the Underlying Securities Redemption Distribution Date, a payment equal to its pro rata share of the distributions made on the Underlying Securities based on the respective Stated Amounts of the Certificates to be redeemed.

          (j) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. Notwithstanding anything in the Agreement to the contrary, to the extent there remains on deposit monies or property in the Trust after all the accrued and unpaid Fixed Payments and the return of the Stated Amount are made on the Certificates, such remaining monies or property shall be distributed to the Certificateholders on a pro rata basis based on the respective Stated Amounts of the Certificates held on the date the final Fixed Payment was made on the Certificates. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other
Certificateholder in respect of amounts previously distributed on the Certificates based on their respective Stated Amounts.

          (k) As repayment of an advance made by JPMorgan Chase Bank to the Trust, on May 15, 2002, pursuant to the Call Warrant, the Trustee shall pay to JPMorgan Chase Bank from the Fixed Payment received on such date, the amount of the interest accrued on the Underlying Securities from November 15, 2001 to but not including the Closing Date, which amount equals $776,680.59. In the event the Fixed Payment is not received by the Trustee on such date or otherwise is insufficient to pay such amount of accrued interest to JPMorgan Chase Bank, JPMorgan Chase Bank shall have a claim for the unpaid portion of such amount and shall share pro rata with Certificateholders to the extent of such claim in the proceeds from the sale or recovery of the Underlying Securities.

          (l) On the Closing Date, the Trustee shall distribute, from the assets of the Trust, to the Trustor $263,871.40 for the payment of fees and expenses of the Trust including but not limited to the fees and expenses set forth in
Section 6 of the Underwriting Agreement dated March 20, 2002, between the Trustor and A.G. Edwards & Sons, Inc.

          Section 11  Termination of Trust.  (a) The Trust shall  terminate upon
                      --------------------
the occurrence of any Trust Termination Event.

          (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Base Trust Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Underlying Securities held by the Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

          Section 12  Limitation  of Powers and Duties.  (a) The  Trustee  shall
                      --------------------------------
administer the Trust and the Underlying Securities solely as specified herein and in the Base Trust Agreement.

          (b) The Trust is constituted solely for the purpose of acquiring and holding the Underlying Securities. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, unless expressly provided in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Underlying Securities, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, or (iii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes. In addition, the Trustee has no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated herein and in the Base Trust Agreement.

          (c) The parties acknowledge that the Trustee, as the holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by the Depositary and except as otherwise limited by the Base Trust Agreement or this Series Supplement. In the event that the Trustee receives a request from the Depositary or the Underlying Securities Issuer for the Trustee's consent to any amendment, modification or waiver of the Underlying Securities, or any document thereunder or relating to the Underlying Securities, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail within two (2) Business Days a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date. The Trustee shall request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation and shall be protected in taking no action if no direction is received. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate principal amounts) as the Certificates of the Trust were actually voted or not voted by the Holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in the Base Trust Agreement or this Series Supplement, the Trustee shall at no time vote or consent to any matter which would alter the timing or amount of any then scheduled payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, or which would result in the exchange or substitution of any of the outstanding Underlying Securities whether or not pursuant to a plan for the refunding or refinancing of such Underlying Securities, except with the consent of the Certificateholders representing 100% of the aggregate Voting Rights of the Certificates and subject to the requirement that such vote or consent would not, based on an opinion of counsel, materially increase the risk that the Trust would fail to qualify as a grantor trust for federal income tax purposes. The Trustee shall have no liability for any failure to act resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

          (d) Notwithstanding any provision of the Agreement to the contrary, the Trustee may require from the Certificateholders prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any such action. An unsecured indemnity agreement, if acceptable to the Trustee, shall be deemed to be sufficient to satisfy such security or indemnity requirement.

          (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent and Registrar.

          Section 13 Compensation  of Trustee.  The Trustee shall be entitled to
                     ------------------------
receive from the Trustor as compensation for its services hereunder, trustee's fees pursuant to a separate agreement between the Trustee and the Trustor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by it (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Trustor shall indemnify and hold harmless the Trustee and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee shall notify the Trustor promptly of any claim for which they may seek indemnity. Failure by the Trustee to so notify the Trustor shall not relieve the Trustor of its obligations hereunder. The Trustor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The indemnities contained in this Section 13 shall survive the resignation or termination of the Trustee or the termination of this Agreement.

Failure by the Trustor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release either the Trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by each of the Trustee in its individual capacity, and the Trustee shall have no recourse against the Trust with respect thereto.

          Section 14 Modification or Amendment. The Trustee shall not enter into
                     -------------------------
any modification or amendment of the Base Trust Agreement or this Series Supplement unless such modification or amendment is in accordance with Section
10.1 of the Base Trust Agreement. Pursuant to Section 5 of this Series Supplement, the Trustor may sell to the Trustee additional Underlying Securities from time to time without violation or trigger of this Section 14. The Trustee will not amend the Call Warrant without the consent of the Warrantholders.

          Section 15 Accounting.  Notwithstanding Section 3.16 of the Base Trust
                     ----------
Agreement, no such accounting reports shall be required.

          Section 16 No Investment of Amounts Received on Underlying Securities.
                     ----------------------------------------------------------
All amounts received on or with respect to the Underlying Securities shall be held uninvested by the Trustee.

          Section 17 No Event of  Default.  There  shall be no Events of Default
                     --------------------
defined with respect to the Certificates.

          Section 18 Notices. (a) All directions,  demands and notices hereunder
                     -------
and under the Base Trust Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Trustor, to Structured Obligations Corporation, 270 Park Avenue, New York, New York 10017, Attention: Michael J. Martin, or such other address as may hereafter be furnished to the Trustee in writing by the Trustor,
(ii) in the case of the Trustee, to U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust, facsimile number (212) 809-5459, or such other address as may hereafter be furnished to the Trustor in writing by the Trustee and (iii) in the case of the Warrantholder, to JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, Attention: Michael J. Martin or such other address as may be furnished to the Trustee in writing by the Warrantholder.

          (b) For  purposes of  delivering  notices to the Rating  Agency  under
Section 10.07 of the Base Trust Agreement, Notice to Rating Agency, or otherwise, such notices shall be mailed or delivered as provided in such Section 10.07, Notice to Rating Agency, to: Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041; and Moody's Investors Service, Inc., Structured Derivative Products, 99 Church Street, New York, New York 10007; or such other address as the Rating Agency may designate in writing to the parties hereto.

          (c) In the event a Payment Default or an Acceleration occurs, the Trustee shall promptly give notice to the Depositary or, for any Certificates which are not then held by the Depositary or any other depository, directly to the registered holders of the Certificates thereof. Such notice shall set forth
(i) the identity of the issue of Underlying Securities, (ii) the date and nature of such Payment Default or Acceleration, (iii) the amount of the interest or principal in default relating to the Underlying Securities, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

          (d) Notwithstanding any provisions of the Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Trustor to the Certificateholders without charge to such Certificateholders.

          Section 19 Access to Certain  Documentation.  Access to  documentation
                     --------------------------------
regarding the Underlying Securities will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Base Trust Agreement. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

          Section  20  Advances.  There  is no  Administrative  Agent  specified
                       --------
herein; hence no person (including the Trustee) shall be permitted or obligated to make Advances as described in Section 4.3 of the Base Trust Agreement.

          Section  21  Ratification  of  Agreement.  With  respect to the Series
                       ---------------------------
issued hereby, the Base Trust Agreement, as supplemented by this Series Supplement, is in all respects ratified and confirmed, and the Base Trust Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Base Trust Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

          Section 22 Counterparts. This Series Supplement may be executed in any
                     ------------
number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          Section 23 Governing Law. This Series  Supplement and each Certificate
                     -------------
issued hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 24 Certificate of Compliance. The Trustor shall deliver to the
                     -------------------------
Trustee on or prior to March 15 of each year prior to a Trust Termination Event the Officer's Certificate as to compliance as required by Section 6.1(b) of the Base Trust Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be executed by their respective duly authorized officers as of the date first above written.


                                          STRUCTURED OBLIGATIONS CORPORATION



                                          By: /s/ Michael Martin
                                            ------------------------------------
                                            Authorized Signatory



                                          U.S. BANK NATIONAL ASSOCIATION, as
                                          Trustee



                                          By: /s/ Vladimir Munoz
                                            ------------------------------------
                                            Responsible Officer

                                                                       EXHIBIT A


         IDENTIFICATION OF THE UNDERLYING SECURITIES AS OF CLOSING DATE

Issuer:                                 Sprint Capital Corporation

Underlying Securities                   6.875% Notes due November 15, 2028

Maturity Date:                          November 15, 2028

Original Principal Amount Issued:       $2,500,000,000

CUSIP No.:                              852050AD4

Underlying Securities Prospectus:       The  underlying   Securities  prospectus
                                        supplement dated November 10, 1998 and prospectus dated October 23, 1998

Stated Interest Rate:                   6.875% per annum

Interest Payment Date:                  May 15 and November 15,  except that the
                                        final interest payment date will be November 15, 2028

Redemption:                             The     Underlying     Securities    are
                                        redeemable,  as a whole or in  part,  at
                                        the option of the Underlying  Securities
                                        Issuer, at any time or from time to time
                                        on at least 30 days, but no more than 60
                                        days prior  notice to the holders of the
                                        Underlying  Securities.  The  redemption
                                        price  shall be equal to the  greater of
                                        (x) 100% of the principal  amount of the
                                        Underlying Securities to be redeemed and
                                        (y) the present  value of the  remaining
                                        scheduled  payments  on  the  Underlying
                                        Securities,   discounted   at   a   rate
                                        calculated    as    described   in   the
                                        Underlying Securities Prospectus.

                                        The   Underlying   Securities  are  also
                                        redeemable   upon  the   occurrence   of
                                        certain tax events as described in the Underlying Securities Prospectus.


Principal Amount of Term
Assets Deposited                        $29,686,000
Under Trust Agreement:


The Underlying Securities will be held by the Trustee as book-entry credits to an account of the Trustee or its agent at The Depository Trust Company, New York, New York ("DTC").

                                                                       EXHIBIT B


                  TERMS OF THE CERTIFICATES AS OF CLOSING DATE

Maximum Number of COBALTSSM
Trust Series Sprint Capital             Up to 1,000,000
Certificates, Series 2002-1

Aggregate Principal Amount              $25,000,000
of COBALTSSM Certificates:

Authorized Denomination:                $25 and integral multiples thereof

Rating Agencies:                        Standard & Poor's  Ratings  Services and
                                        Moody's Investors Service, Inc.

Closing Date:                           April 2, 2002

Distribution Dates:                     May 15 and  November  15,  the  Maturity
                                        Date,    any    Underlying    Securities
                                        Redemption   Distribution  Date  or  any
                                        Underlying       Securities      Default
                                        Distribution Date.

Interest Rate:                          8.125%

Maturity Date:                          November 15, 2028

Record Date:                            With respect to any  Distribution  Date,
                                        the  day   immediately   preceding  such
                                        Distribution Date.

Trustee's Fees:                         The  Trustee's  fees shall be payable by
                                        the Trustor pursuant to a separate fee agreement between the Trustee and the Trustor.

Initial Certificate Registrar:          U.S. Bank National Association

Corporate Trust Office:                 U.S. Bank National  Association 100 Wall
                                        Street,  Suite  1600 New York,  New York
                                        10005    Attention:    Corporate   Trust
                                        Department, Regarding COBALTSSM Trust for Sprint Capital Notes

                                                                       EXHIBIT C

                              FORM OF CERTIFICATES

THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE TRUSTOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER                                        1,000,000 Certificates
CUSIP:                                  $25,000,000 Certificate Principal Amount

        COBALTSSM TRUST SERIES SPRINT CAPITAL CERTIFICATES, SERIES 2002-1

evidencing an undivided interest in the Trust, as defined below, the assets of which include 6.875% Notes issued by Sprint Capital Corporation due November 15, 2028.

This Certificate does not represent an interest in or obligation of the Trustor or any of its affiliates.

     THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in COBALTSSM Trust for Sprint Capital Notes (the "Trust") formed by Structured Obligations Corporation, as Trustor (the "Trustor").


     The Trust was created pursuant to a Base Trust Agreement, dated as of April 2, 2002 (as amended and supplemented, the "Agreement"), between the Trustor and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the COBALTSSM Supplement 2002-1, dated as of April 2, 2002 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Trustor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as "COBALTSSM Certificates" (herein called the "Certificate" or "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Underlying Securities and all proceeds of the Underlying Securities. Additional Underlying Securities may be sold to the Trustee and additional Certificates may be authenticated and delivered from time to time as provided in the Trust Agreement, which additional Certificates shall rank pari passu with all other Certificates issued in accordance with the Series Supplement.

     Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the amount of distributions of the Underlying Securities to be distributed to Certificateholders on such Distribution Date. The Underlying Securities will pay interest on May 15 and November 15 of each year, except that the final payment of interest will be on November 15, 2028, with the next interest payment date occurring on May 15, 2002. The principal of the Underlying Securities is scheduled to be paid on November 15, 2028.

     The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Trust Agreement.

     It is the intent of the Trustor and the Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended. Except as otherwise required by appropriate taxing authorities, the Trustor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust and the provisions of the Trust Agreement shall be interpreted to further this intention of the parties.

     Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Trustor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trustor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trustor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trustor.

     The  Trust   Agreement   permits   the   amendment   thereof,   in  certain
circumstances, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

     A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed and authenticated by its manual or facsimile signature.

                                        U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee and Authenticating Agent



                                        By:
                                          --------------------------------------
                                          Authorized Signatory

                                                                       EXHIBIT D

                              FORM OF CALL WARRANT
                    COBALTSSM TRUST FOR SPRINT CAPITAL NOTES

                                  Call Warrant

                           Dated as of April 2, 2002

--------------------------------------------------------------------------------

THIS CALL WARRANT HAS NOT BEEN, AND THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER, OR IN A
TRANSACTION NOT SUBJECT TO, SUCH ACT. THIS CALL WARRANT AND ANY WARRANT REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS CALL WARRANT.

                    COBALTSSM TRUST FOR SPRINT CAPITAL NOTES

                                  Call Warrant

29,686 Warrants; Each Warrant Relating to $1,000 principal amount of Underlying Securities

No. W-1                                                            April 2, 2002

     COBALTSSM Trust for SPRINT CAPITAL Notes (the "Trust"), a trust created under the laws of the State of New York pursuant to a Base Trust Agreement, dated as of April 2, 2002 (the "Agreement"), between Structured Obligations Corporation (the "Trustor") and U.S. Bank National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the COBALTSSM Supplement 2002-1, dated as of April 2, 2002 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Trustor and the Trustee, for value received, hereby certifies that JPMorgan Chase Bank or registered assigns, is entitled to purchase $29,686,000 principal amount of the assets set forth on Schedule 1 hereto in whole or part on any Warrant Exercise Date (as defined below) designated by the holder of this instrument (this "Call Warrant") at a purchase price equal to the Warrant Exercise Purchase Price (as defined below), all subject to the terms and conditions set forth below.

     Certain capitalized terms used in this Call Warrant are defined in Article IV hereof; capitalized terms used but not defined herein shall have the respective meanings set forth in the Trust Agreement; references to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Call Warrant and references to a "Section" are, unless otherwise specified, to one of the sections of this Call Warrant.

                                    Article I

                              Exercise of Warrants
                              --------------------

     Section I.1 Manner of  Exercise.  (a) This Call Warrant may be exercised by
                 -------------------
the holder hereof (each, a "Warrantholder"), in whole or in part, on any Warrant Exercise Date, set forth in the prior written notice to the Warrant Agent and the Trustee delivered at any time on or before the Business Day that is at least ten (10) days before such Warrant Exercise Date, by surrender of this Call Warrant to the Warrant Agent at its office set forth in Section VI.3 hereof no later than 11:00 a.m. (New York City time) on such Warrant Exercise Date; provided that such holder shall have made payment to the Warrant Agent, by wire transfer or other immediately available funds acceptable to the Warrant Agent, in the amount of the applicable Warrant Exercise Purchase Price, in a manner such that funds are available to the Warrant Agent no later than 11:00 a.m. (New York City time) on such Warrant Exercise Date, and such holder shall thereupon be entitled to delivery of the Underlying Securities equal to $1,000 per Call Warrant purchased hereunder in accordance with this Article I; provided further that the Warrantholder may not exercise this Call Warrant at any time when such Warrantholder is insolvent, and in connection therewith, such Warrantholder shall be required to certify that it is solvent at the time of exercise settlement, by completing the Form of Subscription attached to this Call Warrant and delivering such completed Form of Subscription to the Trustee on or prior to such Warrant Exercise Date; provided further that the Call Warrants may not be exercised in an amount that would require a redemption of fractional Certificates.

     (b) The Warrant Agent shall notify the Trustee immediately upon receipt by the Warrant Agent of a notice by the holder of this Call Warrant and upon receipt of payment of the applicable Warrant Exercise Purchase Price from such holder pursuant to clause (a) of this Section I.1. The Warrant Agent shall transfer each payment made by the holder hereof pursuant to clause (a) of this
Section I.1 to the Trustee in immediately available funds, for application pursuant to the Trust Agreement no later than 1:00 p.m. (New York City time) on the applicable Warrant Exercise Date (and, pending such transfer, shall hold each such payment for the benefit of the holder hereof in a segregated trust account).

     (c) A notice by the holder of a Call Warrant does not impose any obligations on a holder of a Call Warrant in any way to pay any Warrant Exercise Purchase Price. If, by 11:00 a.m. (New York City time) on the Warrant Exercise Date, the holder of the Call Warrant being exercised has not paid the Warrant Exercise Purchase Price, then such notice shall automatically expire and none of the holder of such Call Warrant, the Warrant Agent and the Trustee shall have any obligations with respect to such notice by the holder of such Call Warrant. The expiration of a notice by the holder of this Call Warrant shall in no way affect a holder of a Call Warrant's right to subsequently deliver a notice which satisfies the terms of the Trust Agreement.

     Section I.2 Transfer of Underlying Securities. As soon as practicable after
                 ---------------------------------
each surrender of this Call Warrant, in whole or in part, and no later than 11:00 a.m. (New York City time) on the Warrant Exercise Date and upon satisfaction of all other requirements described in this Call Warrant, the Warrant Agent shall instruct the Trustee to cause the Underlying Securities represented by the number of Warrants being exercised hereunder to be registered on the book-entry system of the related depositary in the registered name or names furnished by the holder, and, in case such exercise is in part only, a new Call Warrant of like tenor, representing the remaining outstanding Warrants of the holder, shall be delivered by the Warrant Agent to the holder hereof. The Trustee shall cause the delivery of such portion of the Underlying Securities to the holder or its nominee no later than 1:00 p.m. (New York City time) on the applicable Warrant Exercise Date in accordance with Section 8(e) of the Series Supplement.

     Section I.3 Cancellation and Destruction of Call Warrant. All Call Warrants
                 --------------------------------------------
surrendered to the Warrant Agent for the purpose of exercise (in whole or in part) pursuant to Section I.1 and actually exercised, or for the purpose of transfer or exchange pursuant to Article III, shall be cancelled by the Warrant Agent, and no Call Warrant shall be issued in lieu thereof. The Warrant Agent shall destroy all cancelled Call Warrants.

     Section  I.4 No  Rights as Holder of  Underlying  Securities  Conferred  by
                  --------------------------------------------------------------
Warrants.  Prior to the exercise hereof, this Call Warrant shall not entitle the
--------
holder hereof to any of the rights of a holder of the Underlying Securities, including, without limitation, the right to receive the payment of any amount on or in respect of the Underlying Securities or to enforce any of the covenants of the Trust Agreement.

                                   Article II

                            Restrictions on Transfer
                            ------------------------

     Section II.1  Restrictive  Legends.  Except as otherwise  permitted by this
                   --------------------
Article II, each Call Warrant (including each Call Warrant issued upon the transfer of any Call Warrant) shall be issued with a legend in substantially the following form:

     "This Call Warrant has not been, and the Warrants represented hereby have not been, registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while a registration under such Act is in effect or pursuant to an exemption therefrom under, or in a transaction not subject to, such Act. This Call Warrant and any Warrant represented hereby may be transferred only in compliance with the conditions specified in this Call Warrant and may not be transferred to J.P. Morgan Securities Inc."

     Section II.2 Notice of Proposed Transfer; Opinions of Counsel. Prior to any
                  ------------------------------------------------
transfer of any Call Warrant or portion thereof, the holder hereof will give five (5) Business Days (or such lesser period acceptable to the Warrant Agent) prior written notice to the Warrant Agent of such holder's intention to effect such transfer and to comply in all other respects with this Section II.2. Each transfer of a portion of a Call Warrant must be for a whole number of Warrants. Each such notice (a) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel for the holder to render the opinions referred to below, and (b) shall designate counsel for the holder giving such notice. The holder giving such notice will submit a copy thereof to the counsel designated in such notice. If (A) in the opinion of such counsel for the holder the proposed transfer may be effected without registration of such Call Warrant under the Securities Act (such opinion stating the basis for such determination) and (B) such opinion is in form and substance satisfactory to the Trustor and the Warrant Agent, such holder shall thereupon be entitled to transfer such Call Warrant in accordance with the terms of the notice delivered by such holder to the Warrant Agent. Each instrument representing such

Call Warrant or portion thereof issued upon or in connection with such transfer shall bear the restrictive legend required by Section II.1, unless the Warrant Agent shall have received an opinion of counsel satisfactory to the Warrant
Agent and the Trustor that such legend is no longer required to ensure compliance with the Securities Act.

                                   Article III

                Registration and Transfer of Call Warrants, etc.
                ------------------------------------------------

     Section III.1 Warrant  Register;  Ownership of Call  Warrants.  The Warrant
                   -----------------------------------------------
Agent will keep a register in which the Warrant Agent will provide for the registration of Call Warrants and the registration of transfers of Call Warrants representing whole numbers of Warrants. The Trustee and the Warrant Agent may treat the Person in whose name any Call Warrant is registered on such register as the owner thereof for all purposes, and the Trustee and the Warrant Agent shall not be affected by any notice to the contrary.

     Section III.2 Transfer and Exchange of Call Warrants. Upon surrender of any
                   --------------------------------------
Call Warrant for registration of transfer or for exchange to the Warrant Agent, the Warrant Agent shall (subject to compliance with Article II) execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in exchange therefor, a new Call Warrant of like tenor and evidencing a like whole number of Warrants, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes or government charges) may direct.

     Section  III.3  Replacement  of Call  Warrants.  Upon  receipt of  evidence
                     ------------------------------
reasonably satisfactory to the Warrant Agent of the loss, theft, destruction or mutilation of any Call Warrant and, in the case of any such loss, theft or destruction of any Call Warrant, upon delivery of an indemnity bond in such reasonable amount as the Warrant Agent may determine, or, in the case of any such mutilation, upon the surrender of such Call Warrant for cancellation to the Warrant Agent, the Warrant Agent shall execute and deliver, and cause the Trustee, on behalf of the Trust, to execute and deliver, in lieu thereof, a new Call Warrant of like tenor bearing a number not contemporaneously outstanding.

     Section  III.4  Execution  and  Delivery of Call  Warrants by Trustee.  The
                     -----------------------------------------------------
Trustee, on behalf of the Trust, hereby agrees (subject to compliance with Article II) to execute and deliver such new Call Warrants issued in accordance with Section I.2 or this Article III as the Warrant Agent shall request in accordance herewith.

                                   Article IV

                                   Definitions
                                   -----------

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Business Day": As defined in the Trust Agreement.
      ------------

     "Call Warrant": This instrument.
      ------------

     "Closing Date": April 2, 2002.
      ------------

     "Person":  Any  individual,   corporation,   partnership,   joint  venture,
      ------
association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Rating Agencies": Standard & Poor's Ratings Services and Moody's Investors
      ---------------
Service, Inc. and any successor thereto.

     "Responsible Officer": As defined in the Trust Agreement.
      --------------------

     "Securities  Act":  The  Securities  Act of 1933,  or any  similar  federal
      ---------------
statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Trust": As defined in the introduction to this Call Warrant.
      -----

     "Trust  Agreement":  The Base Trust  Agreement,  dated as of April 2, 2002,
      ----------------
between the Trustor and the Trustee, as supplemented by the COBALTSSM Supplement 2002-1, dated as of April 2, 2002, between the Trustor and the Trustee, incorporating by reference the definitions and assumptions thereto, as the same may be amended or modified from time to time.

     "Trustee": As defined in the introduction to this Warrant, or any successor
      -------
thereto under the Trust Agreement. " Trustor": As defined in the introduction to this Call Warrant, or any successor thereto under the Trust Agreement.

     "Trustor Order": As defined in the Trust Agreement.
      -------------

     "Warrant":  The right to  purchase,  on a pro rata basis,  an  aggregate of
      -------
$1,000 principal amount of the Underlying Securities.

     "Warrant  Agent":  U.S.  Bank  National  Association,  a  national  banking
      --------------
association, in its capacity as warrant agent hereunder, or any successor thereto hereunder.

     "Warrant  Exercise  Date":  Any Business Day on or after the earlier of (x)
      -----------------------
the date on which the Trustee receives notice that the Underlying Securities are to be redeemed and (y) November 15, 2007, as set forth in the notice from the Warrantholder to the Warrant Agent and the Trustee.

     "Warrant  Exercise  Purchase Price": An amount paid by the Warrantholder on
      ---------------------------------
each Warrant Exercise Date equal to (i) if such Warrant Exercise Date is prior to November 15, 2007, 87.584% of the principal amount of the Underlying Securities being purchased pursuant to the exercise of the Call Warrants or (ii) if such Warrant Exercise Date is on or after November 15, 2007, 84.215% of the principal amount of the Underlying Securities being purchased pursuant to the exercise of the Call Warrants, in each case, plus accrued and unpaid interest to and including the Warrant Exercise Date.

                                    Article V

                                  Warrant Agent
                                  -------------

     Section V.1  Limitation on Liability.  The Warrant Agent shall be protected
                  -----------------------
and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Call Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper Person or Persons.

     Section V.2 Duties of Warrant Agent.  The Warrant Agent undertakes only the
                 -----------------------
specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Trustor, the Trust, the Trustee and each holder of a Call Warrant shall be bound:

     (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Trustor), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

     (b) Whenever in the performance of its duties hereunder, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Trustor or the Trustee prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a Trustor Order or a certificate signed by a Responsible Officer of the Trustee and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

     (c)The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.

     (d)The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Trust and the Trustor only.

     (e)The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of this Call Warrant or the execution and delivery hereof (except the due execution hereof by the Warrant Agent); nor shall it be responsible for any breach by the Trust of any covenant or condition contained in this Call Warrant; nor shall it by any act hereunder be deemed to make any representation or warranty as to the Underlying Securities to be purchased hereunder.

     (f)The   Warrant  Agent  is  hereby   authorized  and  directed  to  accept
instructions with respect to the performance of its duties hereunder from the Chairman of the

Board, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary of the Trustor, and any Responsible Officer of the Trustee, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     (g) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Call Warrants or other securities of the Trust or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Trust, the Trustor or for any other legal entity.

     (h) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either by itself or by or through its attorneys or agents.

     (i) The Warrant Agent shall act solely as the agent of the Trust hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Call Warrant against the Warrant Agent, whose duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be deemed to be a fiduciary.

     (j)The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Warrant Exercise Purchase Price or to the kind and amount of property receivable by holders of Call Warrants upon the exercise thereof.

     (k) The Warrant Agent shall not be responsible for any failure on the part of the Trustee to comply with any of its covenants and obligations contained herein.

     (l) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Trustor and the Trustee in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Call Warrant.

     (m) The Trustee will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder. Section V.3 Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties hereunder upon thirty (30) days, notice in writing mailed to the Trustor and the Trustee by registered or certified mail, and to the holders of the Call Warrants by first-class mail at the expense of the Trustor; provided that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The

Trustor may remove the Warrant Agent or any successor  Warrant Agent upon thirty
(30) days, notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to the holders of the Call Warrants by first-class mail; provided further that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Trustor shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Trustor shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Trustor shall fail to make such appointment of a permanent successor within a period of thirty (30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Call Warrant, then the Warrant Agent or registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of such a successor. Any successor to the Warrant Agent appointed hereunder must have long-term unsecured debt obligations that are rated in one of the four highest rating categories by the Rating Agencies. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.

                                   Article VI

                                  Miscellaneous
                                  -------------

     Section  VI.1  Remedies.  The  remedies  at law of the  holder of this Call
                    --------
Warrant in the event of any default or threatened default by the Warrant Agent in the performance of or compliance with any of the terms of this Call Warrant are not and will not be adequate and, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     Section VI.2 Limitation on Liabilities of Holder. Nothing contained in this
                  -----------------------------------
Call Warrant shall be construed as imposing any obligation on the holder hereof to purchase any of the Underlying Securities except in accordance with the terms hereof.

     Section VI.3 Notices.  All notices and other communications under this Call
                  -------
Warrant shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, by a nationally recognized overnight courier, postage prepaid, addressed (a) if to any holder of any Call Warrant, at the registered address of such holder as set forth in the register kept by the Warrant Agent, or (b) if to the Warrant Agent, to 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or to such other address notice of which the Warrant Agent shall have given to the holder hereof and the Trustee or (c) if to the Trust or the Trustee, to the Corporate Trust Office (as set forth in the Trust Agreement); provided that the exercise of any Call Warrant shall be effective in the manner provided in Article I.

     Section VI.4  Amendment.  (a) This Call Warrant may be amended from time to
                   ---------
time by the Trustor, the Trustee and the Warrant Agent without the consent of the holder hereof, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof have been satisfied and that such amendment would not alter the status of the Trust as a grantor trust under the Code, for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to provide for any other terms or modify any other provisions with respect to matters or questions arising under this Warrant which shall not adversely affect in any material respect the interests of the holder hereof or any holder of a Certificate or
(ii) to evidence and provide for the acceptance of appointment hereunder of a Warrant Agent other than U.S. Bank National Association.

     (b) Without limiting the generality of the foregoing, this Call Warrant may also be modified or amended from time to time by the Trustor, the Trustee and the Warrant Agent with the consent of the holders of 66-2/3% of the Warrants, upon receipt of an opinion of counsel satisfactory to the Warrant Agent that the provisions hereof (including, without limitation, the following proviso) have been satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Call Warrant or of modifying in any manner the rights of the holders of this Call Warrant; provided, however, that no such amendment shall (i) adversely affect in any material respect the interests of holders of Certificates without the consent of the holders of Certificates evidencing not less than the Required Percentage-Amendment of the aggregate Voting Rights of such affected Certificates (as such terms are defined in the Trust Agreement) and without written confirmation from the Rating Agencies that such amendment will not result in a downgrading or withdrawal of its rating of the Certificates; (ii) alter the dates on which Warrants are exercisable or the amounts payable upon exercise of a Warrant without the consent of the holders of Certificates evidencing 100% of the aggregate Voting Rights of such affected Certificates and the holders of 100% of the affected Warrants or (iii) reduce the percentage of aggregate Voting Rights required by
(i) or (ii) without the consent of the holders of all such affected Certificates. Notwithstanding any other provision of this Warrant, this Section VI.4(b) shall not be amended without the consent of the holders of 100% of the affected Warrants.

     (c) Promptly after the execution of any such amendment or modification, the Warrant Agent shall furnish a copy of such amendment or modification to each holder of a Call Warrant, to each holder of a Certificate and to the Rating Agencies. It shall not be necessary for the consent of holders of Warrants or Certificates under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Warrant Agent may prescribe.

     Section VI.5  Expiration.  The right to exercise  this Call  Warrant  shall
                   ----------
expire on the earliest to occur of (a) the cancellation hereof, (b) the termination of the Trust Agreement, (c) the liquidation, disposition or payment in full (whether by maturity, redemption or otherwise) of all of the Underlying Securities, or (d) the occurrence of a Payment Default or an Acceleration.

     Section VI.6  Descriptive  Headings.  The headings in this Call Warrant are
                   ---------------------
for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     Section VI.7 GOVERNING LAW. THIS WARRANT  INSTRUMENT SHALL BE CONSTRUED AND
                  --------------------------------------------------------------
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY,
--------------------------------------------------------------------------------
THE LAW OF THE STATE OF NEW YORK,  WITHOUT  REGARD TO  PRINCIPLES OF CONFLICT OF
--------------------------------------------------------------------------------
LAWS.
----

     Section VI.8 Judicial Proceedings;  Waiver of Jury. Any judicial proceeding
                  -------------------------------------
brought against the Trust, the Trustee or the Warrant Agent with respect to this Call Warrant may be brought in any court of competent jurisdiction in the County of New York, State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Call Warrant, the Trustee on behalf of the Trust and the Warrant Agent (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees that the Trust, the Trustee and the Warrant Agent shall be bound by any judgment rendered thereby in connection with this Call Warrant, subject to any rights of appeal, and (b) irrevocably waives any objection that the Trust, the Trustee or the Warrant Agent may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

     Section VI.9 Nonpetition Covenant;  No Recourse.  Each of (i) the holder of
                  ----------------------------------
this Call Warrant by its acceptance hereof, and (ii) the Warrant Agent agrees, that it shall not (and, in the case of the holder, that it shall not direct the Warrant Agent to), until the date which is one year and one day after the payment in full of the Certificates and all other securities issued by the Trust, the Trustor or entities formed, established or settled by the Trustor, acquiesce, petition or otherwise invoke or cause the Trust, the Trustor or any such other entity to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust, the Trustor or any such other entity under a federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust, the Trustor or any such other entity or all or any part of the property or assets of Trust, the Trustor or any such other entity or ordering the winding up or liquidation of the affairs of the Trust, the Trustor or any such other entity.

     Section VI.10 Advance. The Trust hereby acknowledges that the Warrantholder
                   -------
has made an advance to the Trust in the amount of $776,680.59 (the "Advance"). As repayment for the Advance, on May 15, 2002, the Trustee shall pay to the Warrantholder from the Fixed Payment received on such date, the amount of the interest accrued on the Underlying Securities from November 15, 2001 to but not including the Closing Date, which amount equals $776,680.59. In the event the Fixed Payment is not received by the Trustee on such date or otherwise is insufficient to pay such amount of accrued interest to the Warrantholder, the Warrantholder shall have a claim for the unpaid portion of such amount and shall share pro rata with the Certificateholders to the extent of such claim in the proceeds from the sale or recovery of the Underlying Securities.

     Section VI.11 Amendments to the Trust Agreement.  The Trustee hereby agrees
                   ---------------------------------
not to consent to any amendments to the Trust Agreement which will adversely affect the rights of the Warrantholders in a material manner without the consent of the Warrantholders.

Each of (i) the holder of this Call Warrant, by its acceptance hereof, and (ii) the Warrant Agent agrees that it shall not have any recourse to the Underlying Securities.

                                        U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee and Authenticating Agent



                                        By:
                                          --------------------------------------
                                          Authorized Signatory




                                        U.S.  BANK  NATIONAL   ASSOCIATION,   as
                                        Warrant Agent



                                        By:
                                          --------------------------------------
                                          Authorized Signatory

                              FORM OF SUBSCRIPTION
                              --------------------
                 [To be executed only upon exercise of Warrants]

To   COBALTSSM Trust for SPRINT CAPITAL Notes

          U.S. Bank National Association, as Trustee
          100 Wall Street, Suite 1600
          New York, New York 10005
          Attention: Corporate Trust

     The undersigned registered holder of the within Call Warrant, having previously given notice thereof in accordance with the terms of the Call Warrant, hereby irrevocably exercises Warrant(s) for, and purchases pursuant thereto, the Underlying Securities receivable upon such exercise, and herewith makes payment of $1,000 per Warrant therefor, and requests that such Underlying Securities be transferred to ____________________________ [insert information required for transfer of Underlying Securities]. In connection therewith, the undersigned hereby certifies that it is solvent as of the date hereof, as required by Section I.1 of the Call Warrant.

Dated:

     (Signature must conform in all respects to name of holder as specified on the face of Warrant)

     (Street Address)
     (City)(State)(Zip Code)

FORM OF ASSIGNMENT

[To be executed only upon transfer of Call Warrant]

     For value received, the undersigned registered holder of the within Call Warrant hereby sells, assigns and transfers unto ________________________ the ___________ Warrant(s) [Must be whole number] to purchase Underlying Securities to which such Call Warrant relates, and appoints Attorney to make such transfer on the books of the Warrant Agent maintained for such purpose, with full power of substitution in the premises.

Dated:

     (Signature must conform in all respects to name of holder as specified on the face of Warrant)

     (Street Address)
     (City)(State)(Zip Code)


Signed in the presence of:

                                   Schedule 1

                               To the Call Warrant

$29,686,000 aggregate principal amount of 6.875% notes due November 15, 2028 issued by Sprint Capital Corporation.

================================================================================



                              BASE TRUST AGREEMENT



                                     between



                       STRUCTURED OBLIGATIONS CORPORATION



                                    Depositor



                                       and



                         U.S. BANK NATIONAL ASSOCIATION



                                     Trustee



                            Dated as of April 2, 2002



================================================================================

                               TABLE OF CONTENTS

                                                                  Page
                                                                  ----
ARTICLE I    DEFINITIONS AND ASSUMPTIONS............................1

      Section 1.1 Definitions.......................................1

      Section 1.2 Rules of Construction.............................14

ARTICLE II   Declaration of Trusts; Issuance of Certificates........15

      Section 2.1.Creation and Declaration of Trusts; Assignment
                  of Underlying Securities..........................15

      Section 2.2 Acceptance by Trustee.............................16

      Section 2.3.Repurchase or Substitution of Certain Underlying
                  Securities by the UnderlyingSecurity Provider.....16

      Section 2.4.Representations and Warranties of the Depositor
                  and Representations, Warranties
                  and Covenants of the Administrative Agent.........17

      Section 2.5 Breach of Representation, Warranty or Covenant....19

      Section 2.6.Agreement to Authenticate and Deliver
                  Certificates......................................19

      Section 2.7 Statement of Intent...............................19

ARTICLE III  Administration of each Trust...........................19

      Section 3.1 Administration of each Trust......................20

      Section 3.2.Sub-Administration Agreements Between
                  Administrative Agent or Trustee and
                  Sub-AdministrativeAgents..........................20

      Section 3.3 Successor Sub-Administrative Agents...............21

      Section 3.4 Liability of the Administrative Agent.............21

      Section 3.5.No Contractual Relationship Between Certain
                  Sub-Administrative Agents and Trustee
                  or Certificateholders.............................22

      Section 3.6.Assumption or Termination of Sub-Administration
                  Agreements by Trustee.............................22

      Section 3.7.Collection of Certain Underlying Security
                  Payments..........................................23

      Section 3.8 Collections by Sub-Administrative Agent...........23

      Section 3.9 Certificate Account...............................23

      Section 3.10 Investment of Funds in the Accounts..............24

      Section 3.11 Maintenance of Credit Support....................25

      Section 3.12.Realization Upon Defaulted Underlying
                   Securities.......................................25

      Section 3.13 Retained Interest................................27

      Section 3.14.Administrative Agent's Compensation and
                   Reimbursement....................................27

      Section 3.15 Statement as to Compliance.......................28

      Section 3.16.Independent Public Accountants'
                   Administration Report............................28

      Section 3.17 Access to Certain Documentation..................29

      Section 3.18 Duties of the Administrative Agent...............29

      Section 3.19.Depositor to Furnish Names and Addresses
                   of Holders to Trustee............................29

      Section 3.20.Preservation of Information,
                   Communications to Holders........................29

ARTICLE IV   Distributions and Reports to Certificateholders........30

      Section 4.1 Distributions.....................................30

      Section 4.2 Reports to Certificateholders.....................30

      Section 4.3 Advances..........................................31

      Section 4.4 Compliance with Withholding Requirements..........32

      Section 4.5 Optional Exchange.................................32

ARTICLE V    The  Certificates......................................34

      Section 5.1 The Certificates..................................34

      Section 5.2 Execution, Authentication and Delivery............38

      Section 5.3 Temporary Certificates............................38

      Section 5.4.Registration; Registration of Transfer
                  and Exchange......................................39

      Section 5.5.Mutilated, Destroyed, Lost and
                  Stolen Certificates...............................42

      Section 5.6.Distribution of Interest;
                  Interest Rights Preserved.........................42

      Section 5.7 Persons Deemed Owners.............................43

      Section 5.8 Cancellation......................................43

      Section 5.9 Global Securities.................................44

      Section 5.10 Notices to Depositary............................45

      Section 5.11 Definitive Certificates..........................45

      Section 5.12.Currency of Distributions in Respect
                   of Certificates..................................45

      Section 5.13.Conditions of Authentication and
                   Delivery of New Series...........................46

      Section 5.14 Appointment of Paying Agent......................47

      Section 5.15 Authenticating Agent.............................48

      Section 5.16 Events of Default................................50

      Section 5.17 Control by Holders...............................50

      Section 5.18 Waiver of Past Defaults..........................50

ARTICLE VI   The Depositor and the Administrative Agent.............51

      Section 6.1.Preparation and Filing of Exchange Act Reports;
                  Obligations of the Depositorand the
                  Administrative Agent..............................51

      Section 6.2.Merger or Consolidation of the Depositor
                  or the Administrative Agent.......................54

      Section 6.3.Limitation on Liability of the Depositor
                  and the Administrative Agent......................55

      Section 6.4.Limitation on Resignation of the
                  Administrative Agent..............................56

      Section 6.5.Rights of the Depositor in Respect of
                  the Administrative Agent..........................56

      Section 6.6 Depositor May Purchase Certificates...............56

      Section 6.7 The Administrative Agent and Other Parties........57

      Section 6.8.Preferential Collection of Claims
                  Against Depositor.................................57

ARTICLE VII  Administrative Agent Termination Events................57

      Section 7.1 Administrative Agent Termination Events...........57

      Section 7.2 Trustee to Act; Appointment of Successor..........59

      Section 7.3 Notification to Certificateholders................60

      Section 7.4.Waiver of Administrative Agent
                  Termination Events................................60

ARTICLE VIII Concerning the Trustee.................................60

      Section 8.1 Duties of Trustee; Notice of Defaults.............61

      Section 8.2 Certain Matters Affecting the Trustee.............63

      Section 8.3.Trustee Not Liable for Recitals in
                  Certificates or Underlying Securities.............64

      Section 8.4 Trustee May Own Certificates......................64

      Section 8.5.Trustee's Fees and Expenses; Indemnification;
                  Undertaking for Costs.............................64

      Section 8.6 Eligibility Requirements for Trustee..............65

      Section 8.7 Resignation or Removal of the Trustee.............66

      Section 8.8 Successor Trustee.................................67

      Section 8.9 Merger or Consolidation of Trustee................67

      Section 8.10 Appointment of Co-Trustee or Separate Trustee....67

      Section 8.11 Appointment of Office or Agency..................68

      Section 8.12 Representations and Warranties of Trustee........68

      Section 8.13.Trustee to Act Only in Accordance
                   With This Agreement or Pursuant to
                   Instructionsof Certificateholders................69

      Section 8.14.Accounting and Reports to Certificateholders,
                   Internal Revenue Service andOthers...............69

      Section 8.15 Signature on Returns.............................69

ARTICLE IX   Termination............................................69

      Section 9.1.Termination upon Purchase or Liquidation
                  of All Underlying Securities......................69

ARTICLE X    Miscellaneous Provisions...............................71

      Section 10.1 Amendment........................................72

      Section 10.2 Counterparts.....................................72

      Section 10.3 Limitation on Rights of Certificateholders.......72

      Section 10.4 Governing Law....................................73

      Section 10.5 Notices..........................................73

      Section 10.6 Severability of Provisions.......................73

      Section 10.7 Notice to Rating Agency..........................73

      Section 10.8 Grant of Security Interest.......................74

      Section 10.9 Nonpetition Covenant.............................75

      Section 10.10 No Recourse.....................................75

      Section 10.11 Article and Section References..................75

      Section 10.12 Conflict with Trust Indenture Act...............75

----------------------------------------------------------------
                RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
ACT OF 1939 AND AGREEMENT PROVISIONS*

     Trust
Indenture Act
--------------
    Section                                      Agreement Section
    -------                                      -----------------
   310(a)(1)    ......................                 8.6(a)
      (a)(2)    ......................                 8.6(a)
      (a)(3)    ......................                 8.10
      (a)(4)    ......................                 8.1(d)
      (a)(5)    ......................                 8.6(a)
      (b)       ......................                 8.6(b), 8.7
      (c)       ......................             Not Applicable
   311(a)       ......................                 6.8
      (b)       ......................                 6.8
   312(a)       ......................                 3.19, 3.20(a)
      (b)       ......................                 3.20(b)
      (c)       ......................                 3.20(c)
   313(a)       ......................                 3.21
      (b)       ......................                 3.21
      (c)       ......................                 3.21
      (d)       ......................                 3.21
   314(a)       ......................                 6.1(a), 6.1(b)
      (b)       ......................                 6.1(c), 6.1(d)
      (c)(1)    ......................                 6.1(f)
      (c)(2)    ......................                 6.1(f)
      (c)(3)    ......................                 6.1(f)
      (d)(1)    ......................                 6.1(e)
      (d)(2)    ......................                 6.1(e)
      (d)(3)    ......................             Not Applicable
      (e)       ......................                 6.1(f)
   315(a)       ......................                 8.1(c)
      (b)       ......................                 8.1(f)
      (c)       ......................                 8.1(a)
      (d)       ......................                 8.1(c)
      (d)(1)    ......................                 8.1(c)
      (d)(2)    ......................                 8.1(c)
      (d)(3)    ......................                 8.1(c)
      (e)       ......................                 8.5(c)
   316(a)(1)(A) ......................                 5.17
   316(a)(1)(B) ......................                 5.18
   316(a)(2)    ......................             Not Applicable
   316(b)       ......................                 5.6(f), 4.1
   316(c)       ......................                 5.7
   317(a)       ......................                 3.12
   317(b)       ......................                 5.14
   318(a)       ......................                10.12



      TRUST AGREEMENT, dated as of April 2, 2002, between STRUCTURED OBLIGATIONS CORPORATION, a Delaware corporation, as Depositor, and U.S. BANK NATIONAL ASSOCIATION , a national banking association, as Trustee.

PRELIMINARY STATEMENT

     The Depositor and the Trustee have duly authorized the execution and delivery of this Trust Agreement to provide for one or more Series (and one or more Classes within each such Series) of Certificates, issuable from time to time as provided in this Agreement. Each such Series (or each Class within such Series) of Certificates will be issued only under a separate Series Supplement to this Agreement duly executed and delivered by the Depositor, the Administrative Agent, if any, specified in the applicable Series Supplement, and the Trustee. All representations, covenants and agreements made herein by each of the Depositor, the Administrative Agent, if any, and the Trustee are for the benefit and security of the Certificateholders and, to the extent provided in the applicable Series Supplement, for the benefit and security of any Credit Support Provider. The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

                                    ARTICLE I

                           DEFINITIONS AND ASSUMPTIONS

     Section 1.1.  Definitions.  Except as otherwise  specified herein or in the
                   -----------
applicable Series Supplement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

     "Account ": As defined in Section 3.10.
      -------

     "Accounting Date": With respect to any Series, if applicable, as defined in
      ---------------
the related Series Supplement.

     "Administrative  Agent":  With respect to any Series of  Certificates,  the
      ---------------------
Person, if any, specified in the applicable Series Supplement for such Series (which Person shall have agreed pursuant to such Series Supplement to assume all the duties, obligations, responsibilities and liabilities of the Administrative Agent as set forth in this Agreement and such Series Supplement with respect to such Series), until a successor Person shall have become the Administrative Agent pursuant to the applicable provisions of this Agreement and such Series Supplement, and thereafter "Administrative Agent" shall mean such successor Person.

     "Accreted Amount":  With respect to each Series, if applicable,  as defined
      ---------------
in the related Series Supplement.

     "Administrative  Agent":  With respect to each Series,  if  applicable,  as
      ---------------------
defined in the related Series Supplement.

     "Administrative Agent Termination Event": As defined in Section 7.1.
      --------------------------------------

     "Administrative  Fee":  With  respect to each  Series,  if  applicable,  as
      -------------------
defined in the related Series Supplement.

     "Advance": As defined in Section 4.3.
      -------

     "Affiliate":  With  respect  to any  specified  Person,  any  other  Person
      ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement":  With  respect  to any  Series  of  Certificates,  this  Trust
      ---------
Agreement and all amendments hereof and, unless the context otherwise requires, the related Series Supplement.

     "Authenticating Agent": As defined in Section 5.15.
      --------------------

     "Authorized Newspaper":  A newspaper in an official language of the country
      --------------------
of publication customarily published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in such city or cities specified pursuant to Section 5.1 with respect to the Certificates of any Series. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day in such city.

     "Available  Funds":  Unless  otherwise  specified in the applicable  Series
      ----------------
Supplement, with respect to any Distribution Date in respect of a given Series or Class, the sum of (i) all amounts actually received on or with respect to the Underlying Securities (including Liquidation Proceeds and investment income on amounts in the Accounts) with respect to such Series during the related Collection Period, (ii) all amounts received pursuant to any Credit Support Instruments with respect to such Series for such Distribution Date and (iii) all other amounts, if any, specified by the applicable Series Supplement.

     "Basic Documents": With respect to any Series, if applicable, as defined in
      ---------------
the related Series Supplement.

     "Board of Directors": Either the Board of Directors of the Depositor or any
      ------------------
executive or committee of such Board duly authorized under applicable law to act on behalf of such Board.

     "Board Resolution": A copy of a resolution certified by the Secretary or an
      ----------------
Assistant Secretary of the Depositor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivery to the Trustee.

     "Business  Day":  With  respect  to any  Place  of  Distribution  specified
      -------------
pursuant to Section 5.1, any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in such Place of Distribution are authorized or obligated by law, regulation or executive order to close or any day that is not a business day with respect to the Underlying Securities, except as otherwise specified pursuant to Section 5.1.

     "Calculation Agent": With respect to each Series, if applicable, as defined
      -----------------
in the related Series Supplement.

     "Call Premium Percentage": With respect to any Series (or Class within such
      -----------------------
Series), if applicable, as defined in the related Series Supplement.

     "Certificate Account": As defined in Section 3.9.
      -------------------

     "Certificate Owners": As defined in Section 5.9.
      ------------------

     "Certificate Principal Balance":  With respect to any Series, the aggregate
      -----------------------------
Stated Amount of the Certificates of such Series.

     "Certificate Register" and "Certificate Registrar": As respectively defined
      --------------------       ---------------------
in Section 5.4.

     "Certificateholder": Any Holder of a Certificate.
      -----------------

     "Certificates":  With  respect  to  each  Series,  any  trust  certificates
      ------------
authorized by, and authenticated and delivered under, this Agreement and as defined in the related Series Supplement.

     "Class": With respect to any Series, any one of the classes of Certificates
      -----
of such Series, each consisting of Certificates having identical terms.

     "Closing Date": With respect to any Series,  the day on which  Certificates
      ------------
of such Series are first executed, authenticated and delivered.

     "Code":  The  Internal  Revenue  Code  of  1986  and  Treasury  Regulations
      ----
promulgated thereunder.

     "Collection Period": With respect to any Distribution Date for a Series (or
      -----------------
Class  within  such  Series),   the  period  specified  in  the  related  Series
Supplement.

     "Commission":  The Securities and Exchange Commission, as from time to time
      ----------
constituted, created under the Exchange Act or, if at any time after the execution and delivery of this Agreement such Commission is not existing and performing the duties now assigned to it, then the body then performing such duties.

     "Corporate  Trust  Office":  The  principal  corporate  trust office of the
      ------------------------
Trustee located at the address set forth in the related Series Supplement or such other addresses as the Trustee may designate from time to time by notice to the Holders, the Administrative Agent, if any, and the Depositor, or the principal corporate trust office of any successor Trustee (or such other addresses as a successor Trustee may designate from time to time by notice to the Holders, the Administrative Agent, if any, and the Depositor).

     "Credit  Support":  With  respect to any Series (or any Class  within  such
      ---------------
Series), a letter of credit, surety bond, swap agreement, put or call option or other asset intended to support or ensure the timely or ultimate distributions of amounts due in respect of all or certain of the Underlying Securities for such Series or Class, which in each case is specified as such in the related Series Supplement.

     "Credit Support  Instrument":  The instrument or document pursuant to which
      --------------------------
the Credit Support for a given Series (or any Class within such Series) is provided, as specified in the applicable Series Supplement.

     "Credit Support Provider":  With respect to any Series (or any Class within
      -----------------------
such Series), the Person, if any, that will provide any Credit Support with respect to all or a portion of the Underlying Securities for such Series or Class as specified in the applicable Series Supplement.

     "Currency": Dollars or Foreign Currency.
      --------

     "Cut-off  Date":  With  respect  to any  Series,  if  applicable,  the date
      -------------
specified as such in the related Series Supplement. For purposes of this Agreement, any Underlying Security acquired by the Depositor after the applicable Cut-off Date but prior to the applicable Closing Date and included in the related Trust as of such Closing Date shall be deemed to have been Outstanding as of such Cut-off Date and references to the principal balance of such Underlying Security as of such Cut-off Date shall be deemed to be to the principal balance of such Underlying Security as of the date on which it was acquired by the Depositor.

     "Definitive Certificates": As defined in Section 5.9.
      -----------------------

     "Deleted  Underlying  Security":  An Underlying  Security replaced or to be
      -----------------------------
replaced by a Qualified Substitute Underlying Security.

     "Depositary":  With  respect  to the  Certificates  of any Series (or Class
      ----------
within such Series) issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Depositor pursuant to Section 5.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Certificates of any such Series or Class shall mean the Depositary with respect to the Certificates of that Series or Class.

     "Depositor" or "Trustor":  Structured Obligations  Corporation,  a Delaware
      ---------      -------
corporation, and, if a successor Person shall have become the Depositor pursuant to any applicable provisions of this Agreement, "Depositor" shall mean such successor Person.

     "Depositor  Order" or "Depositor  Request," or "Trustor  Order" or "Trustor
      ----------------      ------------------
Request": A written order or request, respectively, signed in the name of the Depositor by any of its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, a Vice President, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

     "Depository Agreement": If applicable,  the agreement pursuant to which the
      --------------------
Depositary will agree to act as Depositary with respect to any Series (or Class within such Series) of Certificates in accordance with Section 5.9.

     "Discount Certificate": Any Certificate that is issued with "original issue
      --------------------
discount" within the meaning of Section 1273(a) of the Code and any other Certificate designated by the Depositor as issued with original issue discount for United States Federal income tax purposes.

     "Distribution  Date":  With  respect to any Series  (or Class  within  such
      ------------------
Series) of Certificates, each date specified as a "Distribution Date" for such Series (or Class) in the related Series Supplement.

     "Dollar" or "$" or "USD": Such currency of the United States as at the time
      ------     ---     ---
of payment is legal tender for the payment of public and private debts.

     "Eligible  Account":  Either (i) an account or accounts  maintained  with a
      -----------------
Federal or State chartered depositary institution or trust company the long term unsecured debt obligations of which are rated by the Rating Agency the higher of
(x) at least the then current long-term rating of the Underlying  Securities and
(y) in one of its two highest long-term rating categories (unless otherwise specified in the Series Supplement) at the time any amounts are held in deposit therein or (ii) a trust account or accounts maintained as a segregated account or as segregated accounts and held by a Federal or State chartered depositary institution or trust company in trust for the benefit of the Certificateholders, provided, however, that such depositary institution or trust company has a long-term rating in one of the four highest categories by the Rating Agency.

     "Event of  Default":  With  respect  to any Series  (or Class  within  such
      -----------------
Series) of Certificates, if applicable, as specified in the related Series Supplement.

     "Exchange Act": The Securities Exchange Act of 1934, as amended.
      ------------

     "Exchange  Rate  Agent":  With  respect to any Series (or Class within such
      ---------------------
Series) of Certificates, if applicable, the Depositor or its agent so specified in the related Series Supplement.

     "Executive Officer":  With respect to any corporation,  the Chief Executive
      -----------------
Officer, Chief Operating Officer, Chief Financial Officer, President, any Vice President, the Secretary or the Treasurer of such corporation; with respect to any partnership, any general partner thereof.

     "Extraordinary  Trust Expense":  With respect to any Series, if applicable,
      ----------------------------
as specified in the related Series Supplement.

     "Final  Scheduled  Distribution  Date":  With  respect to each  Series,  as
      ------------------------------------
defined in the Series Supplement.

     "Fixed Pass Through Rate": With respect to any Fixed Rate Certificate,  the
      -----------------------
fixed rate of interest of such Fixed Rate Certificate.

     "Fixed Rate  Certificate":  A  Certificate  that  provides for a payment of
      -----------------------
interest at a Fixed Pass Through Rate.

     "Floating   Pass  Through   Rate":   With  respect  to  any  Floating  Rate
      -------------------------------
Certificate, as defined in the related Series Supplement.

     "Floating Rate Certificate": A Certificate that provides for the payment of
      -------------------------
interest at a Floating Pass Through Rate determined periodically by reference to a formula specified pursuant to Section 5.1 and the related Series Supplement.

     "Foreign  Currency":  A currency  issued by the  government  of any country
      -----------------
other than the United States or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

     "Global  Security":  A Certificate  evidencing  all or part of a Series (or
      ----------------
Class within such Series) of Certificates, issued to the Depositary for such Series or Class in accordance with Section 5.9 and bearing the legend prescribed therein.

     "Guaranteed  Investment  Contract":  With  respect  to any Series (or Class
      --------------------------------
within such Series), a guaranteed investment contract or surety bond provided for in the related Series Supplement, sold as part of the Trust or to the Trustee for the benefit of the Certificateholders for such Series, providing for the investment of funds in a related Account or related Accounts and insuring a minimum or a fixed rate of return on the investment of such funds, which contract or surety bond shall be an obligation of an insurance company or other entity the long term unsecured debt obligations of which are rated by the Rating Agency at the time of purchase of such guaranteed investment contract or surety bond no lower than the rating on the Underlying Securities and shall satisfy any other requirements specified in such Series Supplement.

     "Holder": The holder of a Certificate.
      ------

     "Independent":  When used with respect to any  specified  Person means that
      -----------
the Person specifies he or she (1) is in fact independent of the Depositor and the Administrative Agent, if any, and of any Affiliate of any of the foregoing Persons, (2) does not have any direct or indirect financial interest in the Depositor or the Administrative Agent, if any, or in any Affiliate of either of the foregoing Persons which is material with respect to such Person and (3) is not connected with the Depositor or the Administrative Agent, if any, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent  Certificate" means a certificate of an Independent Person, as
      ------------------------
required by the TIA.

     "Letter of Credit": With respect to any Series or Class within such Series,
      ----------------
the letter of credit, if any, providing for the payment of all or a portion of amounts due in respect of such Series or Class, issued to the Trustee, for the benefit of the Holders of such Series or Class, by the related Credit Support Provider, all as specified in the related Series Supplement.

     "Limited Guarantor":  With respect to the Underlying Securities relating to
      -----------------
any Series (or Class within such Series), if applicable, a Person specified in the related Series Supplement as providing a guarantee or insurance policy or other credit enhancement supporting the distributions in respect of such Series (or Class) as and to the extent specified in such Series Supplement.

     "Limited Guaranty": With respect to any Series or Class within such Series,
      ----------------
if applicable, any guarantee of or insurance policy or other comparable form of credit enhancement with respect to amounts required to be distributed in respect of such Series or Class or payments under all or certain of the Underlying Securities relating to such Series or Class, executed and delivered by a Limited Guarantor in favor of the Trustee, for the benefit of the Certificateholders, as specified in the related Series Supplement.

     "Liquidation  Proceeds":  The amounts received by the Administrative Agent,
      ---------------------
if any, or the Trustee in connection with (i) the liquidation of a defaulted Underlying Security or collateral, if any, related thereto or (ii) the repurchase, substitution or sale of an Underlying Security.

     "Notional  Amount":   With  respect  to  any  Class  of  Certificates,   if
      ----------------
applicable, the initial notional amount specified in the related Series Supplement on which distributions of interest may be determined at the applicable Pass Through Rate, as the same may be adjusted as specified in such Series Supplement.

     "Officer's Certificate":  A certificate signed by any one (or, if specified
      ---------------------
in this Agreement or any Series Supplement, more than one) Executive Officer of the Depositor or Administrative Agent, as applicable, or, in the case of the Trustee, a Responsible Officer.

     "Opinion of  Counsel":  A written  opinion of counsel,  who may,  except as
      -------------------
otherwise expressly provided in this Agreement, be counsel for the Depositor or the Administrative Agent, if any, acceptable to the Trustee, except that any opinion of counsel relating to the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account must state that it is an opinion of counsel who is in fact Independent of the Depositor and the Administrative Agent, if any.

     "Optional  Exchange  Date":  With respect to any Series (or Class with such
      ------------------------
Series), if applicable, as defined, in the related Series Supplement.

     "Outstanding": With respect to Certificates of a specified Series (or Class
      -----------
within such Series), as of any date of determination, all such Certificates theretofore authenticated and delivered under this Agreement and the related Series Supplement except:

      (i) Certificates theretofore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation; and


      (ii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser in whose hands such Certificates are valid obligations of the Trust;

provided, however, that in determining whether the Holders of the required percentage of the aggregate Voting Rights of the Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates beneficially owned by the Depositor, or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding, and the Voting Rights to which its Holder would otherwise be entitled shall not be taken into account in determining whether the requisite percentage of aggregate Voting Rights necessary to effect any such consent or take any such action has been obtained except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates with respect to which the Depositor has provided the Trustee an Officer's Certificate stating that such Certificates are so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee by certifying to such effect in an Officer's Certificate the pledgee's right so to act with respect to such Certificates and that the pledgee is not, to the actual knowledge of the Trustee without any duty of investigation, the Depositor, the Administrative Agent, if any, or any Affiliate of any thereof. The principal amount or notional amount, as applicable, of a Discount Certificate that shall be deemed to be Outstanding for the determination referred to in the foregoing proviso shall be the Stated Amount or Notional Amount, as applicable, with respect thereto as of the date of such determination, and the principal amount or notional amount, as applicable, of a Certificate denominated in a Foreign Currency that shall be deemed to be Outstanding for purposes of the determination referred to in the foregoing provision shall be the amount calculated pursuant to Section 5.12(c).

     "Participant": A broker, dealer, bank, other financial institution or other
      -----------
Person for whom from time to time a Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

     "Pass  Through  Rate":  With  respect to any Series (or Class  within  such
      -------------------
Series) of Certificates (except certain Discount Certificates and Certificates entitled to nominal or no interest distributions), the annual rate at which interest accrues on the Certificates of such Series (or Class), which may be a fixed rate or a floating rate of interest, determined upon the basis and in the manner specified in the related Series Supplement.

     "Paying Agent": As defined in Section 5.14.
      ------------

     "Percentage Interest": With respect to a Certificate of any Series or Class
      -------------------
within a Series, the portion of such Series or Class evidenced by such Certificate, expressed as a percentage, equal to the product of (x) a fraction, the numerator of which is the initial Stated Amount or Notional Amount, as applicable, represented by such Certificate and the denominator of which is the aggregate initial Stated Amount or Notional Amount, as applicable, of all the Certificates of such Series or Class and (y) 100.

     "Permitted  Investments":  With  respect to any  Series,  unless  otherwise
      ----------------------
specified in the related Series Supplement, any one or more of the following obligations or securities, provided that the total return specified by the terms of each such obligation or security is at least equal to the purchase price thereof:

      (i) direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System shall be Permitted Investments only if, at the time of investment, it has the rating specified in such Series Supplement for Permitted Investments;

      (ii) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by, any depository institution or trust company (including the Trustee or any agent of the Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the rating specified in such Series Supplement for Permitted Investments; provided, however, that such rating shall be no lower than the rating on the Underlying Securities at the time of purchase of the investments;

      (iii) repurchase agreements with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States, with an entity having the credit rating specified in such Series Supplement for Permitted Investments;

      (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that have the rating specified in such Series Supplement for Permitted Investments at the time of such investment or contractual commitment providing for such investment; provided, however, that such rating shall be no lower than the rating on the Underlying Securities; provided further that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust for such Series to exceed 10% of the aggregate outstanding principal balances and amounts of all the Underlying Securities and Permitted Investments held as part of the Trust for such Series;

      (v) commercial paper having at the time of such investment the rating specified in such Series Supplement for Permitted Investments; and

      (vi) a Guaranteed Investment Contract if and only if specified in such Series Supplement, provided that the Rating Agency Condition is met.

     "Person":  Any  individual,   corporation,   partnership,   joint  venture,
      ------
association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Place of  Distribution":  With respect to any Series (or Class within such
      ----------------------
Series) of Certificates, the place or places where the principal of (and premium, if any) and interest on the Certificates of such Series (or Class) are distributable as specified pursuant to Section 5.1 (6).

     "Predecessor  Certificate":  With  respect to any  particular  Certificate,
      ------------------------
every previous Certificate evidencing all or a portion of the same interest as that evidenced by such particular Certificate; and, for the purpose of this definition, any Certificate authenticated and delivered under Section 5.5 in lieu of a lost, destroyed or stolen Certificate shall be deemed to evidence the same interest as the lost, destroyed or stolen Certificate.

     "Proceeding":  Any  suit in  equity,  action  at law or other  judicial  or
      ----------
administrative proceeding.

     "Purchase  Price":  With respect to any Underlying  Security required to be
      ---------------
repurchased by the Underlying Security Provider pursuant to Section 2.3 and as confirmed by an Officer's Certificate from the Administrative Agent, if any, or the Depositor, as the case may be, to the Trustee, an amount equal to the sum of
(i) the greater of (x) 100% of the principal balance thereof as of the date of such purchase and (y) if the Underlying Security was purchased at a premium above face value, the price paid therefor, (ii) accrued and unpaid interest thereon from the immediately preceding interest allocation date, or if no interest has been paid to the Trust with respect thereto, from the Cut-Off Date, in each case at a rate equal to the Fixed Pass Through Rate or the then applicable Floating Pass Through Rate, as the case may be, as specified in the applicable Series Supplement, on the principal balance of such Underlying Security as of the close of business on the Business Day immediately preceding the date of purchase or such other day as may be specified in the applicable Series Supplement on which such purchase is to occur, (iii) any unreimbursed Advances and any unpaid Administrative Fees allocable to such Underlying Security, (iv) expenses reasonably incurred or to be incurred by the Administrative Agent, if any, or the Trustee in respect of the breach or defect giving rise to the purchase obligation, including any expenses arising out of the enforcement of the purchase obligation and (v) any realized losses previously incurred with respect to such Underlying Security and allocated to Certificateholders on or before the date of purchase.

     "Qualified Substitute Underlying Security":  With respect to any Series, if
      ----------------------------------------
applicable, as defined, in the related Series Supplement.

     "Rating Agency":  With respect to any Series (or Class within such Series),
      -------------
as defined in the related Series Supplement.

     "Rating Agency Condition": With respect to any action or occurrence, unless
      -----------------------
otherwise specified in the applicable Series Supplement, that each Rating Agency shall have been given notice thereof and that each Rating Agency shall have notified the Depositor, the Trustee and the Administrative Agent, if any, in writing that such action or occurrence will not result in a reduction or withdrawal of the then current rating of any Certificate of the applicable Series.

     "Record  Date":  With respect to any  Distribution  Date for any Series (or
      ------------
Class within such Series) of Certificates, the date specified in the related Series Supplement.

     "Required  Interest":  Unless  otherwise  specified  in the related  Series
      ------------------
Supplement, with respect to the Outstanding Certificates of any Series or any Class thereof, the accrued and undistributed interest on the Stated Amount or Notional Amount of such Outstanding Certificates computed at the applicable Pass Through Rate.

     "Required  Percentage--Administrative Agent Termination":  Unless otherwise
      ------------------------------------------------------
specified in the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

     "Required Percentage--Amendment": Unless otherwise specified in the related
      ------------------------------
Series Supplement, 66-2/3% of the aggregate Voting Rights of Certificates of such Series (or of a designated Class or group of Classes within such Series) (either voting as separate Classes or as a single Class) applicable to such matter, all as specified in the applicable Series Supplement.

     "Required Percentage--Definitive  Certificates": Unless otherwise specified
      ---------------------------------------------
in the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

     "Required  Percentage--Direction of Trustee": Unless otherwise specified in
      ------------------------------------------
the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

     "Required Percentage--Remedies":  Unless otherwise specified in the related
      -----------------------------
Series  Supplement,   at  least  66-2/3%  of  the  aggregate  Voting  Rights  of
Certificates of such Series.

     "Required  Percentage--Removal  of Trustee":  Unless otherwise specified in
      -----------------------------------------
the related Series Supplement, greater than 50% of the aggregate Voting Rights of Certificates of such Series.

     "Required  Percentage--Waiver":  Unless otherwise  specified in the related
      ----------------------------
Series  Supplement,   at  least  66-2/3%  of  the  aggregate  Voting  Rights  of
Certificates of such Series.

     "Required  Premium":  If  applicable,  unless  otherwise  specified  in the
      -----------------
related Series Supplement, with respect to the Certificates of any Series or any Class thereof, an amount equal to the product, as determined on any Distribution Date with respect to such Series or Class, of (i) the Required Principal for such Series or Class and (ii) the Call Premium Percentage for such Series or Class.

     "Required  Principal":  As determined for any Distribution Date for a given
      -------------------
Series (or Class within such Series), unless otherwise specified in the related Series Supplement, the amounts on deposit in the Certificate Account allocable to principal payments on the Underlying Securities (including from Credit Support, if any, and Advances, if any, but excluding amounts in respect of principal payments to the extent that Advances with respect thereto were distributed as Required Principal on a prior Distribution Date) and required to be distributed in respect of Certificates of such Series (or Class) in accordance with the terms of such Certificates and such related Series Supplement.

     "Required  Rating":  With  respect  to any  Series  (or Class  within  such
      ----------------
Series), the rating category (or categories) specified in the Series Supplement that, as a condition to the issuance of such Series or Class, is (or are) the lowest category (or categories) in which the Certificates of such Series or Class may be categorized by the Rating Agency.

     "Requisite  Reserve Amount":  As of any date with respect to any Series (or
      -------------------------
Class within such Series) of Certificates, the amount, if any, required to be maintained in the Reserve Account, if any, for such Series or Class as specified in or determined pursuant to the related Series Supplement.

     "Reserve  Account":  An Eligible  Account,  if any,  created and maintained
      ----------------
pursuant to Section 3.11.

     "Responsible Officer":  With respect to the Trustee, any officer within the
      -------------------
Corporate Trust Office of the Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Retained  Interest":  If  applicable,   with  respect  to  any  Underlying
      ------------------
Security, an ownership interest in and a right to a portion of the payments thereon payable by the obligor thereof, as specified in the Underlying Securities Schedule to the related Series Supplement, held by the Person so specified in such Underlying Securities Schedule.

     "Scheduled Final Distribution  Date": With respect to any Certificate,  the
      ----------------------------------
date on which all the unpaid principal of (and premium, if any, on) such Certificate is scheduled, without giving effect to any prepayment, exchange or early termination, to become due and payable as provided therein and in the applicable Series Supplement.

     "Series":  A  separate  series  of  Certificates  issued  pursuant  to this
      ------
Agreement and a related Series Supplement, which series may be divided into two or more Classes, as provided in such Series Supplement.

     "Series  Supplement":  An agreement  supplemental  to this  Agreement  that
      ------------------
authorizes the issuance of a particular Series (and each Class within such Series) of Certificates.

     "Specified Currency": As defined in the related Series Supplement.
      ------------------

     "State":  Any one of the 50 states of the United  States or the District of
      -----
Columbia.

     "Stated Amount": With respect to an Outstanding Certificate,  as determined
      -------------
at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Underlying Securities. The Stated Amount, if any, of any Class within a given Series (other than those Classes, if any, specified in the related Series Supplement), as of any date of determination, shall be equal to the aggregate initial Stated Amount thereof less the sum of (i) all amounts allocable to prior distributions made to such Class in respect of principal of the Underlying Securities and (ii) any reductions attributable to Certificates surrendered in exchange for Underlying Securities, as and to the extent provided in the applicable Series Supplement.

     "Sub-Administration Account": As defined in Section 3.8.
      --------------------------

     "Sub-Administration  Agreement":  The written contract, if any, between the
      -----------------------------
Administrative Agent, if any, specified in the applicable Series Supplement, or Trustee and a Sub-Administrative Agent and any successor Administrative Agent or Trustee or Sub-Administrative Agent relating to the administration of an Underlying Security or certain Underlying Securities as provided in Section 3.2.

     "Sub-Administrative Agent": Any Person with which the Administrative Agent,
      ------------------------
if any, specified in the applicable Series Supplement, or the Trustee has entered into a Sub-Administration Agreement and which meets the qualifications of a Sub-Administrative Agent pursuant to Section 3.2.

     "Surety Bond":  If so specified in the Series  Supplement,  with respect to
      -----------
any Series (or Class within such Series) of Certificates, the surety bond providing for the distribution under certain circumstances specified in such Series Supplement of amounts to the Certificateholders of such Series (or Class), which surety bond will be issued to the Trustee for the benefit of such Certificateholders by the related Credit Support Provider, all as specified in such Series Supplement.

     "TIA": The Trust Indenture Act of 1939, as amended.
      ---

     "Trust": With respect to any Series, the segregated asset or pool of assets
      -----
subject hereto, constituting the trust created hereby and by the related Series Supplement and to be administered hereunder and thereunder, consisting of those Underlying Securities and the Credit Support, if applicable, and all sums distributed in respect thereof that are specified as being part of the Trust for such Series in the related Series Supplement, all for the benefit of the Certificateholders of such Series as of any particular time.

     "Trustee":  With  respect to any  Series,  the Person so  specified  in the
      -------
applicable Series Supplement (which Person shall have agreed pursuant to such Series Supplement to assume all the duties, obligations, responsibilities and liabilities of the Trustee as set forth in this Agreement and such Series Supplement with respect to the related Series of Certificates) for such Series or any co-trustee appointed pursuant to Section 8.10, until a successor Person shall have become the Trustee pursuant to the applicable provisions of this Agreement and the applicable Series Supplement, and thereafter "Trustee" shall mean such successor Person.

     "Trust Termination  Event": With respect to any Series, as specified in the
      ------------------------
related Series Supplement.

     "Underlying  Security  Provider":  With respect to any Underlying  Security
      ------------------------------
purchased pursuant to an Underlying Security Purchase Agreement, each entity specified as such in the applicable Series Supplement or its successor in interest.

     "Underlying Security Purchase Agreement": With respect to certain Series of
      --------------------------------------
Certificates, as designated in the applicable Series Supplement, the purchase agreement providing for the purchase by the Depositor of one or more Underlying Securities for such Series, substantially in the form acceptable to the Depositor, provided, that if required by the applicable Series Supplement, such agreement shall provide for the repurchase of such Underlying Securities on the terms set forth in Section 2.3.

     "Underlying  Securities":  With respect to any Series,  the asset or assets
      ----------------------
sold as part of the Trust for such Series or acquired (or, in the case of an agreement, entered into) by the Trustee for the benefit of the Holders of such Series and, if and to the extent provided in the applicable Series Supplement, for the benefit of any Credit Support Provider, all as identified in the Underlying Securities Schedule to the related Series Supplement. The Underlying Securities for any such Series or the related Trust shall not constitute Underlying Securities for any other Series or any other Trust.

     "Underlying   Securities   Issuer":   As  defined  in  the  related  Series
      --------------------------------
Supplement.

     "Underlying Securities Schedule":  With respect to any Series, a listing of
      ------------------------------
the Underlying Securities for such Series as of the Closing Date, including, with respect to each Underlying Security, the obligor and the principal balance thereof, which shall be attached to such Series Supplement as Schedule A.

     "Uniform  Commercial Code": The Uniform Commercial Code as in effect in the
      ------------------------
relevant jurisdiction.

     "United States":  The United States of America (including the States),  its
      -------------
territories, its possessions and other areas subject to its jurisdiction.

     "Voting  Rights":  With respect to any Series (or Class within such Series)
      --------------
of Certificates, the portion of the aggregate voting rights of the Certificates of such Series or Class which shall be allocated to any Certificate as specified in the applicable Series Supplement.

     Section 1.2. RULES OF CONSTRUCTION. Unless the context otherwise requires:
                  ---------------------

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

          (iii) "or" is not exclusive;

          (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

          (v) "including" means including without limitation; and

          (vi) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                 DECLARATION OF TRUSTS; ISSUANCE OF CERTIFICATES
                 -----------------------------------------------

     Section 2.1.  Creation and Declaration of Trusts;  Assignment of Underlying
                   -------------------------------------------------------------
Securities.  (a) The  Depositor,  concurrently  with the  execution and delivery
----------
hereof, does hereby agree to (i) sell, assign, convey and set-over to the Trustee, on behalf and for the benefit of the Certificateholders of each given Series of Certificates and without recourse, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under the Underlying Securities attributable to each such Series (except for the Underlying Securities attributable to such Series which are not to be sold by the Depositor, as specified in the Underlying Securities Schedule to the applicable Series Supplement), in each case as identified on the applicable Underlying Securities Schedule, and all other assets included or to be included in the respective Trust for the benefit of the Certificateholders of each such Series or (ii) deliver to the Trustee for deposit in the Certificate Account an amount, in immediately available funds in a form acceptable to the Trustee, sufficient to acquire the Underlying Securities attributable to such Series, in each case as identified on the Underlying Security Schedule to the applicable Series Supplement, and all other assets to be included in the respective Trust for the benefit of the Certificateholders of each such Series. Each such sale will include all interest, premium (if any) and principal received by or on behalf of the Depositor of, on or with respect to any such Underlying Securities due after the applicable Cut-off Date, and, unless otherwise specified in the Series Supplement, will exclude (i) all interest, premium (if any) and principal of, on or with respect to any such Underlying Securities due on or before the applicable Cut-off Date and (ii) any Retained Interest in any such Underlying Security.

     (b) In connection with each sale referred to in the preceding paragraph, the Depositor shall, not later than the applicable Closing Date, (i) deposit the Underlying Securities for a given Series (except for the Underlying Securities attributable to such Series which are to be acquired from a Person other than the Depositor, as specified on the Underlying Securities Schedule to the applicable Series Supplement) with the Trustee by physical delivery of such Underlying Securities, duly endorsed, to the Trustee or by causing such Underlying Securities to be registered by book entry in the name of the Trustee and (ii) with respect to each such Underlying Security, deliver or cause to be delivered to the Trustee all documents necessary to transfer ownership of each such Underlying Security to the Trustee.

     (c) Unless otherwise specified in the applicable Series Supplement, the sale of such Underlying Securities by the Depositor for a given Series accomplished hereby and by such Series Supplement is absolute and is intended by the parties hereto as a sale and not a loan. The Depositor represents and covenants that the Underlying Securities as of the respective Closing Dates will be free and clear of any right, charge, security interest or lien or claim in favor of the Depositor and, with respect to any sale of Underlying Securities, that the Depositor will as of such respective Closing Date have the right to sell the applicable Underlying Securities to the Trustee.

     Section 2.2.  Acceptance by Trustee.  (a) With respect to each Series,  the
                   ---------------------
Trustee will acknowledge receipt by it, or by a custodian on its behalf, of the related Underlying Securities and the related documents referred to in Section 2.1, now existing or hereafter acquired, and declares that it will hold such Underlying Securities and documents and all other documents delivered to it pursuant to this Agreement, and that it will hold all such assets and such other assets (including Underlying Securities acquired from a Person other than the Depositor) comprising the Trust for a given Series of Certificates, in trust for the exclusive use and benefit of all present and future Certificateholders of such Series and for the purposes and subject to the terms and conditions set forth in this Agreement.

     (b) The Trustee, or a custodian on its behalf, shall review all documents received by it pursuant to Section 2.1 within 45 days after receipt thereof. If in the process of reviewing such documents the Trustee or such custodian discovers any document or documents to be missing or defective, the Trustee shall promptly (but in any event within 10 Business Days) so notify the Depositor and the Administrative Agent, if any. In addition, upon the discovery by the Depositor, the Administrative Agent, if any, or the Trustee of a breach of any of the representations and warranties made by any Underlying Security Provider in the related Underlying Security Purchase Agreement, if any, in respect of any Underlying Security that materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties hereto (but in any event within 10 Business Days).

     Section 2.3. Repurchase or Substitution of Certain Underlying Securities by
                  --------------------------------------------------------------
the Underlying  Security  Provider.  (a) If and to the extent  provided for in a
----------------------------------
Series Supplement relating to a given Series of Certificates, upon discovery or receipt of notice pursuant to Section 2.2 that a document is missing or defective, the Trustee shall immediately notify the Depositor, the
Administrative Agent, if any, and each Rating Agency that such document is defective or missing and, unless the Depositor provides to the Trustee an Officer's Certificate stating such missing or defective document will not have a materially adverse effect on the related Trust, the Administrative Agent, if any, or the Trustee shall immediately so notify the Underlying Security Provider and require that the Underlying Security Provider deliver such missing document or cure such defect within 60 days from the date on which such Underlying Security Provider was first notified of such missing document or defect, and if such Underlying Security Provider does not deliver such missing document or cure such defect in all material respects during such period, the Administrative Agent, if any, or the Trustee shall use its best efforts to enforce the Underlying Security Provider's obligation, if any, under the related Underlying Security Purchase Agreement to repurchase such Underlying Security from the Trustee at the applicable Purchase Price within 90 days after the date on which the Underlying Security Provider was first notified of such missing document or defect. The Purchase Price for the repurchased Underlying Security shall be delivered to the Administrative Agent, if any, or to the Trustee directly for deposit in the Certificate Account and the Trustee, upon receipt either of certification by the Administrative Agent, if any, of such deposit or of such deposit directly, shall release to the Underlying Security Provider the related documents in its possession and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Underlying Security Provider any Underlying Security released pursuant hereto, and the Trustee shall have no further obligations with regard to such documents. The foregoing notwithstanding, if and to the extent the Series Supplement provides, the Underlying Security Provider may, as an alternative to repurchasing any such Underlying Security as provided above, if and to the extent so provided in the Underlying Security Purchase Agreement, cause such Underlying Security to be removed from the Trust (in which case it shall become a Deleted Underlying Security) by agreeing to substitute one or more Qualified Substitute Underlying Securities in the manner and subject to the limitations set forth in Section 2.3(b) and the related Series Supplement. It is understood and agreed that the obligation of the Underlying Security Provider to repurchase or substitute for any Underlying Security as to which a constituent document is missing or a defect in a constituent document exists shall, if such defect is not cured or such missing document is not provided, constitute (unless otherwise specified in the applicable Series Supplement) the sole remedy respecting such omission or defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. It is further understood and agreed that, unless otherwise provided in the related Series Supplement, in no event shall either the Depositor or the Administrative Agent, if any, be obligated to repurchase or substitute for such an Underlying Security, regardless of whether the Underlying Security Provider defaults on its obligation to repurchase or substitute for such an Underlying Security.

     (b) If and to the extent provided for in a Series Supplement relating to a given Series of Certificates, with respect to any Deleted Underlying Security for which the Depositor or the Underlying Security Provider substitutes a Qualified Substitute Underlying Security or Assets, such substitution shall be effected by the Depositor or Underlying Security Provider delivering to the Trustee or a custodian on its behalf such Qualified Substitute Underlying Security or Assets and such documents and agreements, with all necessary endorsements thereon, as would be required under the terms of Section 2.1, together with an Officer's Certificate of the Depositor or relevant Underlying Security Provider certifying that each such Qualified Substitute Underlying
Security satisfies the definition thereof and the requirements under this Section. The Trustee or such custodian shall acknowledge receipt of such Qualified Substitute Underlying Security or Assets and, within five Business Days thereafter, review such documents in the manner specified in Section 2.2. The Depositor shall give or cause to be given written notice to the Certificateholders of such Series and each Rating Agency that such substitution has taken place and shall amend the Underlying Security Schedule to reflect the removal of such Deleted Underlying Security from the terms of this Agreement and the substitution of the Qualified Substitute Underlying Security or Assets. Upon such substitution, such Qualified Substitute Underlying Security or Assets shall be subject to the terms of this Agreement in all respects, including those related to the representations and warranties included in the Underlying Security Purchase Agreement as of the date of substitution. The terms upon which such substitution may be effected shall be specified in the applicable Series Supplement.

     Section  2.4.   Representations   and   Warranties  of  the  Depositor  and
                     -----------------------------------------------------------
Representations,  Warranties and Covenants of the Administrative  Agent. (a) The
-----------------------------------------------------------------------
Depositor hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein or in the applicable Series Supplement:

          (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (ii) with respect to each Series Supplement, to the Depositor's knowledge, the information set forth in the Underlying Security Schedule with respect to each Underlying Security is true and correct in all material respects at the date or dates respecting which such information is furnished;

          (iii) the execution and delivery of this Agreement by the Depositor and its performance of and compliance with the terms of this Agreement will not violate the Depositor's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets;

          (iv) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, upon its execution and delivery by the Depositor and assuming due authorization, execution and delivery by the Trustee, will constitute a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or at law);

          (v) the Depositor is not in violation, and the execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement will not constitute a violation, of any order or decree of any court or any order or regulation of any Federal, State, municipal or governmental agency having jurisdiction over the Depositor or its properties, which violation would reasonably be expected to have a material and adverse effect on the condition (financial or otherwise) or operations of the Depositor or its properties or on the performance of its duties hereunder; and

          (vi) any additional representations and warranties, if any, that may be specified in the applicable Series Supplement.

     It is understood and agreed that the representations and warranties of the Depositor set forth in this Section 2.4(a) shall survive delivery of the respective documents to the Trustee and shall inure to the benefit of the Trustee on behalf of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Administrative Agent, if any, or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other parties.

     (b) The Administrative Agent, if any, shall make such representations, warranties, if any, and covenants that may be specified in the applicable Series Supplement.

     Upon discovery by any of the Depositor, the Administrative Agent, if any, or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice thereof to the other parties.

     Section 2.5. Breach of Representation,  Warranty or Covenant. (a) Within 20
                  -----------------------------------------------
days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of a breach of any representation or warranty of the Depositor set forth in Section 2.4(a) that materially and adversely affects the interests of the Certificateholders of a given Series of Certificates, the Depositor shall cure such breach in all material respects.

     (b) With respect to an Administrative Agent appointed pursuant to the applicable Series Supplement, within 20 days of the earlier of discovery by such Administrative Agent or receipt of notice by such Administrative Agent of a breach of any representation, warranty or covenant of such Administrative Agent set forth in the applicable Series Supplement that materially and adversely affects the interests of the Certificateholders, such Administrative Agent shall cure such breach in all material respects.

     Section  2.6.  Agreement to  Authenticate  and Deliver  Certificates.  With
                    -----------------------------------------------------
respect to each Series of Certificates and the related Trust, the Trustee hereby agrees and acknowledges that it will, concurrently with the sale to and receipt by it of the related Underlying Securities and delivery to it of executed Certificates of such Series, cause to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Underlying Securities and such other assets constituting the Trust for a given Series, Certificates duly authenticated by or on behalf of the Trustee in authorized denominations evidencing ownership of the entire Trust for such Series, all in accordance with the terms and subject to the conditions of Sections 5.2 and 5.13.

     Section 2.7. Statement of Intent. It is the intention of the parties hereto
                  -------------------
that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, each Trust shall be treated as a grantor trust, but failing that, as a partnership. The terms of this Agreement shall be interpreted to further this intention of the parties. The parties hereto agree that, unless otherwise required by appropriate tax authorities, each Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such intended characterization. Each Certificateholder and each beneficial owner of a Certificate by acceptance of its Certificate (or its beneficial interest therein) agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with such characterization.

                                   ARTICLE III

                          ADMINISTRATION OF EACH TRUST
                          ----------------------------

     Section 3.1.  Administration  of each Trust.  (a) The Trustee  (and, to the
                   -----------------------------
extent required in the applicable Series Supplement, any Administrative Agent) shall administer the Underlying Securities for each given Trust for the benefit of the Certificateholders of the related Series. In engaging in such activities, the Trustee (or the Administrative Agent, if applicable) shall, subject to the provisions of Article VI hereof, follow or cause to be followed collection procedures in accordance with the terms of this Agreement and the applicable Series Supplement, the respective Underlying Securities and any applicable Credit Support Instruments. With respect to each Trust, and subject only to the above-described standards and the terms of this Agreement, the related Series Supplement and the respective Underlying Securities and applicable Credit Support Instruments, if any, the Trustee (or the Administrative Agent, if applicable) shall have full power and authority, acting alone or through Sub-Administrative Agents as provided in Section 3.2, to do or cause to be done any and all things in connection with such administration which it deems necessary to comply with the terms of this Agreement and the applicable Series Supplement.

     (b) Without  limiting the  generality of the terms of paragraph (a) of this
Section 3.1, with respect to any Series of Certificates, the Administrative Agent, if any, specified in the applicable Series Supplement shall be hereby authorized and empowered by the Depositor, when such Administrative Agent believes it appropriate in its reasonable judgment and when otherwise required by a Series Supplement, in its own name or in the name of a Sub-Administrative Agent, (i) to instruct the Trustee to make distributions or payments from the Certificate Account or any other Account for such Series, as set forth herein or in the related Series Supplement, and (ii) to the extent specified in the related Series Supplement, to execute and deliver, on behalf of the Certificateholders of such Series and the Trustee or any of them, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to any of the Underlying Securities relating to such Series.

     (c) The duties of the Trustee and the Administrative Agent, if any, shall be performed in accordance with applicable local, State and Federal law, and the Trustee (or, if specified in the applicable Series Supplement, the Administrative Agent) shall make any and all filings, reports, notices or applications with, and seek any comments and authorizations from, the Commission and any State securities authority on behalf of the Trust for each Series. If the applicable Series Supplement appoints an Administrative Agent, the Trustee, in its capacity as Trustee, shall execute, at the direction of such Administrative Agent, any powers of attorney and other documents necessary or appropriate to enable the Administrative Agent to carry out any of its administrative duties hereunder; provided, however, that the Trustee, in its capacity as Trustee, shall not be accountable for the actions of the Administrative Agent or any Sub-Administrative Agents under such powers of attorney.

     Section 3.2. SUB-ADMINISTRATION  AGREEMENTS BETWEEN ADMINISTRATIVE AGENT OR
                  --------------------------------------------------------------
TRUSTEE AND SUB-ADMINISTRATIVE AGENTS.
-------------------------------------

     (a) Unless otherwise provided in a Series Supplement, an Administrative Agent specified in the applicable Series Supplement and the Trustee may enter into Sub-Administration Agreements with one or more Sub-Administrative Agents in order to delegate their administrative obligations with respect to a related Series under this Agreement to such Sub-Administrative Agents; provided, however, that (i) such delegation shall not release either such Administrative Agent or the Trustee, as applicable, from the duties, obligations, responsibilities or liabilities arising under this Agreement, (ii) the Rating Agency Condition shall have been satisfied with respect to the entering into of any such agreement and (iii) such agreements are consistent with the terms of this Agreement and, with respect to Certificates of any Series, the related Series Supplement. With respect to any Series (or Class within such Series) of Certificates, each Sub-Administration Agreement shall impose on the Sub-Administrative Agent requirements conforming to the provisions set forth in
Section 3.1 and provide for administration of the related Trust and all or certain specified Underlying Securities for such Series consistent with the terms of this Agreement. Additional requirements relating to the scope and contents of any Sub-Administration Agreement may be provided in the applicable Series Supplement. Such Administrative Agent shall deliver to the Trustee and the Depositor copies of all Sub-Administration Agreements which it enters into, and any amendments or modifications thereof, promptly upon the Administrative Agent's execution and delivery of any such instruments.

     (b) As part of its duties hereunder, an Administrative Agent specified in the applicable Series Supplement shall enforce the obligations of each Sub-Administrative Agent under any related Sub-Administration Agreement which it enters into and of the Underlying Security Provider, if any, under any Underlying Security Purchase Agreement, for the benefit of the Trustee and the Certificateholders of a given Series. Such enforcement, including the legal prosecution of claims, the termination of Sub-Administration Agreements or Underlying Security Purchase Agreements, as appropriate, and the institution of Proceedings and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Administrative Agent, in its good faith business judgment, deems necessary or advisable, subject in all cases to the provisions of Article VI hereof.

     Section 3.3. Successor  Sub-Administrative  Agents. An Administrative Agent
                  -------------------------------------
specified in the applicable Series Supplement and the Trustee shall each be entitled to terminate any Sub-Administration Agreement which it enters into and the rights and obligations of any Sub-Administrative Agent under any Sub-Administration Agreement in accordance with the terms and conditions of any such Sub-Administration Agreement. In the event of a termination of any Sub-Administration Agreement, the Administrative Agent or the Trustee, as applicable, shall simultaneously reassume direct responsibility for all obligations delegated in such Sub-Administration Agreement without any act or deed on the part of the applicable Sub-Administrative Agent, the Trustee or the Administrative Agent, and the Administrative Agent or the Trustee, as applicable, either shall administer directly the related Underlying Securities or shall enter into a Sub-Administration Agreement with a successor Sub-Administrative Agent which so qualifies under Section 3.2.

     Section 3.4. Liability of the  Administrative  Agent.  Notwithstanding  any
                  ---------------------------------------
Sub-Administration Agreement or any of the provisions of this Agreement relating to agreements or arrangements between an Administrative Agent, if any, or the Trustee and a Sub-Administrative Agent or references to actions taken through a Sub-Administrative Agent or otherwise, the Administrative Agent, if any is specified in the applicable Series Supplement, or the Trustee, as applicable, shall remain obligated and primarily liable to the Trustee and the Certificateholders for the administering of the Trust and the Underlying Securities for each related Series of Certificates to the extent provided herein and in the related Series Supplement in accordance with the provisions of
Section 3.1 without diminution of such obligation or liability by virtue of any such Sub-Administration Agreements or arrangements or by virtue of indemnification from the Sub-Administrative Agent and to the same extent and under the same terms and conditions as if the Administrative Agent or the Trustee, as applicable, alone were administering the Underlying Securities, and the Administrative Agent or the Trustee, as applicable, shall not thereby be released from any duties or responsibilities set forth in this Agreement or the related Series Supplement. The Administrative Agent and the Trustee shall be entitled to enter into any agreement with a Sub-Administrative Agent for indemnification of the Administrative Agent or the Trustee by such Sub-Administrative Agent for any liability or obligation sustained by the Administrative Agent or the Trustee in connection with any act or failure to act by the Sub-Administrative Agent, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Section 3.5. No Contractual Relationship Between Certain Sub-Administrative
                  --------------------------------------------------------------
Agents  and  Trustee or  Certificateholders.  Any  Sub-Administration  Agreement
-------------------------------------------
between an Administrative Agent specified in the applicable Series Supplement and a Sub-Administrative Agent that may be entered into and any transactions or services relating to the Underlying Securities pursuant to such an agreement shall be deemed to be between the Sub-Administrative Agent and the Administrative Agent alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Administrative Agent except as set forth in
Section 3.6. Except as set forth in Section 3.6, the Administrative Agent shall be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the Administrative Agent's compensation pursuant to this Agreement is sufficient to pay such fees; provided, however, that if so provided in the applicable Series Supplement, a Sub-Administrative Agent shall be entitled to a Retained Interest in certain Underlying Securities as and to the extent specified in the Underlying Securities Schedule to such Series
Supplement. Each such Sub-Administrative Agent shall be reimbursed by the Administrative Agent for expenditures made by such Sub-Administrative Agent to the same extent the Administrative Agent would be reimbursed for such expenditures pursuant to the terms of this Agreement.

     Section 3.6. Assumption or Termination of Sub-Administration  Agreements by
                  --------------------------------------------------------------
Trustee.  Except as and to the extent otherwise provided in a Series Supplement,
-------
in the event an Administrative Agent specified in the applicable Series Supplement shall for any reason no longer be acting in such capacity with respect to any Series, the Trustee or its designee shall thereupon assume all the rights and obligations of the Administrative Agent under each Sub-Administration Agreement that the Administrative Agent may have entered into with respect to any Underlying Security or Assets related to such Series, provided that the Trustee may elect to terminate any such Sub-Administration
Agreement in accordance with its terms. Except as otherwise provided in such a Series Supplement, the Trustee, its designee or any successor Administrative Agent shall be deemed to have assumed all the Administrative Agent's interest therein and to have replaced the Administrative Agent as a party to each Sub-Administration Agreement to the same extent as if each Sub-Administration Agreement had been assigned to the assuming party; provided, however, that the Administrative Agent shall not thereby be relieved of any liability or obligations under any Sub-Administration Agreement and provided further, that the Trustee shall in no event be obligated to make any Advances if it is prohibited by law or regulation from doing so or from obligating itself to do so. The Administrative Agent at its expense shall, upon request of the Trustee, deliver to such assuming party all documents and records relating to each Sub-Administration Agreement and the Underlying Securities then being administered by it and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Administration Agreements to the assuming party.

     Section 3.7.  Collection  of Certain  Underlying  Security  Payments.  With
                   ------------------------------------------------------
respect to any Series or Class of Certificates, the Trustee (or the Administrative Agent if specified in the related Series Supplement) shall make reasonable efforts to collect all payments required to be made pursuant to the terms of the Underlying Securities or any related Credit Support Instruments in a manner consistent with the terms of this Agreement, such Underlying Securities and any related Credit Support Instruments.

     Section 3.8.  Collections by  Sub-Administrative  Agent.  Unless  otherwise
                   -----------------------------------------
provided in the applicable Series Supplement, in the event a Sub-Administrative Agent is administering one or more Underlying Securities pursuant to a Sub-Administration Agreement, the Sub-Administrative Agent shall be required to immediately direct the Trustee to deposit into an Eligible Account established by such Sub-Administrative Agent (a "Sub-Administration Account") any amounts collected with respect thereto, and not later than the Business Day after receipt thereof, all such amounts shall be deposited into the related Certificate Account.

     Section 3.9. Certificate Account. (a) For each Series of Certificates,  the
                  -------------------
Trustee shall establish and maintain one or more Eligible Accounts (collectively, the "Certificate Account"), held in trust for the benefit of the Certificateholders of such Series. The Trustee on behalf of such Certificateholders shall possess all right, title and interest in all funds on deposit from time to time in each Certificate Account and in all proceeds thereof. With respect to each Series of Certificates, the Certificate Account shall be under the sole dominion and control of the Trustee for the benefit of the related Certificateholders. With respect to each Series of Certificates, the Trustee shall deposit or the Administrative Agent, if any, specified in the applicable Series Supplement shall direct the Trustee to deposit or cause to be deposited in the Certificate Account no later than the Business Day after receipt thereof all amounts collected with respect to the Underlying Securities, any Credit Support and all Liquidation Proceeds related to such Series including:

          (i)  all  payments  on  account  of   principal  of  such   Underlying
     Securities;

          (ii)  all   payments  on  account  of  interest  on  such   Underlying
     Securities;

          (iii) all payments on account of premium (if any) on such Underlying Securities;

          (iv) any payments in respect of any such Credit Support;

          (v) any Advances made as required pursuant to Section 4.3; and

          (vi) any interest or investment income earned on funds deposited in the related Accounts.

     Unless otherwise specified in the applicable Series Supplement, it is understood and agreed that payments in the nature of prepayment or redemption penalties, late payment charges or assumption fees which may be received by the Trustee or any Administrative Agent shall be deposited by the Trustee or the Administrative Agent, as applicable, in the Certificate Account and shall not be retained by the Trustee or the Administrative Agent for its own account.

     If, at any time, the Certificate Account for any Series ceases to be an Eligible Account, the Trustee shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is met) establish a new Certificate Account meeting the conditions specified above and transfer any cash and any investments on deposit in the Certificate Account to such new Certificate Account, and from the date such new Certificate Account is established, it shall be the Certificate Account for such Series.

     (b) The Trustee shall give notice to the Administrative Agent, if any, the Depositor and each Rating Agency of the location of each Eligible Account constituting the Certificate Account and prior to any change thereof.

     (c) The Administrative Agent, if any, shall instruct the Trustee as to, or otherwise the Trustee shall determine, the appropriate application of Available Funds with respect to any Distribution Date for which application is to be made on any such Distribution Date in accordance with the terms of Section 4.1 and the related Series Supplement.

     Section 3.10. Investment of Funds in the Accounts. The Depositor (or, if so
                   -----------------------------------
specified in the applicable Series Supplement, the Administrative Agent), on behalf of the Trust, may direct the Trustee to direct any depository institution maintaining the Certificate Account or the Reserve Account, if any, for the applicable Series and any other segregated Eligible Account the contents of which are held for the benefit of Certificateholders of such Series (each, an "Account") to invest the funds therein in one or more Permitted Investments bearing interest or sold at a discount, which shall be held to maturity unless payable on demand and which funds shall not be reinvested upon the maturity or demand for payment of such Permitted Investment. If the Depositor (or the Administrative Agent, if applicable) does not provide any investment directions to the Trustee, funds held in any Account will be invested in the Permitted Investments specified in clause (ii) of the definition thereof. Investments of such funds shall be invested in Permitted Investments that will mature so that such funds will be available for distribution on the Distribution Date on which such amounts are to be applied as distributions to Certificateholders. In the event amounts on deposit in an Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

     (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

     (y) demand same day payment of all amounts due thereunder upon a determination by the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in any Account.

     It is the intent of the Trustee, any Administrative Agent, and the Depositor that each Account shall be a securities account of the Trustee and not an account of the Depositor or the Administrative Agent. Each Permitted Investment that constitutes investment property shall be held by the Trustee through a securities intermediary, which securities intermediary shall agree with the Trustee that (A) such investment property at all times shall be credited to a securities account of the Trustee, (B) all property credited to such securities account shall be treated as a financial asset, (C) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account,
(D) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (F) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Trustee), and (G) such agreement between such securities intermediary and the Trustee shall be governed by the laws of the State of New York. Each Permitted Investment that does not constitute investment property shall be held by the Trustee in the State of New York. Each term used in the preceding two sentences and defined in the New York Uniform Commercial Code shall have the meaning set forth in the New York Uniform Commercial Code.

     Section 3.11.  Maintenance of Credit  Support.  On the  applicable  Closing
                    ------------------------------
Date, the Trustee or, if so specified in the applicable Series Supplement, the Depositor or the Administrative Agent, shall, to the extent specified in the applicable Series Supplement, establish and maintain, or enter into, as applicable, in the name of the Trustee, either as a part of the related Trust or outside it, for the benefit of the Certificateholders of the related Series, the Credit Support specified in the applicable Series Supplement. To the extent specified in the applicable Series Supplement, the Depositor or the Administrative Agent, as the case may be, will make or cause to be made any initial deposit to the Certificate Account or any Reserve Account for the related Series as of the Closing Date. Unless the Series Supplement for a given Series provides otherwise, if a Reserve Account exists for such Series, collections with respect to the Underlying Securities for such Series not distributed to the Certificateholders of such Series shall be deposited in the Reserve Account. The Reserve Account, if any, will not be a part of or otherwise includible in the Trust but will be held for the benefit of the Credit Support Provider.

     Amounts on deposit in the Reserve Account and amounts available pursuant to any other Credit Support for such Series shall be applied by the Trustee to make distributions of principal of and premium (if any) and interest on the Certificates of such Series as required pursuant to Section 4.1 and the applicable Series Supplement to the extent that funds are not otherwise available for such purpose. If specified in such Series Supplement, immediately after each Distribution Date, amounts on deposit in the Reserve Account for such Series in excess of a specified amount shall be paid to the Person so specified in such Series Supplement.

     Section 3.12.  Realization  Upon Defaulted  Underlying  Securities.  Unless
                    ---------------------------------------------------
otherwise provided in the applicable Series Supplement, (a) if:

          (i) default is made in the payment of any installment of interest on any Underlying Security when the same becomes due and payable, and such default continues unremedied for the period specified in the indenture or other authorizing document for such Underlying Security (or, if no such period is specified, three days) after receipt by the Underlying Securities Issuer of notice thereof from the Trustee or receipt by the Underlying Securities Issuer and the Trustee of notice thereof from the Holders of Outstanding Certificates representing at least 25% of the Voting Rights; or

          (ii) default is made in the payment of the principal of or any installment of the principal of any Underlying Security when the same becomes due and payable, and such default continues unremedied for the period specified in the indenture or other authorizing document for such Underlying Security (or, if no such period is specified, thirty (30) days) after receipt by the Underlying Securities Issuer of notice thereof from the Trustee or receipt by the Underlying Securities Issuer and the Trustee of notice thereof from the Holders of Outstanding Certificates representing at least 25% of the Voting Rights;

and the Underlying Securities Issuer shall, upon demand of the Trustee, fail to pay forthwith to the Trustee, for the benefit of the Holders, the whole amount then due and payable on such Underlying Securities for principal and interest, with interest upon the overdue principal, at the rate borne by the Underlying Securities and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, to the extent permitted by law (such event, an "Issuer Payment Default"), then the Trustee, in its own name and as trustee of an express trust, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, shall institute a Proceeding for the collection of the sums so due and unpaid, and shall prosecute such Proceeding to judgment or final decree or settlement, and shall enforce the same against the Underlying Securities Issuer or other obligor upon the Underlying Securities and collect in the manner provided by law out of the property of the Underlying Securities Issuer or other obligor upon the Underlying Securities wherever situated, the moneys adjudged or decreed to be payable, unless otherwise directed by Holders of the Required Percentage -- Direction of the Trustee. In connection therewith, the Trustee shall use its best reasonable efforts in accordance with such normal and customary procedures it shall deem necessary or advisable, and shall have the power and authority, acting alone, to do any and all things in connection therewith and the administration of the Trust as it may deem necessary or advisable.

     (b) In the event that the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled interest or principal payment or the payment of any redemption premium on or with respect to the earlier redemption of the Underlying Securities) as a result of a payment default on the Underlying Securities or actual notice that such moneys or other property will be paid to the Trustee, the Trustee shall promptly give notice (as provided in Section 10.5 hereof) to the Depositary or, if the Certificates are not then held by the Depositary, directly to the Holders of the Certificates then outstanding and unpaid. Such notice shall state that, not later than thirty
(30) days after the receipt of such moneys or other property, the Trustee shall allocate and distribute such moneys or other property to the Holders of the Outstanding Certificates then unpaid, in proportion to the Stated Amount or Accreted Amount, as applicable, of each class of Outstanding Certificates, together with accrued interest to the date of distribution, if applicable, and within each class pro rata by Stated Amount. Property received, other than cash, shall be liquidated by the Trustee in a commercially reasonable manner and the proceeds thereof, after deduction of all reasonable costs of such liquidation, distributed in cash, only to the extent necessary to avoid distribution of fractional securities.

     (c) The Trustee (or, if and under the circumstances specified in the applicable Series Supplement, the Administrative Agent), on behalf of the Certificateholders, shall assert claims under each applicable Credit Support Instrument, and shall take such reasonable steps, in addition to those described in Section 3.12(a), as are necessary to receive payment or to permit recovery thereunder with respect to any defaulted Underlying Securities, subject in all cases to the provisions of Article VI hereof in the case of the Administrative Agent and Article VIII hereof in the case of the Trustee.

     (d) Unless otherwise provided in a Series Supplement, if the Administrative Agent or the Trustee, as applicable, is unable to obtain full recovery in respect of a defaulted Underlying Security and any related Credit Support Instrument pursuant to Section 3.12(c), the Administrative Agent or the Trustee, as applicable, shall follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon such defaulted Underlying Security and such Credit Support Instrument, subject in all cases to the provisions of Article VI hereof in the case of the Administrative Agent and
Article VIII hereof in the case of the Trustee.

     Section 3.13.  Retained  Interest.  The Retained  Interest,  if any, in any
                    ------------------
Underlying Security shall initially be held by the Person so specified in the related Series Supplement as and to the extent specified in Schedule A thereof. With respect to each Underlying Security, the Retained Interest shall be deducted by the Trustee, at the written direction of the Administrative Agent, if any, or the Depositor from applicable collections in respect of such Underlying Security. Unless otherwise provided in the applicable Series Supplement, collections in respect of Retained Interest shall not be deposited in the Certificate Account for the applicable Series and shall not constitute a part of the Trust for such Series, but shall instead be distributed to the holder of such Retained Interest, provided that the Series Supplement for any Series with respect to which there is a Retained Interest may provide that, notwithstanding the terms contained herein, commingled amounts received in respect of assets inclusive of Underlying Securities and Retained Interest may initially be deposited in a separate and discrete Eligible Account established by the Trustee at the direction of the Administrative Agent, if any, or the Depositor and such Series Supplement may provide for additional terms relating thereto. Unless otherwise provided in the applicable Series Supplement, after deduction of all applicable fees as provided for in this Agreement, on each Distribution Date the Trustee shall allocate on a pari passu basis any partial recovery on an Underlying Security between (a) the Retained Interest, if any, and (b) distributions to Certificateholders of the applicable Series.

     Section 3.14. Administrative Agent's Compensation and Reimbursement. (a) As
                   -----------------------------------------------------
compensation for its activities, the Administrative Agent, if any, specified in the applicable Series Supplement shall be entitled to the Administrative Fee, which shall be paid on the dates, in the amounts, under the circumstances and in the manner specified in the applicable Series Supplement.

     (b) If, and only to the extent, provided in a Series Supplement, the Administrative Agent, if any, shall be required to pay from its compensation hereunder or otherwise all expenses incurred in connection with the Trust for the related Series and its administration of the Underlying Securities for the related Series, including payment of the fees and disbursements of the Trustee (including the reasonable fees and expenses of its counsel and independent accountants allocable to such Series), payment of expenses incurred in connection with distributions and reports to Certificateholders of such Series, payment of premiums on Credit Support Instruments related to such Series and other expenses specified in such Series Supplement; provided, however, that neither the Administrative Agent, if any, nor the Trustee will be responsible for any Federal, State, local or foreign income and franchise taxes, if any, and any interest or penalties with respect thereto, assessed on the Trust for such Series.

     Section 3.15. Statement as to Compliance. An Administrative Agent appointed
                   --------------------------
pursuant to the applicable Series Supplement, if any, will deliver to the Trustee, the Depositor and each Rating Agency not later than 90 days following the end of each fiscal year of the Administrative Agent an Officer's Certificate executed by two of its Executive Officers stating, as to each signatory thereof, that (i) a review of the activities of the Administrative Agent during the preceding year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Administrative Agent has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement received by the Trustee shall be provided by the Trustee to any Certificateholder upon request at the Certificateholder's expense.

     Section 3.16. Independent Public Accountants' Administration Report. Unless
                   -----------------------------------------------------
otherwise specified in the Series Supplement, within four months from the end of each 12-month period beginning with the period specified in the Series Supplement for a given Series of Certificates, either the Administrative Agent, if any, specified in the Series Supplement, or otherwise the Trustee shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Administrative Agent, if any, the Trustee or the Depositor) to furnish a report addressed to the Trustee, the Depositor, each Rating Agency and each Credit Support Provider for such Series, if any, to the effect that such firm has examined certain documents and records relating to the administration of the Underlying Securities and related Credit Support deposited in or held by the applicable Trust during the preceding 12-month period (or, in the case of the first such report, during the period from the Closing Date to the date specified in the applicable Series Supplement), which report should enable the recipients thereof to determine whether such administration was conducted in accordance with the terms of this Agreement and the related Series Supplement. Such report shall identify any exceptions found during the examination.

     Such report will also indicate that the firm is independent of the Administrative Agent, if any, and the Trustee within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     Copies of such statement received by the Trustee shall be provided by the Trustee to any Certificateholder of such Series upon request without charge to the requesting Certificateholder.

     The  firm  of  independent   public   accountants   shall  be  entitled  to
compensation in consideration for its duties hereunder in the manner specified in the applicable Series Supplement.

     Section  3.17.  Access  to  Certain  Documentation.  The  Trustee  and  the
                     ----------------------------------
Administrative Agent, if any, shall provide to any Federal, State or local regulatory authority that may exercise authority over any Certificateholder access to the documentation regarding the Underlying Securities required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Trustee and Administrative Agent, if any, designated by each of them. In addition, access to the documentation regarding the Underlying Securities related to a given Series (or Class within such Series) will be provided to any Certificateholder of such Series (or Class) upon reasonable request during normal business hours at the offices of the Trustee and Administrative Agent designated by each of them at the expense of the Certificateholder requesting such access.

     Section 3.18. Duties of the Administrative Agent. Notwithstanding any other
                   ----------------------------------
provision of this Agreement, with respect to any Series, the applicable Series Supplement may provide that any Administrative Agent appointed pursuant to such Series Supplement shall have no rights and no duties, obligations or liabilities except as provided in such Series Supplement and herein.

     Section  3.19.  Depositor  to  Furnish  Names and  Addresses  of Holders to
                     -----------------------------------------------------------
Trustee. The Depositor shall furnish or cause to be furnished to the Trustee not
-------
more than five days before each Distribution Date, and at such other times as the Trustee may request in writing, a list, in such form as the Trustee may reasonably require, to the extent such information is in the possession or control of the Depositor or any of its paying agents, of the Holders of Certificates as of the close of business on the applicable record date of the Underlying Securities; provided, however, that so long as the Trustee maintains the Certificate Register, no such list shall be required to be furnished.

     Section 3.20. PRESERVATION OF INFORMATION, COMMUNICATIONS TO HOLDERS.
                   ------------------------------------------------------

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Certificates contained in the most recent list furnished to the Trustee as provided in Section 3.19 and the names and addresses of Holders of Certificates received by the Trustee in its capacity as Certificate Registrar. The Trustee may destroy any list furnished to it as provided in such Section 3.19 upon receipt of a new list so furnished.

     (b) Holders shall have the right to communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Agreement or under the Certificates.

     (c) The Depositor, the Trustee and the Certificate registrar shall have the protection of TIA Section 312(c).

     Section 3.21. Reports by Trustee. If required by TIA Section 313(a), within
                   ------------------
60 days after December 31 of each year, the Trustee shall mail to (i) each Holder as required by TIA Section 313(c) and (ii) the Depositor, a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). A copy of any report delivered pursuant to this Section 3.21 shall, at the time of its mailing to Holders and the Depositor, be filed by the Trustee with the Commission and each stock exchange, if any, on which the Certificates are listed. The Depositor shall notify the Trustee if and when the Certificates are listed on any stock exchange.

                                   ARTICLE IV

                 DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS
                 -----------------------------------------------

     Section 4.1. Distributions. On each Distribution Date for a given Series of
                  -------------
Certificates, the Trustee shall apply funds in the Certificate Account for such Series in the manner and priority set forth in the Series Supplement for such Series. Notwithstanding any other provisions in this Agreement, the right of the Holder of any Certificate to receive any such distributions in the manner and priority set forth in the Series Supplement for such Series and to institute suit for the enforcement of any such payment on or after the date such payment is payable, shall not be impaired without the consent of such Holder.

     Section 4.2. Reports to  Certificateholders.  Unless otherwise specified in
                  ------------------------------
the applicable Series Supplement, on the next Business Day following each such Distribution Date the Trustee or the Administrative Agent, if any, as specified in such Series Supplement, shall forward or cause to be forwarded to the Depositor, each Certificateholder of such Series and such other Persons as may be specified in such Series Supplement, a statement setting forth:

          (i) the amount of the distribution on such Distribution Date to Certificateholders of each Class of such Series allocable to principal of and premium, if any, and interest on the Certificates of each such Class; and the amount of aggregate unpaid interest accrued as of such Distribution Date;

          (ii) in the case of each Class of Floating Rate Certificates of such Series, the respective Floating Pass Through Rate applicable to each such Class on such Distribution Date, as calculated in accordance with the method specified in such Certificates and the related Series Supplement;

          (iii) the amount of compensation received by any Administrative Agent and such other customary information as the Trustee or Administrative Agent, as applicable, deems necessary or desirable, or that any such Certificateholder reasonably requests, to enable such Certificateholders to prepare their tax returns;

          (iv) if the Series Supplement provides for Advances, the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;

          (v) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current rating assigned by each Rating Agency thereon and the current interest rate or rates thereon at the close of business on such Distribution Date;

          (vi) the aggregate Stated Amount (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date; and

          (vii) as to any Series (or any Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts shall be expressed as a Dollar amount (or the equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during each such calendar year was a Certificateholder a statement containing the information set forth in subclauses
(i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

     Section 4.3.  Advances.  (a) Unless  otherwise  specified in the applicable
                   --------
Series Supplement, an Administrative Agent appointed pursuant to the Series Supplement shall have no obligation to make Advances (as defined below) with respect to the Underlying Securities or in favor of the Holders of any Series (or Class within such Series) of Certificates. However, as and to the extent provided in the Series Supplement for a given Series, and subject to the terms of paragraphs (b) and (c) of this Section 4.3, on or prior to each Distribution Date, such Administrative Agent shall advance or cause to be advanced in immediately available funds to the Trustee for deposit in the Certificate Account for such Series an advance (each, an "Advance") in an amount equal, unless otherwise specified in the related Series Supplement, to the aggregate of distributions of principal, premium (if any) and interest due on the Underlying Securities for such Series (or Class) during the related Collection Period, to the extent remaining unpaid at the time of such Advance. In satisfaction of its obligation to make such Advances, the Administrative Agent shall make such
Advances from either (i) its own funds or (ii) funds with respect to the Underlying Securities for such Series or Class on deposit in the Certificate Account for such Series, if any, that do not constitute Available Funds with respect to such Distribution Date; provided, however, that, to the extent the Administrative Agent shall have made Advances from funds on deposit in the applicable Certificate Account, the Administrative Agent shall immediately deposit funds equal to the aggregate amount of such Advances into such Certificate Account on any subsequent Distribution Date to the extent that amounts on deposit in such Certificate Account on such Distribution Date are less than the amount of distributions required to be made on such Distribution Date pursuant to Section 4.1 and the related Series Supplement. The Administrative Agent may recover Advances from late collections received by the Trustee on the applicable Underlying Securities, proceeds from any applicable Credit Support, if any, and Liquidation Proceeds with respect to the Underlying Securities for such Series or Class, as specified in the related Series Supplement, as to which any such unreimbursed Advance was made.

     (b) Notwithstanding any provision herein to the contrary, no Advance shall be required to be made hereunder if the Administrative Agent reasonably believes that it will be unable to recover such Advance from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds with respect to the applicable Underlying Securities. It is further understood and agreed that the Administrative Agent shall not be obligated to make any Advances in respect of reductions in the amount of collections on the Underlying Securities due to bankruptcy proceedings with respect to the Underlying Securities or the obligors thereof.

     (c) Notwithstanding any provision herein to the contrary, unless otherwise provided in the Series Supplement for a given Series, any Advances made in respect of any Underlying Securities related to such Series (or Class within such Series) that are subsequently deemed by the Administrative Agent to be nonrecoverable from related late collections, Credit Support proceeds, if any, or Liquidation Proceeds may be reimbursed to the Administrative Agent through the application of amounts on deposit in the Certificate Account for such Series allocable to any of such Underlying Securities prior to the distributions of interest, premium (if any) and principal with respect to the Certificates of such Series or Class.

     Section 4.4. Compliance with Withholding  Requirements.  If any withholding
                  -----------------------------------------
tax  is   imposed   on  the   payment   (or   allocations   of  income)  to  any
Certificateholder, such tax shall reduce the amount otherwise distributable to such Holder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings), or that the Trustee may otherwise determine it is obligated to withhold under applicable law or regulation. The amount of any withholding tax imposed with respect to any Holder shall be treated as cash distributed to such Holder at the time it is withheld by the Trustee and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 4.4. If any Holder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Holder in making such claim so long as such Holder agrees to reimburse the Trustee for any out-of-pocket expenses incurred. The Trustee shall use reasonable efforts to give notice to each Holder of any such withholding requirement at least 10 days prior to the date of the payment from which amounts are required to be withheld.

     Section 4.5. Optional Exchange. (a) The terms and conditions,  if any, upon
                  -----------------
which Certificates of any Series (or Class within such Series) may be exchanged for a pro rata portion of the Underlying Securities of the related Trust will be specified in the related Series Supplement; provided that any right of exchange shall be exercisable only to the extent that the Depositor provides upon the Trustee's request an Opinion of Counsel that (i) such exchange would not be inconsistent with the Depositor's and the Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 (or other applicable rule or exemption) under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and (ii) such exchange would not cause the Trust to fail to qualify as a grantor trust for federal income tax purposes. Such terms may relate to, but are not limited to, the following:

               (1) a requirement that the exchanging Holder tender to the Trustee Certificates of each Class within such Series;

               (2) a minimum Stated Amount or Notional Amount, as applicable, with respect to Certificates being tendered for exchange by a single Holder;

               (3) a requirement that the Stated Amount or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in such Series Supplement;

               (4) specified dates during which a Holder may effect such an exchange (each, an "Optional Exchange Date");

               (5) limitations on the right of an exchanging Holder to receive any benefit upon exchange from any Credit Support or Underlying Securities which are not debt securities; and

               (6) adjustments to the value of the proceeds of any exchange based upon required prepayment of future expense allocations and if provided for in the applicable Series Supplement the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

     (b) Unless otherwise provided in the applicable Series Supplement, no Certificate may be exchanged pursuant to the preceding paragraph unless the Trustee has received at least 30 days but not more than 45 days prior to an Optional Exchange Date in accordance with delivery instructions specified in the applicable Series Supplement (i) such Certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the Holder of such Certificate, the Stated Amount or Notional Amount of such Certificate to be exchanged and the Certificate number or a description of the tenor and the terms of such Certificate, a statement that the option to elect exchange is being exercised thereby and an assurance that the Certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter, and such Certificate and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Certificate by the Holder thereof for exchange shall be irrevocable. Unless otherwise provided in the applicable Series Supplement, the exchange option may be exercised pursuant to this Section by the Holder of a Certificate for less than the Stated Amount or Notional Amount of such Certificate as long as the Stated Amount or Notional Amount remaining Outstanding after such exchange is an authorized denomination and all other exchange requirements set forth in the related Series Supplement are satisfied. Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Stated Amount or Notional Amount thereof shall be issued (which, in the case of any Certificate, shall be in the name of the Holder of such exchanged Certificate).

     (c) Upon the completion of any such Optional Exchange, the Trustee shall give prompt written notice thereof to each Rating Agency.

                                    ARTICLE V

                                THE CERTIFICATES
                                ----------------

     Section 5.1. The  Certificates.  The  Certificates  of any Series (or Class
                  -----------------
within such Series) will be issued in fully registered form as Certificates and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Series Supplement. The aggregate Stated Amount or Notional Amount of Certificates which may be authenticated and delivered under this Agreement is unlimited.

     The Certificates may be issued in one or more Series, each of which Series may be issued in one or more Classes, with such further particular designations added or incorporated in such title for the Certificates of any particular Series or Class within such Series as the Board of Directors may determine. Each Certificate shall bear upon its face the designation so selected for the Series and Class to which it belongs. All Certificates of the same Series and Class shall be identical in all respects except for the denominations thereof. All Certificates of all Classes within any one Series at any time Outstanding shall be identical except for differences among the Certificates of the different Classes within such Series specified in the applicable Series Supplement. Except as otherwise provided in a Series Supplement, all Certificates of a particular Series (and all Classes within such Series) issued under this Agreement shall be in all respects equally and ratably entitled to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement.

     Each Series (and all Classes within such Series) of Certificates shall be created by a Series Supplement authorized by the Board of Directors and establishing the terms and provisions of such Series. The several Series may differ as between Series and any Class may vary as between the other Classes within any given Series in respect of any of the following matters:

               (1) designation of such Series and Class;

               (2) the dates on which or periods during which the Certificates of such Series and Class may be issued;

               (3) the number of Classes, the maximum Stated Amount or Notional Amount of Certificates of each Class that may be issued and any priorities or subordination among Classes of a Series with respect to distributions from the Trust;

               (4) for each Class of Certificates, the Pass Through Rate and, in the case of each Class of Floating Rate Certificates, the method for calculating such Pass Through Rate;

               (5) the terms of the Letter of Credit, if any, or of the Surety Bond, if any, or of any other Credit Support for the benefit of the Certificateholders of such Series or Class or group of Classes;

               (6) the places, if any, in addition to or instead of the Corporate Trust Office of the Trustee (in the case of Certificates), where the principal of (and premium, if any) and interest on Certificates of such Series and Class shall be distributable;

               (7) the authorized denominations (if other than $100,000 and integral multiples of $1,000 in excess thereof) with respect to such Series or Class;

               (8) the Collection Periods, the Distribution Dates and the Scheduled Final Distribution Dates for such Series and Class;

               (9) the types of Underlying Securities that will be included in the Trust for such Series and the manner and priorities of allocating distributions with respect to collections of principal (and premium, if any) and interest payments allocable to such Underlying Securities among Holders of Certificates of different Classes (including whether the Certificates of any such Class are to be entitled to receive principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions, and, in each case, the applicable terms thereof);

               (10) the amount, if any, to be deposited on the Closing Date in the Certificate Account for such Series;

               (11) the manner in which the Reserve Account, if any, is to be funded, the amount, if any, to be deposited therein on the Closing Date and the Requisite Reserve Amount, if any, for such Series or Class;

               (12) the terms of any Guaranteed Investment Contract sold as part of the related Trust;

               (13) the provisions, if any, for the optional exchange of the Certificates of such Series by the Certificateholders of such Series and the periods within which or the dates on which, and the terms and conditions on which, such Certificates may be exchanged in whole or in part for a pro rata portion of the Underlying Securities related to such Series;

               (14) whether the Certificates of such Series or Class are to be issued as Discount Certificates and the amount of discount with which such Certificates may be issued;

               (15) whether the Certificates of such Series or Class are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities and the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Certificates represented thereby;

               (16) if other than Dollars, the Currency in which Certificates of such Series or Class shall be denominated or in which distributions of the principal of (and premium, if any) and interest on such Certificates may be made and any other terms concerning such payment;

               (17) if the principal of (and premium, if any) or interest on Certificates of such Series or Class are to be distributable, at the election of the Depositor or a Holder thereof, in a Currency other than that in which such Certificates are denominated or distributable without such election, the periods within which and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the Currency in which such Certificates are denominated or distributable without such election and the Currency in which such Certificates are to be distributed if such election is made;

               (18) any additional Administrative Agent Termination Events or representations, warranties or covenants provided for with respect to Certificates of such Series;

               (19)   provisions  with  respect  to  the  terms  for  which  the
          definitions   set  forth  in  Article  I  permit  or  require  further
          specification in the related Series Supplement, including:

          (a)   "Accounting Date";
          (b)   "Accreted Amount";
          (c)   "Administrative Agent";
          (d)   "Administrative Fee";
          (e)   "Available Funds";
          (f)   "Basic Documents";
          (g)   "Calculation Agent";
          (h)   "Call Premium Percentage";
          (i)   "Closing Date";
          (j)   "Collection Period";
          (k)   "Corporate Trust Office";
          (l)   "Credit Support";
          (m)   "Credit Support Instrument";
          (n)   "Credit Support Provider";
          (o)   "Cut-off Date";
          (p)   "Depositary";
          (q)   "Depository Agreement";
          (r)   "Discount Certificates";
          (s)   "Distribution Date";
          (t)   "Event of Default";
          (u)   "Extraordinary Trust Expense";
          (v)   "Final  Scheduled  Distribution  Date";
          (w)   "Fixed Pass Through  Rate";
          (x)   "Floating  Pass  Through  Rate";
          (y)   "Floating Rate Certificate";
          (z)   "Global Securities";
          (aa)  "Guaranteed Investment Contract";
          (bb)  "Letter of Credit";
          (cc)  "Limited  Guarantor";
          (dd)  "Limited  Guaranty";
          (ee)  "Notional  Amount";
          (ff)  "Optional  Exchange  Date";
          (gg)  "Pass Through Rate";
          (hh)  "Permitted  Investments";
          (ii)  "Place  of  Distribution";
          (jj)  "Purchase  Price";
          (kk)  "Qualified Substitute  Underlying  Security";
          (ll)  "Rating Agency";
          (mm)  "Rating  Agency  Condition";
          (nn)  "Record Date";
          (oo)  "Required  Interest";
          (pp)  "Required Premium";
          (qq)  "Required Principal";
          (rr)  "Required Percentage";
          (ss)  "Required Rating";
          (tt)  "Requisite  Reserve Amount";
          (uu)  "Retained  Interest";
          (vv)  "Scheduled  Final  Distribution Date";
          (ww)  "Specified Currency";
          (xx)  "Surety Bond";
          (yy)  "Underlying  Security Provider";
          (zz)  "Underlying Security Purchase Agreement";
          (aaa) "Underlying Securities";
          (bbb) "Underlying    Securities   Issuer";
          (ccc) "Underlying Securities Schedule";
          (ddd) "Trust";
          (eee) "Trustee";
          (fff) "Trust Termination Event";
          (ggg) "Voting Rights";

               (20) rights and remedies provided to any Credit Support Provider with respect to all or a portion of the Trust for such Series or Class;

               (21)  any   restrictions   on  the  sale  and   transfer  of  the
          Certificates, including restrictions arising out of the Employee Retirement Income Security Act of 1974, as amended, or the Code; and

               (22) any other provisions expressing or referring to the terms and conditions upon which the Certificates of such Series or Class are to be issued under this Agreement that do not prevent such Certificates from receiving the Required Rating.

     In the absence of any specification pursuant to this Section 5.1 with respect to Certificates of any Series, the Certificates of such Series shall be issuable only as Certificates in denominations of $25 and in integral multiples thereof and shall be payable only in Dollars.

     A different Trustee and an Administrative Agent may be appointed by the Depositor for each Series of Certificates prior to the issuance of such Series provided that the Rating Agency Condition is met. If the initial Trustee is to be other than U.S. Bank National Association, or there is to be an Administrative Agent, then such Series Supplement shall provide for the appointment of such Trustee or such Administrative Agent or both, as applicable, of such Series and shall add or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder and of the Underlying Securities; it being understood that nothing contained herein or in such Series Supplement shall constitute the Trustees for different Series as co-trustees for the same Series or the administrative agents for different Series as co-administrative agents for the same Series, and that each Trustee shall be a trustee of a trust or trusts separate and apart from any trust or trusts hereunder of any other Trustee, and that each Administrative Agent shall be an administrative agent of a Trust separate and apart from any other Trust. Upon final appointment of any new Trustee or Administrative Agent, the Trustee shall provide a notice of such appointment to each Rating Agency not later than 15 days following such appointment.

     Section 5.2. Execution,  Authentication and Delivery.  (a) The Certificates
                  ---------------------------------------
shall be executed by an authorized signatory of the Trustee. The signature of any of these signatories may be manual or facsimile. Certificates bearing the manual or facsimile signature of individuals who were at any time the authorized signatories of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

     (b) Each Certificate shall be dated as of the later of the date specified in the related Series Supplement and the date of its authentication.

     (c) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement.

     Section 5.3. Temporary Certificates.  Pending the preparation of Definitive
                  ----------------------
Certificates of any Series (or Class within such Series), upon receipt of a Depositor Order, the Trustee shall execute, authenticate and deliver temporary Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as may be authorized by such Depositor Order. Any such temporary Certificate may be in global form, representing all or a portion of the Outstanding Certificates of such Series or Class. Every such temporary Certificate shall be executed, authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Certificate or Definitive Certificates in lieu of which it is issued.

     If temporary Certificates of any Series (or Class within such Series) are issued, the Depositor will cause Definitive Certificates of such Series or Class to be prepared without unreasonable delay and (a) after the preparation of Definitive Certificates of such Series or Class, the temporary Certificates of such Series or Class shall be exchangeable for Definitive Certificates of such Series or Class upon surrender of the temporary Certificates of such Series or Class at the office of the Trustee in a Place of Distribution for such Series or Class, without charge to the Holder, except as provided in Section 5.4 in connection with a transfer and (b) upon surrender for cancellation of any one or more temporary Certificates of any Series or Class within such Series the Trustee shall execute, authenticate and deliver in exchange therefor Definitive Certificates with a like Stated Amount or Notional Amount, as applicable, of the same Series (or Class within such Series) of authorized denominations and of like tenor. Until so exchanged, temporary Certificates of any Series (or Class within such Series) shall in all respects be entitled to the same benefits under this Agreement as Definitive Certificates of such Series or Class, except as otherwise specified in the applicable Series Supplement with respect to the payment of interest on Global Securities in temporary form.

     Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Definitive Certificates represented thereby pursuant to this Section 5.3 or Section 5.4, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the aggregate Stated Amount or Notional Amount, as applicable, evidenced thereby, whereupon the aggregate Stated Amount or Notional Amount, as applicable, of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

     Section  5.4.  Registration;  Registration  of Transfer and  Exchange.  The
                    ------------------------------------------------------
Trustee shall cause to be kept a register for each Series of Certificates (the registers maintained in such office and in any other office or agency of the Trustee in a Place of Distribution being herein sometimes collectively referred to as the "Certificate Register") in which a transfer agent and registrar (which may be the Trustee) (the "Certificate Registrar") shall provide for the registration of Certificates and the registration of transfers and exchanges of Certificates. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided; provided, however, that the Trustee may appoint one or more co-Certificate Registrars. Upon any resignation of any Certificate Registrar, the Depositor shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Certificate Registrar.

     If a Person other than the Trustee is appointed by the Depositor as Certificate Registrar, the Depositor will give the Trustee prompt written notice of the appointment of a Certificate Registrar and of the location, and any change in the location, of the Certificate Register, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Certificate Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Certificates and the principal amounts and numbers of such Certificates.

     Upon surrender for registration of transfer of any Certificate of any Series (or Class within such Series) at the office or agency of the Trustee, if the requirements of Section 8-401(a) of the Uniform Commercial Code are met to the Depositor's satisfaction, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, of a like Series, Class and aggregate Stated Amount or Notional Amount, as applicable.

     Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Certificates represented thereby, a Global Security representing all or a portion of the Certificates of a Series (or Class within such Series) may not be transferred except as a whole by the Depositary for such Series or Class to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such Series or Class or a nominee of such successor Depositary.

     At the option of the Holder, Certificates of any Series (or Class within such Series) (other than a Global Security, except as set forth below) may be exchanged for other Certificates of the same Series or Class of any authorized denomination or denominations of like tenor and aggregate Stated Amount or Notional Amount, as applicable, upon surrender of the Certificates to be exchanged at the office or agency of the Trustee maintained for such purpose.

     Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates that the Holder making the exchange is entitled to receive.

     If at any time the Depositary for the Certificates of a Series (or Class within such Series) notifies the Depositor that it is unwilling or unable to continue as Depositary for the Certificates of such Series or Class or if at any time the Depositary for the Certificates of such Series or Class shall no longer be eligible under Section 5.9(b), the Depositor shall appoint a successor Depositary with respect to the Certificates of such Series or Class. If a successor Depositary for the Certificates of such Series or Class is not appointed by the Depositor within 90 days after the Depositor receives such notice or becomes aware of such ineligibility, the Depositor's election pursuant to Section 5.1 shall no longer be effective with respect to the Certificates of such Series or Class and the Trustee, upon receipt of a Depositor Order for the authentication and delivery of individual Certificates of such Series or Class, will execute, authenticate and deliver individual Certificates of such Series or Class in an aggregate Stated Amount or Notional Amount, as applicable, equal to the aggregate Stated Amount or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

     The Depositor may at any time and in its sole discretion determine that individual Certificates of any Series (or Class within such Series) issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Trustee, upon receipt of a Depositor Order for the authentication and delivery of individual Certificates of such Series or Class, shall execute, authenticate and deliver, individual Certificates of such Series or Class in an aggregate Stated Amount or Notional Amount, as applicable, equal to the aggregate Stated Amount or Notional Amount, as applicable, of the Global Security or Securities representing Certificates of such Series or Class in exchange for such Global Security or Securities.

     If specified by the Depositor pursuant to Section 5.1 with respect to a Series (or Class within such Series) of Certificates, the Depositary for such Series may surrender a Global Security for such Series or Class in exchange in whole or in part for individual Certificates of such Series or Class on such terms as are acceptable to the Depositor and such Depositary. Thereupon, the Trustee, upon receipt of a Depositor Order, shall execute, authenticate and deliver, without service charge,

          (i) to each Person specified by such Depositary a new individual Certificate or Certificates of the same Series or Class, of any authorized denomination as requested by such Person in an aggregate Stated Amount or Notional Amount, as applicable, equal to and in exchange for such Person's beneficial interest in the Global Security; and

          (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the aggregate Stated Amount or Notional Amount, as applicable, of the surrendered Global Security and the aggregate Stated Amount or Notional Amount, as applicable, of individual Certificates delivered to Holders thereof.

          In any exchange provided for in any of the preceding three paragraphs, the Trustee, upon receipt of a Depositor Order, will execute, authenticate and deliver individual Certificates in registered form in authorized denominations.

     Upon the exchange of a Global Security for individual Certificates, such Global Security shall be cancelled by the Trustee. Individual Certificates issued in exchange for a Global Security pursuant to this Section 5.4 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its Participants, any indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificates to the Persons in whose names such Certificates are so registered.

     All Certificates issued upon any registration of transfer or exchange of Certificates shall constitute complete and indefeasible evidence of ownership in the Trust related to such Certificates and be entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

     Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Depositor, the Trustee or the Certificate Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Depositor, the Trustee and the Certificate Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program
(MSP).

     No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Depositor may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges pursuant to Section 5.3 not involving any transfer.

     Section 5.5. Mutilated, Destroyed, Lost and Stolen Certificates. If (i) any
                  --------------------------------------------------
mutilated Certificate is surrendered to the Trustee at its Corporate Trust Office (in the case of Certificates) or (ii) the Depositor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Depositor and the Trustee such security or indemnity as they may require to hold each of them and any Paying Agent harmless, and neither the Depositor nor the Trustee receives notice that such Certificate has been acquired by a bona fide purchaser, then the Trustee, upon receipt of a Depositor Order, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate a new Certificate of the same Series and Class of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding.

     Upon the issuance of any new Certificate under this Section, the Depositor may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Certificate of any Series or Class issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust related to such Series, whether or not the destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of that Series or Class duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

     Section 5.6.  Distribution  of Interest;  Interest  Rights  Preserved.  (a)
                   -------------------------------------------------------
Interest on any Certificate that is payable and is punctually paid or duly provided for on any Distribution Date shall be distributed to the Person in whose name such Certificate (or one or more Predecessor Certificates) is registered at the close of business on the related Record Date notwithstanding the cancellation of such Certificate upon any transfer or exchange subsequent to such related Record Date. The distribution of interest on Certificates shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 5.1) or, at the option of the Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Certificate Register or, if provided pursuant to Section 5.1 and in accordance with arrangements satisfactory to the Trustee, at the option of the Holder by wire transfer to an account designated by the Holder.

     (b) Subject to the foregoing provisions of this Section 5.6, each Certificate delivered under this Agreement upon transfer of or in exchange for or in lieu of any other Certificate shall carry the rights to interest accrued and undistributed, and to accrue, that were carried by such other Certificate.

     (c) All computations of interest due with respect to any Certificate of any Series or Class within such Series shall be made as specified in the Series Supplement applicable to that particular Series or Class of Certificates.

     (d) With respect to any computations or calculations to be made under this Agreement, the applicable Series Supplement and the Certificates, except as otherwise provided, (i) all percentages resulting from any calculation of accrued interest will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and
(ii) all currency amounts will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     (e) Notwithstanding any other provisions in this Agreement, the right of the Holder of any Certificate to receive any of the payments described above in this Section 5.6, and to institute suit for the enforcement of any such payment on or after the date such payment is payable, shall not be impaired without the consent of such Holder.

     Section 5.7.  Persons  Deemed Owners.  The  Depositor,  the Trustee and the
                   ----------------------
Administrative Agent, if any, and any agent of the Depositor, the Trustee or the Administrative Agent, if any, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions of principal of (and premium, if any) and (subject to Section 5.6) interest, if any, on such Certificate and for all other purposes whatsoever, whether or not such Certificate be overdue, and neither the Depositor, the Trustee, the Administrative Agent, if any, nor any agent of the Depositor, the Trustee nor the Administrative Agent, if any, shall be affected by notice to the contrary. All distributions made to any Holder, or upon his order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys distributable upon such Certificate.

     None of the Depositor, the Trustee, the Administrative Agent, if any, or any of their agents will have any responsibility or liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     In connection with any notice or other communication to be provided to Holders pursuant to this Agreement by the Trustee with respect to any consent or other action to be taken by Holders, the Trustee shall establish a record date for such consent or other action and in the case of Global Certificates, give the Depositary notice of such record date not less than 15 calendar days in advance of such record date to the extent possible. Such record date shall be the later of thirty (30) days prior to the first solicitation of such consent or other action or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 3.19 hereof.

     Section 5.8.  Cancellation.  Unless otherwise specified pursuant to Section
                   ------------
5.1 for Certificates of any Series, all Certificates surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement.

     Section 5.9. Global  Securities.  (a) If the Series Supplement  pursuant to
                  ------------------
Section 5.1 provides that a Series (or Class within such Series) of Certificates shall be represented by one or more Global Securities, then the Trustee shall execute, authenticate and deliver one or more Global Securities that (i) shall represent an aggregate initial Stated Amount or Notional Amount, as applicable, equal to the aggregate initial Stated Amount or Notional Amount, as applicable, of the Certificates of such Series or Class to be represented by such one or more Global Securities, (ii) shall be registered, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Certificates represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

     No Holder of a Certificate of such Series or Class will receive a Definitive Certificate representing such Holder's interest in such Certificate or Certificates, except as provided in Section 5.11. Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Holders of such Series or Class pursuant to Section 5.11:

          (i) the provisions of this Section 5.9 shall be in full force and effect;

          (ii) the Certificate Registrar and the Trustee shall be entitled to deal with the Depositary for all purposes of this Agreement (including the distribution of principal of and premium, if any, and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Certificates of such Series or Class, and shall have no obligation to the owners of beneficial interests in such Series or Class (collectively, the "Certificate Owners");

          (iii) to the extent that the provisions of this Section 5.9 conflict with any other provisions of this Agreement, the provisions of this Section
     5.9 shall control;

          (iv) the rights of Certificate Owners of such Series or Class shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Certificate Owners and the Depositary or its Participants; and

          (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates of such Series or Class evidencing a specified percentage of the aggregate Voting Rights of such Series or Class, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners of such Series or Class or Participants in such Depositary's system owning or representing, respectively, such required percentage of the beneficial interest in the Certificates of such Series or Class and has delivered such instructions to the Trustee.

     (b) Each Depositary designated pursuant to Section 5.1 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

     Section  5.10.   Notices  to   Depositary.   Whenever  a  notice  or  other
                      ------------------------
communication to the Holders of a Series or Class within such Series represented by one or more Global Securities is required under this Agreement, unless and until Definitive Certificates for such Series or Class shall have been issued to such Certificate Owners pursuant to Section 5.11, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Certificates of such Series to the Depositary, and shall have no obligation to the Certificate Owners.

     Section 5.11. Definitive Certificates.  If in respect of a Series (or Class
                   -----------------------
within such Series) represented by one or more Global Securities (i) the Depositor advises the Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities with respect to the Certificates of such Series or Class and the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system for such Series or Class through the Depositary or (iii) after the occurrence of an Administrative Agent Termination Event, Certificate Owners representing beneficial interests aggregating at least a majority (or such other Required Percentage--Definitive Certificates that may be specified in a Series Supplement) of the Voting Rights of the Certificates of such Series or Class advise the Depositary in writing that the continuation of a book-entry system for such Series or Class through the Depositary is no longer in the best interests of the Certificate Owners of such Series or Class, then the Depositary shall notify all Certificate Owners or Participants in the Depositary's system with respect to such Series or Class and the Trustee of the occurrence of any such event and of the availability of Definitive Certificates for such Series or Class to Certificate Owners of such Series or Class requesting the same. Upon surrender to the Trustee of the Global Securities of such Series or Class by the Depositary, accompanied by registration instructions, the Trustee shall execute and authenticate the Definitive Certificates of such Series or Class in accordance with the instructions of the Depositary. None of the Depositor, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series or Class, the Trustee shall recognize the holders of the Definitive Certificates of such Series or Class as Holders.

     Section 5.12. CURRENCY OF DISTRIBUTIONS IN RESPECT OF CERTIFICATES.
                   ----------------------------------------------------

     (a) Except as otherwise specified pursuant to Section 5.1 for Certificates of any Series (or Class within such Series), distributions of the principal of (and premium, if any) and interest on Certificates of such Series or Class will be made in Dollars.

     (b) For purposes of any provision of the Agreement where the Holders of Outstanding Certificates may perform an act that requires that a specified percentage of the aggregate Voting Rights of the Certificates of all Series perform such act and for purposes of any decision or determination by the Trustee of amounts due and not distributed for the principal of (and premium, if any) and interest on the Certificates of all Series in respect of which moneys are to be disbursed ratably, the principal of (and premium, if any) or notional amount of, as applicable, and interest on the Outstanding Certificates denominated in a Foreign Currency will be the amount in Dollars based upon exchange rates, determined as specified pursuant to Section 5.1 for Certificates of such Series, as of the date for determining whether the Holders entitled to perform such act have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

     (c) With respect to Certificates of any Series (or Class within such Series), any decision or determination to be made regarding exchange rates shall be made by an Exchange Rate Agent appointed by the Depositor; provided that such Exchange Rate Agent shall accept such appointment in writing and the terms of such appointment shall be acceptable to the Trustee and shall, in the opinion of the Depositor at the time of such appointment, require such Exchange Rate Agent to make such determination by a method consistent with the method provided in the applicable Series Supplement for the making of such decision or determination. All decisions and determinations of such Exchange Rate Agent regarding exchange rates shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Depositor, the Trustee and all Holders of the Certificates of such Series or Class.

     (d) If distributions in respect of a Certificate are required to be made in a Specified Currency other than Dollars and such currency is unavailable due to the imposition of exchange controls or other circumstance beyond the control of the Trustee, the Administrative Agent, if any, and the Depositor or is no longer used by the government of the country issuing such Specified Currency or is no longer commonly used for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in Dollars until such Specified Currency is again so used in the manner specified in the related Series Supplement.

     Section  5.13.  Conditions  of  Authentication  and Delivery of New Series.
                     ----------------------------------------------------------
Certificates of a new Series may be issued at any time and from time to time after the execution and delivery of this Agreement. The Trustee shall execute, authenticate and deliver such Certificates upon a Depositor Order and upon delivery by the Depositor to the Trustee of the following:

               (1) Board Resolution. A Board Resolution (or action by a Person authorized by Board Resolution) authorizing the execution, authentication and delivery of the Certificates and specifying the Series, the Classes within such Series and their respective Final Scheduled Distribution Dates, priorities as to distributions of principal, premium (if any) and interest, aggregate initial Stated Amounts and Notional Amounts, if any, and Pass Through Rates of, if any, each Class of such Series of Certificates to be authenticated and delivered and the method of calculation thereof.

               (2) Series Supplement. A Series Supplement consistent with the applicable provisions of this Agreement, accompanied by a Board
          Resolution (or action by a Person authorized by Board Resolution) authorizing such Series Supplement (and, in the case of the first Series to be authenticated and delivered hereunder, authorizing this Agreement).


               (3) Certificates of the Depositor.


               (a) An Officer's Certificate of the Depositor, dated as of the Closing Date, to the effect that the Depositor is not in breach of this Agreement and that the issuance of the Certificates applied for will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Depositor's Certificate of Incorporation or bylaws, or any indenture, mortgage, deed of transfer or other agreement or instrument to which the Depositor is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Depositor is a party or by which it or its property may be bound or to which it or its property may be subject.

               (b) An Officer's Certificate of the Depositor, dated as of the Closing Date, to the effect that attached thereto are true and correct copies of letters signed by each Rating Agency (or other evidence satisfactory to the Trustee) and confirming that the related Certificates have received the Required Rating.


               (4) Requirements of Series Supplement. Such other funds, accounts, documents, certificates, agreements, instruments or opinions as may be required by the terms of the Series Supplement creating such Series.

     If all the Certificates of a Series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section
5.13 must be delivered only once, prior to the execution, authentication and delivery of the first Certificate of such Series; provided, however, that any subsequent Depositor Order to the Trustee to execute and authenticate
Certificates of such Series upon original issuance shall constitute a representation and warranty by the Depositor that, as of the date of such request, the statements made in the Officer's Certificates delivered pursuant to this Section 5.13 shall be true and correct as if made on such date.

     Section 5.14.  Appointment of Paying Agent.  The Trustee may appoint one or
                    ---------------------------
more paying agents (each, a "Paying Agent") with respect to the Certificates of any Series. Any such Paying Agent shall be authorized to make distributions to Certificateholders of such Series from the Certificate Account for such Series pursuant to the provisions of the applicable Series Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from such Certificate Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Depositor and acceptable to the Trustee, including, if and so long as any Series or Class within such Series is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days' notice to the Trustee. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor or additional Paying Agent. The Trustee shall cause each successor to act as Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that (i) it will hold all sums, if any, held by it for distribution to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be distributed to such Certificateholders and (ii) it will give the Trustee notice of any default by any obligor on the applicable Series of Certificates or on the Underlying Securities. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 8.1, 8.2, 8.3, 8.5 and 8.9 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. Notwithstanding anything contained herein to the contrary, the appointment of a Paying Agent pursuant to this
Section 5.14 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement other than with respect to funds paid to such Paying Agent.

     Section 5.15. Authenticating Agent. (a) The Trustee may appoint one or more
                   --------------------
Authenticating Agents (each, an "Authenticating Agent") with respect to the Certificates of any Series which shall be authorized to act on behalf of the Trustee in authenticating such Certificates in connection with the issuance, delivery and registration of transfer or exchange of such Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Depositor and the Administrative Agent, if any. Notwithstanding anything contained herein to the contrary, the appointment of an Authenticating Agent pursuant to this Section 5.15 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement.

     (b) Any institution succeeding to the corporate agency business of any Authenticating Agent shall continue to be an Authenticating Agent without the execution or filing of any power or any further act on the part of the Trustee or such Authenticating Agent. An Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and to the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving notice of termination to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authenticating Agent shall cease to be acceptable to the Trustee or the Depositor, the Trustee promptly may appoint a successor Authenticating Agent. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless acceptable to the Administrative Agent, if any, and the Depositor. The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section. The provisions of Section 8.1, 8.2 and 8.3 shall be applicable to any Authenticating Agent.

     (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

     This is one of the Certificates described in the Trust Agreement and the related Series Supplement.



                                             -----------------------------------
                                             as Authenticating Agent
                                              for the Trustee,




                                             By:
                                               ---------------------------------
                                               Authorized Signatory

     Section 5.16. Events of Default. If any Event of Default shall occur and be
                   -----------------
continuing with respect to any class of Certificates, then, and in each and every case, the Trustee shall exercise any rights in respect of the related Underlying Securities as provided in the applicable Series Supplement.

     Section 5.17. Control by Holders.  The Holders of Outstanding  Certificates
                   ------------------
representing the Required Percentage -- Direction of Trustee shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee as provided in the applicable Series Supplement with respect to any payment default on the Underlying Securities; provided, however, that:

          (i) such direction shall not be in conflict with any rule of law or with this Agreement; and


          (ii) subject to Section 8.1, the Trustee need not take any action that it determines might cause it to incur any liability or might materially adversely affect the rights of any Holders not consenting to such action.

     Section 5.18. WAIVER OF PAST DEFAULTS.
                   ------------------------

     The  Holders  of  Outstanding   Certificates   representing   the  Required
Percentage -- Direction of Trustee may waive any past default and its consequences except (i) a payment default on the Underlying Securities or other default in the payment of principal of or interest on any of the Certificates or
(ii) a default in respect of a covenant or provision hereof, which cannot be modified or amended without the consent of the Holder of each Certificate. In the case of any such waiver, the Depositor, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                   ARTICLE VI

                   THE DEPOSITOR AND THE ADMINISTRATIVE AGENT
                   ------------------------------------------

     Section 6.1. Preparation and Filing of Exchange Act Reports; Obligations of
                  --------------------------------------------------------------
the Depositor and the  Administrative  Agent. (a) The  Administrative  Agent, if
--------------------------------------------
any, shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and the related Series Supplement. The Trustee shall:

          (1) on behalf of the Trust, prepare for signature by the Depositor and file with the Commission, following the execution thereof by the Depositor, within the time period set forth below, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Depositor on behalf of the Trust may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (collectively, "Reports") with respect to the Trust. The names of such Reports and the dates on which they are required to be filed with the Commission are as follows:

          (i) Form 8-K, in substantially the form previously provided by the Depositor to the Trustee, within 15 calendar days after the Closing Date and each Distribution Date, and within the time advised to the Trustee by the Depositor if the filing of Form 8-K is necessary for any other reason;

          (ii) Form 10-K, in substantially the form previously provided by the Depositor to the Trustee, within 90 calendar days after December 31 of each year; and

          (iii) such other Reports as the Depositor requests the Trustee to prepare and file from time to time as may be required pursuant to Section 13 or 15(d) of the Exchange Act;

          (2) receive from the Depositor, within 15 days after the Depositor is required to file the same with the Commission, such additional information, documents and reports with respect to compliance by the Depositor with the conditions and covenants of this Agreement, if any, as may be required to be filed with the Commission from time to time by such rules and regulations; and

          (3) receive from the Depositor and transmit by mail to all Holders described in TIA Section 313(c), in the manner and to the extent provided therein, such summaries of any information, documents and reports required to be filed by the Depositor and received pursuant to clauses (i) and (ii) of this Section 6.1(a), if any, as may be required by rules and regulations prescribed from time to time by the Commission.

     (b) The Depositor shall deliver to the Trustee, not less often than annually, an Officer's Certificate signed by an Executive Officer who is the principal executive officer, principal financial officer or principal accounting officer of the Depositor, dated as of the date set forth in the Series Supplement for such year, stating that:

          (1) a review of the activities of the Depositor during such fiscal year and of performance under this Agreement has been made under such Executive Officer's supervision; and

          (2) to the best of such Executive Officer's knowledge, based on such review, the Depositor has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Executive Officer and the nature and status thereof. A copy of such certificate may be obtained by any Holder by a request in writing to the Depositor addressed to the Corporate Trust Office of the Trustee.

     (c) If and only if the Series Supplement provides for the pledge of the Underlying Securities to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee), on the Closing Date, the Depositor shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Agreement, any agreements supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Agreement and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     (d) If and only if the Series Supplement provides for the pledge of the Underlying Securities to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee), at least annually after the Closing Date, the Depositor shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Agreement, any agreements supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Agreement and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the lien and security interest created by this Agreement. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Agreement, any agreements supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Agreement until such date in the following calendar year.

     (e) If and only if the Series Supplement provides for the pledge of the Underlying Securities to the Trustee (and not merely the transfer, assignment, conveyance and sale, without recourse, thereof to the Trustee),

          (i) whenever any property or securities are to be released from the lien of this Agreement, the Depositor shall furnish to the Trustee an Officer's Certificate of the Depositor certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Agreement in contravention of the provisions hereof.

          (ii) whenever the Depositor is required to furnish to the Trustee an Officer's Certificate of the Depositor certifying or stating the opinion of any signatory thereof as to the matters described in clause (i) above, the Depositor shall also furnish to the Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Agreement since the commencement of the then current calendar year, as set forth in the certificates required by clause (i) above and this clause (ii), equals 10% or more of the principal amount of the Outstanding Certificates, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate of the Depositor is less than $25,000 or less than one percent of the then principal amount of the Outstanding Certificates.

          (iii) prior to the deposit with the Trustee of any securities that are to be made the basis for the authentication and delivery of Certificates, the withdrawal of cash constituting a part of the trust estate or the release of any property or securities subject to the lien of this Agreement, the Depositor shall furnish to the Trustee an Officer's Certificate of the Depositor certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Depositor of the securities to be so deposited.

          (iv) whenever the Depositor is required to furnish to the Trustee an Officer's Certificate of the Depositor described in clause (iii) above, the Depositor shall also deliver to the Trustee an Independent Certificate as to the same matters, if the fair value to the Depositor of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Depositor, as set forth in the certificates delivered pursuant to clause (iii) above and this clause (iv), is 10% or more of the principal amount of the Outstanding Certificates, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Depositor as set forth in the related Officer's Certificate of the Depositor is less than $25,000 or less than one percent of the then principal amount of the Outstanding Certificates.

          (v) subject to the payment of its fees and expenses hereunder, the Trustee may, and when required by the provisions of this Agreement shall, execute instruments to release property from the lien of this Agreement, or convey the Trustee's interest in the same, in a manner and under circumstances that are consistent with the provisions of this Agreement. No party relying upon an instrument executed by the Trustee in connection therewith shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

          (vi) the Trustee shall at such time as there are no Outstanding Certificates and all sums due to the Trustee hereunder have been paid, release any remaining portion of the trust estate that secured the Certificates from the lien of this Agreement and release to the Depositor or any other Person entitled thereto any funds then included in the trust estate.

     (f) Upon any application or request by the Depositor to the Trustee to take any action under the provisions of this Agreement, which action is subject to the satisfaction of a condition precedent (including any covenants compliance with which constitutes a condition precedent), the Depositor shall furnish to the Trustee: (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of the TIA, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (i) a statement that such signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     Section 6.2. Merger or Consolidation of the Depositor or the Administrative
                  --------------------------------------------------------------
Agent. (a) Subject to the following  paragraph,  the Depositor will keep in full
-----
effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and the Administrative Agent, if any, will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or association. The Depositor and the Administrative Agent, if any, each will obtain and preserve its qualification to do business as a foreign corporation or association in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Underlying Securities and to perform its respective duties under this Agreement.

     (b) The Depositor and an Administrative Agent, if any, may consolidate or merge with or into any other Person, provided that:

          (i) the Person (if other than the Depositor or Administrative Agent, as applicable) formed by or surviving such consolidation or merger shall expressly assume, by an agreement supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance or observance of every agreement and covenant of this Agreement on the part of the Depositor or Administrative Agent, as applicable, to be performed or observed, all as provided herein and in the applicable Series Supplement or Supplements;

          (ii) immediately after giving effect to such transaction, no Administrative Agent Termination Event or event which with the passage of time or notice or both would become an Administrative Agent Termination Event shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction; and

          (iv) the Depositor or Administrative Agent, as applicable, shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental agreement comply with this Article VI and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section  6.3.   Limitation   on  Liability   of  the   Depositor   and  the
                     -----------------------------------------------------------
Administrative Agent. (a) Unless otherwise expressly specified in this Agreement
--------------------
or a Series Supplement, neither the Administrative Agent, if any, nor the Depositor shall be under any obligation to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or under a Series Supplement or in the exercise of any of its rights or powers if reasonable grounds exist for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (b) Neither the Depositor, an Administrative Agent, if any, nor any of the directors, officers, employees or agents of the Depositor or such Administrative Agent shall be under any liability to any Trust or the Certificateholders of any Series for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, any such Administrative Agent or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on such Administrative Agent pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

     Neither the Depositor nor an Administrative Agent, if any, shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that either of the Depositor or such Administrative Agent may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. The legal expenses and costs of such action and any liability resulting (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be allocated as specified in the applicable Series Supplement.

     Limitation on Resignation of the Administrative Agent. An Administrative Agent appointed pursuant to the applicable Series Supplement shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment by the Trustee of a successor Administrative Agent and receipt by the Trustee of a letter from the Rating Agency that such a resignation and appointment will satisfy the Rating Agency Condition or (b) upon a determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to clause (b) of the preceding sentence permitting the resignation of the Administrative Agent shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Depositor. No resignation of an Administrative Agent shall become effective until the Trustee or a successor Administrative Agent shall have assumed such Administrative Agent's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

     Section  6.5.  Rights of the  Depositor  in Respect  of the  Administrative
                    ------------------------------------------------------------
Agent.  An  Administrative  Agent  appointed  pursuant to the applicable  Series
-----
Supplement shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by such Administrative Agent in respect of its rights and obligations hereunder and access to officers of the Administrative Agent responsible for such obligations. Upon request, the Administrative Agent shall furnish to the Depositor and the Trustee the Administrative Agent's most recent financial statements and such other information relating to its capacity to perform its obligations under this Agreement as the Administrative Agent possesses. To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Administrative Agent's written consent, except as required pursuant to this Agreement to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or an applicable Trust. The Depositor may, but is not obligated to, enforce the obligations of the Administrative Agent under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Administrative Agent under this
Agreement or exercise the rights of the Administrative Agent under this Agreement; provided, however, that the Administrative Agent shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Administrative Agent and is not obligated to supervise the performance of the Administrative Agent under this Agreement or otherwise.

     Section 6.6. DEPOSITOR MAY PURCHASE CERTIFICATES.  The Depositor may at any
                  -----------------------------------
time purchase Certificates in the open market or otherwise. Certificates so purchased by the Depositor may, at the discretion of the Depositor, be held or resold.

     Section 6.7. The Administrative Agent and Other Parties. The Person serving
                  ------------------------------------------
as an Administrative Agent, if any, appointed pursuant to the applicable Series Supplement may be the Depositor, the Trustee or an Affiliate of either thereof, and may have normal business relationships with the Depositor, the Trustee or any Affiliates thereof.

     Section 6.8.  Preferential  Collection  of Claims  Against  Depositor.  The
                   -------------------------------------------------------
Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent required by TIA
Section 311(a).

                                   ARTICLE VII

                     ADMINISTRATIVE AGENT TERMINATION EVENTS
                     ---------------------------------------

     Section 7.1.  Administrative  Agent Termination Events. (a) "Administrative
                   ----------------------------------------
Agent Termination Event," wherever used herein with respect to any Series of Certificates, means any one of the following events:

          (i) a failure by any Administrative Agent specified in the applicable Series Supplement to remit to the Trustee, pursuant to the terms of this Agreement, any funds in respect of collections on Underlying Securities, Credit Support, if any, and Advances, if any, collected by the Administrative Agent pursuant to the terms of this Agreement that continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrative Agent by the Depositor or the Trustee (in which case notice shall be provided by telecopy), or to the Administrative Agent, the Depositor and the Trustee by the Holders of Certificates of such Series representing at least 25% of the aggregate Voting Rights; or

          (ii) a failure on the part of any Administrative Agent specified in the applicable Series Supplement to observe or perform in any material respect any other of the covenants or agreements on the part of the Administrative Agent contained in the Certificates of such Series or in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrative Agent by the Depositor or the Trustee, or to the Administrative Agent, the Depositor and the Trustee by the Holders of Certificates of such Series representing at least 25% of the aggregate Voting Rights; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future Federal or State bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding up or liquidation of its affairs, shall have been entered against the Administrative Agent, if any, specified in the applicable Series Supplement and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or

          (iv) any Administrative Agent specified in the applicable Series Supplement shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Administrative Agent or of or relating to all or substantially all its property; or

          (v) any Administrative Agent specified in the applicable Series Supplement shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make a general assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) if so specified in the related Series Supplement, any failure of the Administrative Agent, if any, specified in the applicable Series Supplement to make any Advances required to be made from its own funds pursuant to Section 4.3 which continues unremedied until twelve o'clock noon New York City time on the Business Day immediately following the day on which such Advance was required to have been made; or

          (vii) any additional Administrative Agent Termination Event that may be specified with respect to such Series in the related Series Supplement.

Each Series Supplement shall specify as to each of the foregoing clauses requiring a vote of Holders of different Classes the circumstances and manner in which the aggregate Voting Rights applicable to each such clause shall be calculated.

     (b) Unless otherwise provided in the applicable Series Supplement and provided an Administrative Agent shall have been appointed pursuant to the applicable Series Supplement, so long as an Administrative Agent Termination Event with respect to the related Series of Certificates shall have occurred and be continuing, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the aggregate Voting Rights, the Trustee shall, by notice in writing to such Administrative Agent (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all the rights and obligations of the Administrative Agent specified in the applicable Series Supplement in its capacity as Administrative Agent with respect to such Series under this Agreement, to the extent permitted by law, and in and to the Underlying Securities relating to such Series (other than any Retained Interest of the Administrative Agent, if any) and the proceeds thereof. On or after the receipt by such Administrative Agent of such written notice, all authority and power of the Administrative Agent under this Agreement relating to such Series, whether with respect to the Certificates (other than as a Holder of any Certificate) of such Series or the Underlying Securities relating to such Series or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.1(b), and without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Administrative Agent, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of such Underlying Securities and related documents, or otherwise. The Administrative Agent, if any, specified in the applicable Series Supplement agrees promptly (and in any event not later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the functions of the Administrative Agent under this Agreement relating to such Series, and to cooperate with the Trustee in effecting the termination of the Administrative Agent's responsibilities and rights under this Agreement relating to such Series, including the transfer within one Business Day to the Trustee for administration by it of all cash amounts and investments which shall at the time be or should have been credited by the Administrative Agent to the Certificate Account relating to such Series or thereafter be received with respect to such Underlying Securities; provided, however, that the Administrative Agent shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.3 notwithstanding any such termination.

     Section 7.2.  Trustee to Act;  Appointment  of Successor.  On and after the
                   ------------------------------------------
time an Administrative Agent, if any, specified in the applicable Series Supplement receives a notice of termination pursuant to Section 7.1, the Trustee shall be the successor in all respects to the Administrative Agent in its capacity as Administrative Agent under this Agreement or the applicable Series Supplement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Administrative Agent (except for any representations or warranties of the Administrative Agent under this Agreement and except as otherwise provided herein or in the applicable Series Supplement) by the terms and provisions hereof, including the Administrative Agent's obligation, if any, to make Advances pursuant to Section 4.3; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make Advances, then the Trustee shall not be obligated to make such Advances pursuant to Section 4.3; and provided further, that any failure to perform such duties or responsibilities caused by the Administrative Agent's failure to provide information required by Section 7.1 shall not be considered a default by the Trustee as successor to the Administrative Agent hereunder. As compensation therefor, the Trustee shall be entitled to the amounts relating to the Underlying Securities of a given Series to which such Administrative Agent would have been entitled if the Administrative Agent had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates of such Series evidencing not less than the Required Percentage--Administrative Agent Termination of the aggregate Voting Rights, so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an Administrative Agent acceptable to the Rating Agency (such acceptance to be evidenced by satisfaction of the Rating Agency Condition with respect to such appointment) and having a net worth of not less than $15,000,000, as the successor to such Administrative Agent under this Agreement with respect to such Series in the assumption of all or any part of the responsibilities, duties or liabilities of such Administrative Agent under this Agreement with respect to such Series. The Trustee, the Depositor and any such successor Administrative Agent may agree upon the compensation to be paid with respect thereto; provided, however, that in no event shall such compensation be greater than the compensation payable to the Administrative Agent under this Agreement. No appointment of a successor Administrative Agent under this
Agreement shall be effective until the assumption by the successor Administrative Agent of all the responsibilities, duties and liabilities placed on the Administrative Agent hereunder and under the related Series Supplement. Pending appointment of a successor Administrative Agent under this Agreement, the Trustee shall act in such capacity as and to the extent hereinabove provided.

     Section  7.3.  Notification  to  Certificateholders.   (a)  Upon  any  such
                    ------------------------------------
termination pursuant to Section 7.2 or appointment of a successor Administrative Agent, the Trustee shall give prompt written notice thereof to Certificateholders of the affected Series in the manner provided in Section 10.5.

     (b) Within 60 days after the occurrence of any Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to any Series, the Trustee shall transmit by mail to all Certificateholders of such Series notice of each such Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event which is known to the Trustee, unless such Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event shall have been cured or waived.

     Section 7.4. Waiver of  Administrative  Agent  Termination  Events.  Unless
                  -----------------------------------------------------
otherwise provided in the applicable Series Supplement, the Holders of Certificates of the related Series evidencing not less than the Required Percentage--Waiver of the aggregate Voting Rights may, on behalf of all Certificateholders of such Series, (i) if so provided in the applicable Series Supplement, waive compliance by the Depositor, the Trustee or the Administrative Agent, if any, with certain restrictive provisions of this Agreement as set forth in such Series Supplement prior to the time such compliance is required and (ii) waive any Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to such Series; provided, however, that an Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to such Series regarding the failure to distribute, in accordance with the terms of this Agreement, amounts received with respect to any Underlying Security or any such event with respect to such Series in respect of a covenant or provision of this Agreement the modification or amendment of which would require the consent of the Holders of all outstanding Certificates of such Series, may be waived only by all the Certificateholders of such Series. Upon any such waiver of an Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event with respect to such Series, such Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Administrative Agent Termination Event or event which but for lack of notice or passage of time or both would constitute an Administrative Agent Termination Event or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
                             ----------------------

     Section 8.1. Duties of Trustee;  Notice of Defaults. (a) The Trustee, prior
                  --------------------------------------
to the occurrence of an Administrative Agent Termination Event or Event of Default with respect to any Series and after the curing of all such Administrative Agent Termination Events or Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the related Series Supplement. During the period an Administrative Agent Termination Event or Event of Default with respect to any Series shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Depositor, Administrative Agent, if any, and Certificateholders.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) prior to the occurrence of an Administrative Agent Termination Event or Event of Default with respect to any Series, and after the curing of all such Administrative Agent Termination Events or Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

          (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of a given Series (or Class or group of Classes within such Series) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

          (iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of an Administrative Agent, if any, appointed pursuant to the applicable Series Supplement, under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, such an Administrative Agent in accordance with and only to the extent provided in this Agreement;

          (v) except for actions expressly authorized by this Agreement, the Trustee shall take no actions reasonably likely to impair the interests of a Trust in any Underlying Security now existing or hereafter acquired or to impair the value of any Underlying Security now existing or hereafter acquired;

          (vi) except as expressly provided in this Agreement, the Trustee shall not engage in any activity other than those required or authorized by the terms of this Agreement. In particular, after the Closing Date the Trustee shall not purchase or otherwise acquire any additional securities, modify or permit the modification of any Trust Asset or otherwise vary the investment of the Certificateholders or incur or modify any obligations with respect to any Series, (i) except as expressly required or permitted by the terms of this Agreement or (ii) unless the Trustee obtains, at the expense of the Certificateholders, an Opinion of Counsel to the effect that such acquisition, incurrence or modification will not cause the applicable Trust (unless otherwise indicated in a related Series Supplement) to fail to be classified as a grantor trust for federal income tax purposes; and

          (vii) in the event that the Paying Agent or the Certificate Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or Certificate Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required.

     (d) The Trustee shall have the legal power to exercise all of the rights, powers and privileges of holders of the Underlying Securities in which the Certificates evidence an interest. However, neither the Trustee (except as specifically provided herein or in the TIA) nor the Depositor shall be under any obligation whatsoever to appear in, prosecute or defend any action, suit or other proceeding in respect of Underlying Securities or Certificates.

     (e) Neither the Trustee nor the Depositor shall have any obligation on or with respect to the Underlying Securities, except as provided in this Article VIII with respect to the Trustee; and their respective obligations with respect to Certificates shall be solely as set forth in this Agreement and the applicable Series Supplement.

     (f) If there is an event of default (as defined in the indenture or other document pursuant to which the Underlying Securities were issued) with respect to any Underlying Security and such default is known to the Trustee, the Trustee shall promptly give notice to the Depositary or, if the Certificates are Definitive Certificates, directly to Holders thereof as provided in Section 10.5 hereof (and in the manner and to the extent provided in TIA Section 313(c)) and the Rating Agencies within 30 days after such event of default occurs. Such notice shall set forth (i) the identity of the Underlying Securities, (ii) the date and nature of such default, (iii) the face amount of the obligation to which such default relates, (iv) the identifying numbers of the Series and Class of Certificates, or any combination, as the case may be, evidencing the obligations (or portions thereof) described above in clause (iii), and (v) any other information which the Trustee may deem appropriate.

     (g) Holders of Certificates shall have no recourse against the Depositor or the Trustee for payment defaults on the Underlying Securities.

     Section 8.2. CERTAIN MATTERS AFFECTING THE TRUSTEE. (a) Except as otherwise
                  -------------------------------------
provided in Section 8.1:

          (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

          (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Administrative Agent Termination Event or Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs;

          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of an Administrative Agent Termination Event hereunder and after the curing of all Administrative Agent Termination Events which may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing to do so by Holders of the Required Percentage--Direction of Trustee of the aggregate Voting Rights of the affected Series (or Class or Classes within any such Series), as specified by the applicable Series Supplement;
     provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

          (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and shall not be liable for such persons' actions if it has selected such persons with reasonable care; and

          (vii) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in any Certificate Account or Reserve Account at the direction of an Administrative Agent or the Depositor pursuant to Section 3.10.

     (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates of any Series (or Class within such Series), or the production thereof at the trial or other Proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

     Section 8.3.  Trustee Not Liable for Recitals in Certificates or Underlying
                   -------------------------------------------------------------
Securities.  The Trustee  assumes no  responsibility  for the correctness of the
----------
recitals contained herein and in the Certificates or in any document issued in connection with the sale of the Certificates (other than the signature and authentication on the Certificates). Except as set forth in Section 8.12, the Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates of any Series (other than the signature and authentication on the Certificates) or of any Underlying Security or related document. The Trustee shall not be accountable for the use or application by the Depositor or the Administrative Agent, if any, of any of the Certificates or of the proceeds of such Certificates.

     Section 8.4.  Trustee May Own  Certificates.  The Trustee in its individual
                   -----------------------------
capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

     Section 8.5. Trustee's Fees and Expenses; Indemnification;  Undertaking for
                  --------------------------------------------------------------
Costs.  (a) The Trustee  shall be entitled to receive  from the  Depositor or an
-----
affiliate of the Depositor as compensation for the Trustee's services hereunder, trustee's fees pursuant to a separate agreement between the Trustee and the Depositor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless the Trustee and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee shall notify the Depositor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The indemnities contained in this Section 8.5(a) shall survive the resignation or termination of the Trustee or the termination of this Agreement.

     (b) Failure by the Depositor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from any Trust, nor shall such failure release the Trustee from the duties it is required to perform under this Agreement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by any Trust and shall not constitute a claim against such Trust, but shall be borne by the Trustee in its individual capacity.

     (c) All parties to this Agreement agree, and each Holder of any Certificate by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Agreement, or in any Proceeding against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.5(c) shall not apply to:

          (i) any Proceeding instituted by the Trustee;

          (ii) any Proceeding instituted by any Holder, or group of Holders, in each case holding in the aggregate Outstanding Certificates representing more than 10% of the Voting Rights; or

          (iii) any Proceeding instituted by any Holder for the enforcement of the payment of principal, premium or interest on or after the respective due dates expressed in such Certificate and in this Agreement (or, in the case of redemption, on or after the redemption date).

     Section 8.6. Eligibility Requirements for Trustee. (a) The Trustee shall at
                  ------------------------------------
all times satisfy the requirements of TIA Section 310(a). The Trustee hereunder shall at all times be a corporation which is not an Affiliate of the Depositor (but may have normal banking relationships with the Depositor or any obligor with respect to the Underlying Securities with respect to such Series of Certificates and their respective Affiliates) organized and doing business under the laws of any State or the United States, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. Such corporation or association must have long term unsecured debt obligations rated in one of the four highest rating categories by the Rating Agency.

     (b) The Trustee shall comply with Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any Series Supplement under which other securities are outstanding evidencing ownership interest in obligations of the Underlying Securities Issuer if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 8.7.  Resignation  or Removal of the Trustee.  (a) The Trustee may,
                   --------------------------------------
with respect to any Series of Certificates, at any time resign and be discharged from any trust hereby created by giving written notice thereof to the Depositor, the Administrative Agent, if any, each Rating Agency and to all Certificateholders of such Series. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee for such Series by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to such Certificateholders and the Administrative Agent, if any, by the Depositor. If no such successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee for such Series.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Administrative Agent, if any, by the Depositor.

     (c) The Holders of Certificates of any Series representing the Required Percentage--Removal of Trustee of the aggregate Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact and duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Administrative Agent, if any, by the Depositor.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.8.

     Section 8.8.  Successor  Trustee.  (a) Any successor  trustee  appointed as
                   ------------------
provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder (either with respect to a given Series of Certificates or with respect to all Certificates issued under this Agreement), with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.6.

     (b) Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall transmit notice of the succession of such trustee hereunder to all Holders of Certificates and to the Rating Agency in the manner provided in Section 10.5.

     Section  8.9.  Merger or  Consolidation  of  Trustee.  Any  corporation  or
                    -------------------------------------
association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section  8.10.   Appointment  of  Co-Trustee  or  Separate   Trustee.   (a)
                      ---------------------------------------------------
Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust for a given Series may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of such Trust, and to vest in such Person or Persons, in such capacity, such title to such Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Administrative Agent Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 and no notice to Holders of Certificates of the appointment of co-trustee or co-trustees or separate trustee or trustees shall be required under Section 8.8. Notwithstanding anything contained herein to the contrary, the appointment of a co-trustee pursuant to this Section 8.10 shall not release the Trustee from the duties, obligations, responsibilities or liabilities arising under this Agreement.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to an Administrative Agent hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to a Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section  8.11.  Appointment  of Office or Agency.  As specified in a Series
                     --------------------------------
Supplement, the Trustee shall appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for the final distribution with respect thereto, and where notices and demands to or upon the Trustee in respect of the Certificates of the related Series and this Agreement may be served.

     Section  8.12.  REPRESENTATIONS  AND  WARRANTIES  OF  TRUSTEE.  The Trustee
                     ---------------------------------------------
represents and warrants that:

          (i)  the  Trustee  is duly  organized,  validly  existing  and in good
     standing  under  the  laws  of  its   jurisdiction  of   incorporation   or
     association;

          (ii) neither the execution nor the delivery by the Trustee of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will violate its charter documents or by-laws;

          (iii) the Trustee has full power, authority and right to execute, deliver and perform its duties and obligations as set forth herein and in each Series Supplement to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

          (iv) this Agreement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section  8.13.  Trustee to Act Only in  Accordance  With This  Agreement or
                     -----------------------------------------------------------
Pursuant to Instructions of Certificateholders. The Trustee shall only take such
----------------------------------------------
action or shall refrain from taking such action under this Agreement as directed pursuant to a specific provision of this Agreement or, if required hereunder, by all the Certificateholders, and the Trustee shall not otherwise act in respect of a Trust; provided, however, that the Trustee shall not be required to take any such action if it reasonably determines, or receives, at the expense of the Certificateholders, an Opinion of Counsel (with copies thereof delivered to the Certificateholders and the Depositor) to the effect that such action is inconsistent with the purpose of such Trust set forth in Section 2.7 or contrary to the terms hereof.

     Section  8.14.  Accounting  and  Reports  to  Certificateholders,  Internal
                     -----------------------------------------------------------
Revenue  Service and Others.  The Trustee  shall (a)  maintain the books of each
---------------------------
Trust on a calendar year basis on the accrual method of accounting, (b) after the close of each calendar year, deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information for such year as may be required to enable each Certificateholder to prepare its federal income tax returns, (c) as specifically directed in writing by the Depositor, file such tax returns relating to each Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain such Trust's characterization as other than an association taxable as a corporation for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 4.4 with respect to income or distributions to Certificateholders.

     Section 8.15. Signature on Returns.  Except as required by law, the Trustee
                   --------------------
shall sign on behalf of the Trust any and all tax returns of such Trust presented to it by the Depositor in final execution form.

                                   ARTICLE IX

                                   TERMINATION
                                   -----------

     Section 9.1.  Termination  upon Purchase or  Liquidation  of All Underlying
                   -------------------------------------------------------------
Securities.  (a) The  respective  obligations  and  responsibilities  under this
----------
Agreement of the Depositor, the Administrative Agent, if any, and the Trustee (other than the obligations of any such Administrative Agent to provide for and the Trustee to make distributions to Holders of the Certificates of any given Series as hereafter set forth) shall terminate upon the distribution to such Holders of all amounts held in all the Accounts for such Series or by an Administrative Agent, if any, and required to be paid to such Holders pursuant to this Agreement on the Distribution Date coinciding with or following the earlier to occur of (i) if and as provided in the Series Supplement for such Series, the purchase by, and at the sole option of, the Administrative Agent, if any, as provided in the Series Supplement for such Series, of all remaining Underlying Securities for such Series in the Trust for such Series on any
Distribution Date, provided that such option may be exercised only if the aggregate principal amount of such Underlying Securities at the time of any such purchase is less than 10% (or such other percentage as may be specified in such Series Supplement) of the aggregate principal amount of all Underlying Securities deposited in such Trust as of the applicable Cut-off Date and (ii) the final payment on or other liquidation (which may include redemption or other purchase thereof by the applicable Underlying Securities Issuer) (or any Advance with respect thereto) of the last Underlying Security remaining in the Trust for such Series or the disposition of all property acquired upon foreclosure or liquidation of any such Underlying Security; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     (b) The Administrative Agent shall exercise its option to purchase all the Underlying Securities remaining in the Trust pursuant to clause (i) of Section 9.1(a) not later than 91 days prior to the anticipated date of purchase of all such Underlying Securities, at a price as may be specified in the applicable Series Supplement; provided, however, that such price shall not be less than the then outstanding aggregate principal amount of such Underlying Securities as determined on the date of purchase. The proceeds of such purchase will be deposited into the Certificate Account and applied in the same manner and priority that collections on Underlying Securities would be applied as provided in the applicable Series Supplement.

     (c)  Written  notice of any  termination  shall be provided as set forth in
Section 10.5.

     (d) Upon presentation and surrender of the Certificates by the Certificateholders on the Final Scheduled Distribution Date, or the Distribution Date coinciding with or next following the earlier to occur of the occurrences specified in clauses (i) and (ii) of Section 9.1(a), with respect to the applicable Series of Certificates, the Trustee shall distribute to each Holder presenting and surrendering its Certificates (i) the amount otherwise distributable on such Distribution Date in accordance with Section 4.1 in respect of the Certificates so presented and surrendered, if not in connection with the purchase by an Administrative Agent or the Depositor of all the Underlying Securities or (ii) as specified in the applicable Series Supplement, if in connection with an Administrative Agent's purchase of all the remaining Underlying Securities. Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 9.1 and Section 4.1 hereof. Immediately following the deposit of funds in trust hereunder, the Trust for such Series shall terminate.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     Section  10.1.  Amendment.  (a) This  Agreement may be amended from time to
                     ---------
time by the Depositor and the Trustee without notice to or the consent of any of the Certificateholders for any of the following purposes: (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; (ii) to add or supplement  any  Credit  Support  for  the  benefit  of  any  Certificateholders
(provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an Opinion of Counsel, have a material adverse effect on the interests of any affected Series or Class of Certificateholders); (iii) to add to the covenants, restrictions or obligations of the Depositor, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders; (iv) to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement; (v) to comply with any requirements imposed by the Code; (vi) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than U.S. Bank National Association, as Trustee for a Series of Certificates, and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the separate Trusts hereunder by more than one Trustee, pursuant to the requirements of Section 5.1; (vii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Certificates of one or more Series or to add or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder, so long as (x) any such amendment described in (i) through (vii) will not, as evidenced by an Opinion of Counsel, cause the applicable Trust (unless otherwise specified in a related Series Supplement) to fail to qualify as a grantor trust for federal income tax purposes or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency rating such Certificates to reduce or withdraw the then current rating thereof; or (viii) to provide for the issuance of a new Series of Certificates pursuant to a Series Supplement issued hereunder pursuant to Sections 5.1 and 5.13.

     (b) Without limiting the generality of the foregoing, with respect to any Series this Agreement may also be modified or amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates representing the Required Percentage--Amendment of the aggregate Voting Rights of those Certificates to which such modification or amendment relates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or alter the timing of, payments received on Underlying Securities which are required to be distributed on any Certificate without the unanimous consent of the Holders of such Certificates, (ii) adversely affect in any material respect the interests of the Holders of any Series (or Class within such Series) of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Series or Class evidencing not less than the Required Percentage--Amendment of the aggregate Voting Rights of such Series or Class or (iii) reduce the percentage of aggregate Voting Rights required by (ii), as described in (ii), without the consent of the Holders of all Certificates of such Series or Class then Outstanding; and provided further that the Depositor shall furnish to the Trustee an Opinion of Counsel (unless otherwise indicated in a related Series Supplement) stating that, in the opinion of such counsel, any such amendment would not affect the characterization of the applicable Trust as a "grantor trust" for federal income tax purposes. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 10.1, Certificates registered in the name of the Depositor, or any Affiliate thereof, shall be entitled to Voting Rights with respect to matters affecting such Certificates; and provided further that in the event the Rating Agency Condition is not satisfied with respect to such modification or amendment, the Required Percentage--Amendment shall be increased to require an aggregate percentage of the aggregate Voting Rights in the amount specified, if any, in the applicable Series Supplement. Notwithstanding any other provision of this Agreement, this Section 10.1(b) shall not be amended without the unanimous consent of the Holders of all such Certificates.

     (c) Promptly after the execution of any such amendment or modification, the Trustee shall furnish a copy of such amendment or modification to each Certificateholder of the affected Series or Class and to the Rating Agency. It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Section 10.2.  Counterparts.  This Agreement may be executed simultaneously
                    ------------
in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.3. Limitation on Rights of Certificateholders.  (a) The death or
                   ------------------------------------------
incapacity  of  any  Certificateholder  shall  not  operate  to  terminate  this
Agreement   or  the  Trust,   nor   entitle   such   Certificateholder's   legal
representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the applicable Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of then.

     (b) No Certificateholder of a given Series shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of any Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder of a given Series shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Trustee a written notice of breach and of the continuance thereof and unless also the Holders of Certificates of such Series evidencing not less than the Required Percentage--Remedies of the aggregate Voting Rights of such Series shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and agreed that the Trustee shall not be obligated to make any investigation of matters arising under this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Certificateholders unless such Certificateholders have offered to the Trustee the reasonable indemnity referred to above. It is further understood and agreed, and expressly covenanted by each Certificateholder of each Series with every other Certificateholder of such Series and the Trustee, that no one or more Holders of Certificates of such Series shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates of such Series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of such Series. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section  10.4.  Governing  Law.  This  Agreement  shall be  governed by and
                     --------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 10.5. Notices. All directions,  demands and notices hereunder shall
                   -------
be in writing and shall be delivered as set forth in the applicable Series Supplement. Any notice required to be provided to a Holder of a Certificate shall be given by first class mail, postage prepaid, at the last address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

     Section  10.6.  Severability  of  Provisions.  If any  one or  more  of the
                     ----------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section  10.7.  Notice to Rating  Agency.  The  Trustee  shall use its best
                     ------------------------
efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) any change or amendment to this Agreement;

          (ii) the occurrence of any Administrative Agent Termination Event;

          (iii) the resignation or termination of an Administrative Agent, if any, or the Trustee;

          (iv) the appointment of a successor Trustee;

          (v) the repurchase or substitution of Underlying Securities, if any, pursuant to Section 2.3;

          (vi) the final payment to Holders of the Certificates of any Class;

          (vii)any change in the location of the Certificate Account; and

          (viii) any event that would result in the inability of the Trustee to make Advances.

     In addition, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 4.2 and the Administrative Agent, if any, or otherwise the Trustee shall promptly furnish to each Rating Agency copies of the following:

          (i) each annual statement as to compliance described in Section 3.15; and


          (ii) each annual independent public accountants' servicing report described in Section 3.16.

Any such notice pursuant to this Section shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to each Rating Agency at the address specified in the applicable Series Supplement.

     Section 10.8. Grant of Security  Interest.  It is the express intent of the
                   ---------------------------
parties hereto that each conveyance of any Underlying Securities by the Depositor to the Trustee be, and be construed as, a sale of the Underlying Securities by the Depositor and not a pledge of or grant of a security interest in any Underlying Securities by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, any Underlying Securities are held to be property of the Depositor, then; (1) it is the express intent of the parties that such conveyance be a pledge of or grant of a security interest in such Underlying Securities by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York, or such other State as may be specified in the related Series Supplement; (2) the conveyance provided for in Section 2.1 shall be a grant by the Depositor to the Trustee of a security interest in all the Depositor's right, title and interest in and to such Underlying Securities and all amounts payable to the holders of such Underlying Securities in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in the applicable Certificate Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be all the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to such Underlying Securities and the applicable Trust; and (4) notifications to persons holding such property, and acknowledgements, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgements, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall direct the Trustee, to the extent consistent with this Agreement, to take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Underlying Securities, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such for so long as any of the Underlying Securities remain outstanding. Without limiting the generality of the foregoing, the Trustee, upon receipt of such direction, shall file, or shall cause to be filed, all filings identified by the Depositor to be necessary to maintain the effectiveness of any original filings identified by the Depositor to be necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Underlying Securities, including (x) continuation statements and (y) such other statements as may be occasioned by (1) any change of name of the Depositor or the Trustee, (2) any change of location of the place of business, the chief executive office, or jurisdiction of organization of the Depositor or
(3) any transfer of any interest of the Depositor in any Underlying Security.

     Section 10.9.  Nonpetition Covenant.  Notwithstanding any prior termination
                    --------------------
of this Agreement, each of the Trustee (including any co-trustee), the Administrative Agent, if any, (including any Sub-Administrative Agent, Authenticating Agent, Calculation Agent, or Paying Agent) and the Depositor agrees that it shall not, until the date which is one year and one day after the earlier of a Trust Termination Event or the Final Scheduled Distribution Date, acquiesce, petition or otherwise invoke or cause the applicable Trust to invoke the process of the United States of America, any State or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government for the purpose of commencing or sustaining a case by or against the Trust under a Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or all or any part of the property or assets of the Trust or ordering the winding up or liquidation of the affairs of the Trust.

     Section  10.10.  No Recourse.  Provided that there exists no default on the
                      -----------
Underlying Securities, neither the Trustee (including any co-trustee), the Administrative Agent, if any (including any Sub-Administrative Agent, Authenticating Agent, Calculation Agent, or Paying Agent) nor the Depositor shall have any recourse to the Underlying Securities, except as specifically provided in the related Series Supplement.

     Section  10.11.  Article  and Section  References.  All article and section
                      --------------------------------
references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

     Section 10.12. Conflict with Trust Indenture Act.
                    ---------------------------------

     (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Agreement by any of the provisions of the TIA, such required provision shall control.

     (b) The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Agreement) are a part of and govern this Agreement, whether or not physically contained herein.

     IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                             STRUCTURED OBLIGATIONS CORPORATION



                                             By: /s/ Michael Martin
                                                --------------------------------
                                                Authorized Signatory



                                             U.S. BANK NATIONAL ASSOCIATION,
                                               as Trustee



                                             By: /s/ Vladimir Munoz
                                               ---------------------------------
                                               Authorized Signatory







* This reconciliation and tie shall not, for any purpose, be deemed to be part of the within agreement.